AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON JUNE 25 , 1998
------------------------------------------------------------------------------
FILE  NO.
---------
                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                               ----------------
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      MEDIWARE INFORMATION SYSTEMS, INC.
            (Exact name of Registrant as specified in Its Charter)

NEW  YORK                                7372                        11-2209324
(State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or            Classification Code Number)  Identification No.)
Organization)

           1121 Old Walt Whitman Road, Melville, New York 11747-3005
                                (516) 423-7800
   (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                  LES N. DACE
                     President and Chief Executive Officer
                      Mediware Information Systems, Inc.
                          1121 Old Walt Whitman Road
                         Melville, New York 11747-3005
                            Tel. No. (516) 423-7800
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                  Copies to:
JONATHAN  H.  CHURCHILL,  ESQ.                        RONALD L. GREENMAN, ESQ.
Winthrop,  Stimson,  Putnam  &  Roberts                        Tonkon Torp LLP
One  Battery  Park  Plaza                              1600  Pioneer  Tower
New  York,  New  York  10004-1490                          888 SW Fifth Avenue
Tel.  No.  212-858-1000                            Portland, Oregon 97204-2099
                                                       Tel.  No.  503-221-1440
                    _______________________________________
     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: _____
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement  for  the  same  offering.    ___________________


CALCULATION OF REGISTRATION FEE
Title of each class      Amount to be       Proposed maximum      Proposed maximum       Amount of
of securities to be      registered         offering price        aggregate offering    registration
registered                                  per unit              price                     fee
=====================    ===============    =================     ===================   ===========
Common Stock              469,595 Shares           N/A              $ 2,033,933             $600
=====================    ===============    =================     ===================   ===========


*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Based on the market value of securities being received computed as of the latest practicable date, which is June 16, 1998, the latest sale date.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section  8(a),  may  determine.

                     Subject to completion, June 25, 1998
                               INFORMEDICS, INC.
                                PROXY STATEMENT

                      MEDIWARE INFORMATION SYSTEMS, INC.
                                  PROSPECTUS

     This Proxy Statement/Prospectus is being furnished to the security holders of Informedics, Inc. ("Informedics"), an Oregon corporation, in connection with the solicitation of proxies by the Board of Directors of Informedics for use at the Special Meeting of Informedics shareholders to be held at ____ a.m. on _______, 1998, and at any and all adjournments thereof (the "Meeting").

     This Proxy Statement/Prospectus relates, among other things, to the proposed merger (the "Merger") between Informedics and Mediware Acquisition Corporation ("Mediware Acquisition"), a wholly owned subsidiary of Mediware Information Systems, Inc., a New York corporation ("Mediware" or the
"Company").  Pursuant to the  Merger,  Informedics  will  merge  into Mediware
 Acquisition and the holders of Informedics common stock, $.01 par value per share (the "Informedics Common Stock"), will receive one share of Common Stock, par value $.10 per share, of Mediware ("Mediware Common Stock") in exchange for 6.3 shares of Informedics Common Stock, pursuant to the Agreement and Plan of Merger dated as of December 18, 1997, as amended (the "Merger Agreement"), a copy of which is attached hereto as Annex A.

     The outstanding shares of Mediware Common Stock are, and the shares of Mediware Common Stock to be offered pursuant to this Prospectus will upon notice of issuance be, listed on The Nasdaq SmallCap Market ("Nasdaq") under the symbol "MEDW". The last reported sale price of Mediware Common Stock on Nasdaq on _________, 1998 was $_____ per share and on December 18, 1997, the last trading day preceding the public announcement of the Merger, the last
reported  sale  price  of  Mediware  Common  Stock  was  $10    per  share.

     Mediware has filed a Registration Statement on Form S-4 (such Registration Statement and all exhibits relating thereto and any amendments thereof, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with the Securities and Exchange Commission, covering shares of Mediware Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus also constitutes the prospectus of Mediware filed as part of the Registration Statement relating to up to 469,595 shares of Mediware Common Stock to be issued pursuant to the Merger.

     All information contained in this Proxy Statement/Prospectus with respect to Mediware and Mediware Acquisition has been provided by Mediware. All information contained in this Proxy Statement/Prospectus with respect to Informedics has been provided by Informedics.

     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Informedics on or about ____________, 1998.

     SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION  NOR  HAS  THE SECURITIES  AND  EXCHANGE
                COMMISSION OR  ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE  ACCURACY OR  ADEQUACY  OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
      The date of this Proxy Statement/Prospectus is _____________, 1998

                             AVAILABLE INFORMATION
     Mediware is subject to the informational requirements of the Securities Exchange Act of 1934 ("1934 Act") and in accordance therewith files reports, proxy statements and other information (collectively, "1934 Act Reports") with the Securities and Exchange Commission (the "SEC"). Informedics is also subject to the informational requirements of the 1934 Act and in accordance therewith files 1934 Act Reports with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., and at certain of its regional offices at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois, 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates (1-800-SEC-0330). The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information and documents regarding Mediware and Informedics. Certain securities of Mediware are listed on The Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006-1506, and reports, proxy statements and other information concerning Mediware may be inspected at the offices of Nasdaq. Certain securities of Informedics are traded on the National Association of Securities Dealers, Inc. ("NASD") Bulletin Board, 1735 K Street, N.W., Washington D.C. 20006-1506, and reports, proxy statements and other information concerning Informedics may be inspected at the offices of the NASD.

     This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement of which this Proxy Statement/Prospectus is a part, and which Mediware has filed with the SEC under the Securities Act. Reference is made to such Registration Statement for further information with respect to Mediware and Informedics and the securities of Mediware offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC or attached as an annex hereto.

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
SUMMARY                                                                      6
   General                                                                   6
   The Companies                                                             6
      Information  About  Mediware  Information  Systems,  Inc.              6
      Information  About  Mediware  Acquisition                              6
      Information  About  Informedics,  Inc.                                 7
   Meeting of Informedics Shareholders, Vote Required and Certain Holdings   7
   The  Merger                                                               8
      Basic  Terms  of  Merger  Agreement                                    8
      Conversion  of  Informedics  Common  Stock                             8
   Reasons  for  the  Merger                                                 8
   Recommendation  of  Informedics  Board  of  Directors                     8
   Conditions  to  the  Merger                                               8
   Effective  Date  of  the  Merger                                          8
   Right  to  Terminate                                                      9
   Mediware  Common  Stock                                                   9
   Accounting  Treatment                                                     9
   Certain  Federal  Income  Tax  Consequences                               9
   Regulatory  Requirements                                                  9
   Dissenting  Shareholders'  Appraisal  Rights                              9
   Resale  of  Mediware  Common  Stock                                      10
   Exchange  of  Certificates                                               10
   Interests  of  Certain  Persons  in  the  Merger                         10
   Comparative  Share  Data                                                 11
   Current Market Value and Market Value as of Announcement Date            12
RISK  FACTORS                                                               13
   Past  Operating  Losses                                                  13
   Significant  Indebtedness  and  Restrictive  Covenants                   13
   Need  for  Additional  Financing                                         13
   Variability  of  Operating  Results                                      13
   Market  Acceptance  of  new  WORx  Product                               14
   High  Volatility  of  Stock  Price                                       14
   Risks  Relating  to  Corporate  Transactions  and  the  Merger           14
   Competition                                                              14
   Technological Obsolescence; Continual Need for Successful
   Marketing and Acceptance of New Products                                 15
   Product  Protection                                                      15
   Government  Regulation                                                   15
   Year  2000                                                               16
   Dependence  Upon  Key  Employees                                         16
   Management  of  Growth                                                   16
   Hospital  Purchase  Procedures                                           16
   Nasdaq  Listing  Requirement                                             17
   Risks  Associated  with  International  Operations                       17
   No  Dividends                                                            17
   Shares  Eligible  For  Future  Sale                                      17
   Authorized  Preferred  Stock                                             17
INTRODUCTION                                                                18
BACKGROUND AND REASONS FOR THE MERGER AND RELATED MATTERS                   18
   Background of Informedics' and Mediware's Activities
    Leading to the Merger                                                   18
   Informedics'  Reasons  for  the  Merger                                  21
   Mediware's  Reasons  for  the  Merger                                    21
   Recommendation  of  Informedics  Board                                   23
DESCRIPTION  OF  THE  MERGER  AND  THE  MERGER  AGREEMENT                   23
   Effective  Date  and  Consequences                                       23
   Basic  Terms  of  Merger  Agreement                                      24
      Conversion  of  Informedics  Common  Stock                            24
      Cancellation  of  Informedics  Options                                24
   Description  of  Common  Stock  of  Mediware                             25
   Exchange  Procedure                                                      25
   Other  Aspects  of  the  Merger  Agreement                               26
      Certain  Covenants  of  Informedics                                   26
      Certain  Covenants  of  Mediware  and  Mediware  Acquisition          26
      Limitations  on  Other    Offers                                      27
   General                                                                  27
   Termination  of  the  Merger  Agreement                                  28
   Certain  Fees  and  Expenses                                             29
   Resale  of  Mediware  Common  Stock                                      29
MEETING  OF  INFORMEDICS  SHAREHOLDERS                                      29
   Date,  Time,  Place                                                      29
   Purpose  of  the  Meeting                                                29
   Vote  Required;  Shares  Entitled  to  Vote                              30
   Solicitation  of  Proxies                                                30
   Voting  and  Revocation  of  Proxies                                     30
   Dissenters'  Rights  of  Appraisal                                       31
   Principal  Shareholders                                                  31
   Interests  of  Certain  Persons  in  the  Merger                         32
UNAUDITED  PRO  FORMA  CONDENSED  COMBINED  FINANCIAL  STATEMENTS           35
FORWARD-LOOKING  STATEMENTS                                                 38
INFORMATION  ABOUT  MEDIWARE  INFORMATION  SYSTEMS,  INC.                   38
   General  Description  of  Mediware                                       38
      Blood  Bank                                                           39
      Pharmacy                                                              39
      Surgical  Suites                                                      39
   Description  of  Mediware's  Business                                    40
      Product  Lines                                                        40
      Sales  and  Marketing                                                 43
      Software  Support  and  Hardware  Maintenance  Services               43
      Competition                                                           43
      Copyright,  Patents  and  Trade  Secrets                              44
      Government  Regulation                                                44
      Miscellaneous                                                         45
      Employees                                                             45
      Legal  Proceedings                                                    46
   Properties                                                               46
MEDIWARE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS                                       46
   Liquidity  and  Capital  Resources                                       46
   Material  Changes in Results of Operations: Three and Nine
    Months Ended March 31, 1998 Compared to Three and Nine
    Months Ended March 31, 1997                                             48
   Material Changes in Results of Operations: Fiscal 1997 vs. Fiscal 1996   49
   New  Accounting  Standards                                               51
DESCRIPTION  OF  MEDIWARE  COMMON  STOCK                                    52
   General                                                                  52
   Transfer  Agent                                                          53
   Resale  of  Mediware  Common  Stock  by  Affiliates                      53
   Market  for  Mediware  Common  Stock                                     53
INFORMATION  ABOUT  MEDIWARE  ACQUISITION                                   54
INFORMATION  ABOUT  INFORMEDICS,  INC.                                      54
   Description  of  Informedics'  Business                                  54
      General                                                               54
      Description  of  Informedics'  Products                               55
      Distribution  of  Products                                            56
      Competition                                                           56
      Backlog                                                               57
      Protection  of  Proprietary  Software                                 57
      Regulatory  Compliance                                                57
      Software  Development  Costs                                          58
      Export  Sales                                                         58
      Employees                                                             58
   Properties                                                               58
   Informedics'  Market  Price  and  Dividend  Information                  58
INFORMEDICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF ITS
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                               59
   Highlights                                                               59
   Results of Operations - Material Changes:  Six months
    ended April 30, 1998 vs.six  months  ended  April  30,  1997            60
   Results of Operations-Material Changes: Fiscal 1997 vs. Fiscal 1996      61
   Liquidity  -  Capital  Resources                                         61
   Prospective  Accounting  Change                                          62
COMPARATIVE  RIGHTS  OF  SHAREHOLDERS  OF  MEDIWARE  AND  INFORMEDICS       62
   General                                                                  62
   Business  Combinations                                                   63
   Dissenting  Shareholders'  Appraisal  Rights                             63
   State  Takeover  Legislation                                             64
   Stockholder  Rights  Plans                                               65
   Amendments  to  Certificate  of  Incorporation                           65
   Amendments  to  By-laws                                                  66
   Preemptive  Rights                                                       66
   Dividend  Sources                                                        66
   Duration  of  Proxies                                                    67
   Shareholder  Action                                                      67
   Special  Shareholders  Meetings                                          67
   Removal  of  Directors                                                   68
   Number  of  Directors;  Vacancies  on  the  Board                        69
   Indemnification  of  Directors                                           70
   Limitation  of  Personal  Liability  of  Directors                       71
ACCOUNTING  TREATMENT                                                       71
CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES                                 72
   Continuity  of  Interest  Requirement                                    72
   "Substantially  All"  Requirement                                        73
   Assumptions  Made  by  Tax  Counsel;  Failure  of  the
    Merger to Qualify as a Tax-Free  Reorganization                         73
DISSENTING  SHAREHOLDERS'  APPRAISAL  RIGHTS                                74
EXPERTS                                                                     76
LEGAL  OPINIONS                                                             76
INDEX  TO  FINANCIAL  STATEMENTS  OF  MEDIWARE
INFORMATION  SYSTEMS, INC. AND SUBSIDIARIES                                F-1
INDEX  TO  FINANCIAL  STATEMENTS  OF  INFORMEDICS,  INC.                   F-25
ANNEXES                                                                    A-1

                                    SUMMARY

     The following is a summary of certain of the information contained elsewhere in this Proxy Statement/Prospectus. This summary does not purport to be complete and reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein. Informedics shareholders are urged to carefully read this Proxy Statement/Prospectus, including the Annexes hereto.

GENERAL

     This Proxy Statement/Prospectus relates, among other things, to the proposed merger (the "Merger") between Informedics, Inc. ("Informedics"), an Oregon corporation, and Mediware Acquisition Corporation ("Mediware Acquisition"), a wholly owned subsidiary of Mediware Information Systems, Inc., a New York corporation (together with its subsidiaries, "Mediware" or the "Company"). Pursuant to the Agreement and Plan of Merger dated as of December 18, 1997, as amended on April 30, 1998 (the "Merger Agreement"), Informedics will merge into Mediware Acquisition and the holders of Informedics common stock, $.01 par value per share (the "Informedics Common Stock"), will receive one share of common stock, par value $.10 per share, of Mediware ("Mediware Common Stock") in exchange for 6.3 shares of Informedics Common Stock. The Merger Agreement is attached hereto as Annex A and is incorporated by reference in this Proxy Statement/Prospectus.

THE  COMPANIES

     INFORMATION  ABOUT  MEDIWARE  INFORMATION  SYSTEMS,  INC.

     Mediware develops, markets and supports stand-alone computer-based management information systems for use in various clinical departments of hospitals. The computer-based systems typically consist of computers, peripheral hardware (such as disk drives and printers), local area network ("LAN") hardware and software, and Mediware's proprietary software applications. The systems are designed to automate the data these departments provide to hospital management and thereby increase productivity, reduce operating costs, enhance revenues and improve quality assurance and patient care. These benefits are of critical importance to hospital administrators who face increasing financial and regulatory pressures. At present, Mediware offers systems for three different departments: the blood bank, the pharmacy and the surgical suite. The installed base of clinical information systems is approximately 1,000 customers. See "Information About Mediware Information Systems, Inc."

     Mediware was incorporated in 1980. Mediware's headquarters are Located at 1121 Walt Whitman Road, Melville, New York 11747, telephone
(516) 423-7800.

     INFORMATION  ABOUT  MEDIWARE  ACQUISITION

     Mediware Acquisition is a newly formed Oregon corporation and a wholly owned subsidiary of Mediware organized for the sole purpose of effecting the Merger. The mailing address for Mediware Acquisition is 1121 Walt Whitman Road, Melville, New York 11747, telephone (516) 423-7800.

     INFORMATION  ABOUT  INFORMEDICS,  INC.

     Informedics develops, markets and supports a line of stand-alone computer-based management information systems for use in the blood bank and clinical departments of hospitals. The computer-based systems typically consist of computers, peripheral hardware (such as disk drives and printers), LAN hardware and software, and Informedics' proprietary software applications. Informedics' products consist of a blood bank data management system, a pathology data management system, a healthcare information management network system, and a laboratory order entry and results reporting system.

     In addition to its laboratory products, Informedics designs and develops a Web-enabled software system which allows the multiple entities in a medical community, such as physician offices, hospital clinical and financial information systems and insurance companies, to connect their existing computer systems to a regional or wide-area network. Networking such disparate systems allows each of them to share administrative, medical/clinical and financial information for the purposes of managed care, repository, utilization and other such clinical applications as required.

     The mailing address of Informedics is 4000 Kruse Way Place, Bldg. 3, Suite 300, Lake Oswego, Oregon 97035 and the telephone number is (503) 697-3000. See "Information About Informedics, Inc."

MEETING  OF  INFORMEDICS  SHAREHOLDERS,  VOTE  REQUIRED  AND  CERTAIN HOLDINGS

     Time, Date and Place. The Meeting of Informedics shareholders will be held on ___________, 1998 at 10:00 a.m. at 4000 Kruse Way Place, Bldg. 3,
First  Floor  Conference  Room,  Lake  Oswego,  Oregon.

     Purpose of Meeting. At the Meeting the Informedics shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the Merger of Informedics into Mediware Acquisition.

     Record Date; Required Vote for the Merger. The record date for determining the Informedics shareholders entitled to notice of and to vote at the Meeting is ___________, 1998. Approval of the Merger requires the affirmative vote of the holders of a majority of the shares of Informedics Common Stock issued and outstanding and entitled to vote as of the close of business on the record date, with each holder being entitled to one vote per share. Abstentions and broker non-votes will have the same effect as no votes with respect to the approval of the Merger. As of June 1, 1998, 2,674,502 shares of Informedics
Common  Stock  were  issued  and  outstanding.    See  "Meeting of Informedics
Shareholders-Vote  Required;  Shares  Entitled  to  Vote."

     Beneficial Ownership by Directors and Executive Officers. As of June 1, 1998, Informedics directors and executive officers and their affiliates beneficially owned an aggregate of 556,511 shares (or approximately 18.7%) (which includes 301,463 options) of Informedics Common Stock. See "Meeting of Informedics Shareholders-Principal Shareholders."

THE  MERGER

     BASIC  TERMS  OF  MERGER  AGREEMENT

     Upon the date and time of filing of the Articles of Merger with the Secretary of State of the State of Oregon, Informedics will be merged with and into Mediware Acquisition, with Mediware Acquisition being the surviving corporation, and Informedics ceasing to exist as a separate entity. The holders of Informedics Common Stock will receive shares of Mediware Common Stock in exchange for their Informedics shares according to the exchange ratio set forth in the Merger Agreement and described below.

     CONVERSION  OF  INFORMEDICS  COMMON  STOCK

     On the Effective Date of the Merger, and on the terms described in the Merger Agreement, each issued and outstanding share of Informedics Common Stock, other than shares held by Dissenting Shareholders, (see "Dissenting Shareholders' Appraisal Rights"), will be converted into the right to receive
0.1587301 of a share of Mediware Common Stock (the ratio of Informedics Common Stock exchangeable for Mediware Common Stock being 6.3:1). See "Description of the Merger and the Merger Agreement" for further discussion. No fractional shares of Mediware Common Stock will be issued in the Merger. Instead, fractional shares of Mediware Common Stock will be rounded to the nearest whole number.

REASONS  FOR  THE  MERGER

     The reasons for the Merger are outlined under "Background and Reasons for the Merger and Related Matters."

RECOMMENDATION  OF  INFORMEDICS  BOARD  OF  DIRECTORS

     As set forth under "Background and Reasons for the Merger and Related Matters-Recommendation," the Board of Directors of Informedics believes the Merger is in the best interests of and is fair to all of its shareholders and recommends that the Informedics shareholders vote for the adoption and approval of the Merger. For a description of the interest of the Chairman of the Board of Directors of Informedics in the Merger, see "Meeting of Informedics Shareholders-Interests of Certain Persons in the Merger."

CONDITIONS  TO  THE  MERGER

     Consummation of the Merger is subject to the approval of the Merger Agreement by the requisite vote of Informedics shareholders and the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "Description of the Merger and the Merger Agreement-General."

EFFECTIVE  DATE  OF  THE  MERGER

     Subject to the terms and conditions of the Merger Agreement, the closing of the transactions contemplated by the Merger Agreement (the "Closing") will occur (i) as soon as practicable after the later to occur of (x) the date of the later of the Meeting or (y) the day on which the last condition set forth in the Merger Agreement shall have been fulfilled or waived or (ii) at such other time as the parties may agree. The date on which the Closing occurs is referred to as the "Closing Date." The Merger shall become effective at the time and date the Articles of Merger are filed with the Secretary of State of the State of Oregon (the "Effective Date"). See "Description of the Merger and the Merger Agreement-Effective Date and Consequences."

RIGHT  TO  TERMINATE

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date by mutual written consent of the parties. Either Informedics or Mediware may terminate the Merger Agreement if the Informedics shareholders fail to approve the Merger Agreement, if a court or other governmental body shall restrain, enjoin or prohibit the Merger, or if the Effective Date shall not have occurred by August 31, 1998. In addition, either Informedics or Mediware alone may terminate the Merger Agreement and abandon the Merger if conditions to such party's obligations to consummate the Merger under the Merger Agreement have not been satisfied prior to the time such condition can no longer be satisfied. See "Description of the Merger and the Merger Agreement-Termination of the Merger Agreement."

MEDIWARE  COMMON  STOCK

     Upon consummation of the Merger, shareholders of Informedics will receive
shares  of  Mediware  Common  Stock.    See "Description of the Merger and the
Merger  Agreement-Description  of  Common  Stock  of  Mediware."

ACCOUNTING  TREATMENT

     Mediware will account for the Merger under the purchase method of accounting. Application of this accounting treatment is dependent upon evaluation of the facts and circumstances existing at the time the Merger is consummated. See "Accounting Treatment."

CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES

     For federal income tax purposes, it is expected that no gain or loss will be recognized by Informedics shareholders upon the conversion of Informedics Common Stock into Mediware Common Stock. The federal income tax consequences set forth in this Proxy Statement/Prospectus are for general information only. See "Certain Federal Income Tax Consequences." SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

REGULATORY  REQUIREMENTS

     No federal or state regulatory requirement must be complied with or approval must be obtained in connection with the Merger.

DISSENTING  SHAREHOLDERS'  APPRAISAL  RIGHTS

     Holders of Informedics Common Stock who oppose the Merger and comply with the provisions of Sections 60.551 through 60.594 of the Oregon Business Corporation Act ("Oregon Act") are entitled to demand and receive in cash the fair value of their shares as determined pursuant to the Oregon Act. Informedics shareholders who wish to exercise this right must file a written objection to the Merger prior to the shareholder vote, must not vote in favor thereof, and must meet certain other conditions. Such shareholders will forfeit their right to a cash value payment if they do not comply with all statutory procedures and requirements. A more complete description of the procedure for perfecting dissenters' rights is set forth under "Dissenting Shareholders' Appraisal Rights" and in Sections 60.551 through 60.594 of the Oregon Act, which are attached hereto as Annex B.

RESALE  OF  MEDIWARE  COMMON  STOCK

     Shareholders of Informedics who may be deemed to control, be controlled by, or be under common control with Informedics as set forth in Rule 145 of the Securities Act ("Affiliates") at the time of the Meeting of Informedics shareholders will be subject to certain restrictions with respect to the resale of the shares of Mediware Common Stock received by them in the Merger. Shareholders of Informedics who are not Affiliates may resell the Mediware Common Stock acquired by them in connection with the Merger without restriction. The Chairman of the Board of Informedics has agreed to retain 18,320 shares of Mediware Common Stock, half the number of shares which he will receive in the Merger, for at least six months after the Merger. See "Description of the Merger and the Merger Agreement - Resale of Mediware Common Stock."

EXCHANGE  OF  CERTIFICATES

     As soon as practicable after the Effective Date, the Exchange Agent will send to each record holder of shares of Informedics Common Stock at the Effective Date a letter of transmittal for use in surrendering certificates. The Exchange Agent shall distribute to each former holder of Informedics Common Stock, upon surrender to the Exchange Agent of certificates for cancellation, together with a duly executed and properly completed letter of transmittal, a new certificate for shares of Mediware Common Stock, representing the number of whole shares of Mediware Common Stock into which the shares of Informedics Common Stock formerly represented by such certificate shall have been converted in the Merger (fractional shares of Mediware Common Stock being rounded to the nearest whole number). On the Effective Date each instrument representing Informedics Options shall be cancelled and either replacement options to purchase Mediware Common Stock or shares of Mediware Common Stock (rounded to the nearest whole number to avoid the issuance of fractional shares) shall be issued to the holders of Informedics Options. See "Description of the Merger and the Merger Agreement -Exchange Procedure." Beneficial owners of shares of Informedics Common Stock held of record by others should contact the record owners to provide appropriate instructions for surrender of certificates.

INTERESTS  OF  CERTAIN  PERSONS  IN  THE  MERGER

     The interest of the Chairman of the Board of Informedics in the Merger is summarized under "Meeting of Informedics Shareholders-Interests of Certain Persons in the Merger."

COMPARATIVE  SHARE  DATA

     The following table sets forth, for the periods indicated, the earnings, cash dividends declared and book value per common share data of both Mediware and Informedics. The information set forth below should be read in conjunction with the audited and unaudited financial statements of Mediware and Informedics which appear elsewhere in this Proxy Statement/Prospectus.

                                 NINE MONTHS ENDED   YEAR ENDED JUNE 30, 1997
                                  MARCH 31, 1998
                                -------------------  ------------------------
                                        (Unaudited)
PER MEDIWARE COMMON SHARE:
Basic Earnings per share        $              0.38  $                    0.42
Cash dividends declared                           0                          0
Book value (end of period) (1)  $              1.96  $                    1.29



                                  NINE MONTHS ENDED   YEAR ENDED JUNE 30, 1997
                                   MARCH 31, 1998
                                 -------------------  ------------------------
                                         (Unaudited)
Mediware-Informedics Pro Forma
Per Common Share Data:
Basic Earnings per share (2)     $              0.39  $                    0.30
Cash dividends declared                            0                          0
Book value                       $              1.74                          -


                                     NINE MONTHS      YEAR ENDED OCTOBER 31, 1997
                                   ENDED APRIL 30,
                                        1998
                                  -----------------   ---------------------------
                                        (Unaudited)
PER INFORMEDICS COMMON SHARE:
Basic earnings (loss) per share   $            0.13  $                      (0.49)
Cash dividends declared                           0                             0
Book value (end of period) (1)    $            0.05  $                      (0.10)



                                    NINE MONTHS ENDED   TWELVE MONTH PERIOD ENDED
                                     APRIL 30, 1998           JULY 31, 1997
                                   -------------------  --------------------------
                                           (Unaudited)
INFORMEDICS EQUIVALENT PRO FORMA
PER COMMON SHARE DATA (3):
Basic earnings per share (2)       $              0.06  $                     0.05
Cash dividends declared                              0                           0
Book value                         $              0.28                           -

     (1) The historical book value per common share is computed by dividing total stockholders'equity by the number of shares of common stock outstanding at the end of the period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock as of each of the periods presented.

     (2) Excludes a charge for in-process technology estimated to be approximately $5.3 million which will be charged to combined operations during the period in which the Merger is consummated.

     (3) The proforma combined per equivalent Informedics common share amounts are calculated by multiplying the combined pro forma per share amounts by the exchange ratio.

     For further information regarding Mediware Common Stock, see "Description of Mediware Common Stock." For further information regarding Informedics Common Stock see "Information About Informedics, Inc.Informedics' Market Price and Dividend Information."

CURRENT  MARKET  VALUE  AND  MARKET  VALUE  AS  OF  ANNOUNCEMENT  DATE

     The following table represents the closing prices of Mediware and Informedics Common Stock on December 18, 1997, the last trading date prior to December 19, 1997, the public announcement of the Merger, and on _________, 1998. Also shown below is the Informedics Equivalent Per Share Price, which is the last sale price of a share of Informedics Common Stock on December 18, 1997 and on ___________, 1998, multiplied by the exchange ratio of 6.3:1.

                    --------------------  -----------------------  -----------------------
DATE                MEDIWARE HISTORICAL   INFORMEDICS HISTORICAL   INFORMEDICS EQUIVALENT
                    PER SHARE             PER SHARE                PER
                    CLOSING PRICE         CLOSING PRICE            SHARE PRICE
                    --------------------  -----------------------  -----------------------

 December 18, 1997  $              10.25  $                1.3125  $                8.2688
 , 1998

                                 RISK FACTORS

     The shares offered hereby represent a speculative investment and involve a high degree of risk. Each prospective purchaser should carefully consider the following risks among other factors before making an investment in the shares offered hereby.

PAST  OPERATING  LOSSES

     For the fiscal years ended June 30, 1997 and 1996, the Company had operating revenues of $18,903,000 and $10,432,000, respectively, and net income of $2,081,000 and a net loss of $3,491,000, respectively. The Company had net earnings in only three of the last five fiscal years. Previous losses have been funded in part with proceeds from bridge financings, in connection with which the Company issued promissory notes and warrants to purchase Mediware Common Stock.

SIGNIFICANT  INDEBTEDNESS  AND  RESTRICTIVE  COVENANTS

     In connection with the Pharmakon acquisition by Digimedics, one of Mediware's subsidiaries (described more fully herein, see "Information About Mediware Information Systems, Inc. - General Description of Mediware" and "-Description of Mediware's Business"), Digimedics issued a promissory note to the seller of the acquired divisions, which, as amended, has been paid in quarterly installments of $150,000 since October 31, 1997 with the balance due November 30, 1998. The Company will require additional sources of liquidity to fund the balance of approximately $3.4 million due November 30, 1998 on the promissory note, as well as the $854,000 balance due on other promissory notes issued in bridge financings which are subordinated to this promissory note. The promissory note held by the seller of the acquired divisions is collateralized by all of the issued and outstanding capital stock of Digimedics and JAC (as defined below), the subsidiaries of the Company engaged in its pharmaceutical information business, and all of the assets of Digimedics. The promissory note is also guaranteed by the Company and restricts numerous corporate activities of the Company. See "Description of Mediware Common Stock."

NEED  FOR  ADDITIONAL  FINANCING

     The Company will require additional financing to fund its operations and plans for future growth. The Company's ability to arrange such financing and the cost of such financing are dependent upon numerous factors, including general economic and capital market conditions, regulatory developments, credit availability from banks or other lenders, investor confidence in the industry and the Company, the success of the Company's products, and provisions of tax and securities laws that are conducive to raising capital. There can be no assurance that financing will be available to the Company on acceptable terms or at all.

VARIABILITY  OF  OPERATING  RESULTS

     The Company expects its revenues and profitability to continue to fluctuate widely from quarter to quarter and, to a lesser extent, from year to year, because of the small number of information systems sold relative to the purchase price of the systems. Revenues, earnings and costs may also vary significantly from period to period and over a longer time frame depending upon the timing of deliveries, installation schedules, the product mix (i.e., proprietary software or non-proprietary software and hardware), variability of hospital decision cycles, length of time that the product has been available in the market, and the availability to hospitals of funding for capital expenditures.

MARKET  ACCEPTANCE  OF  NEW  WORX  PRODUCT

     The Company's Pharmacy Division has developed and introduced a new client server pharmacy system, WORx. While market acceptance of this product appears favorable at this time, there can be no assurance that actual sales will fulfill the Company's expectations.

HIGH  VOLATILITY  OF  STOCK  PRICE

     The market price of Mediware Common Stock may continue to be subject to high volatility and major positive or negative fluctuations in response to variations in financial results, the occurrence of material developments, prospective corporate transactions involving the Company and/or other companies in the healthcare computer-based information management system industry, or the expectation or change in expectation in the securities market of any of the foregoing. Regulatory changes or changes in the general condition of the economy or the financial markets could also adversely affect the market price of Mediware Common Stock. See "Description of Mediware Common Stock - Market for Mediware Common Stock."

RISKS  RELATING  TO  CORPORATE  TRANSACTIONS  AND  THE  MERGER

     In order to broaden product offerings, capture market share, improve profitability and capitalize on the consolidation trend in the hospital clinical computer-based management information system industry, the Company's business strategy includes growth through acquisitions and other transactions. The Company has an ongoing program of reviewing and considering corporate transaction possibilities. There can be no assurance that the Company will be able to identify or reach mutually agreeable terms with transaction candidates. Once completed, corporate transctions may involve a number of special risks, including initial reductions in operating results, diversion of management's attention, unanticipated problems or liabilities, difficulties in integrating additional business and reductions in reported earnings due to amortization of acquired intangible assets in the event that such transactions are made at levels that exceed the fair market value of net tangible assets. Some or all of these items could have a material adverse effect on the Company or its stock.

     The Company's strategy in completing the Merger discussed in this Prospectus/Proxy Statement includes the enhancement of the development and marketing of the IntraMed.net technology to be acquired from Informedics. There can be no assurance that the IntraMed.net technology can be brought to market successfully and in a timely fashion commensurate with the currently identified market opportunity.

COMPETITION

     Competition in the hospital computer software industry is intense. In sales of the Hemocare system, the Company currently competes principally with three substantially larger vendors of laboratory information systems that contain a blood bank subsystem. As stated elsewhere herein, Informedics is also a vendor of stand-alone blood bank systems. The Pharmacy Division competes with numerous companies, including some of the leading vendors of healthcare information systems. The competitors of the Surgiware Division
have  significantly  larger  installed  bases.    These  competitors  have
substantially greater technical, marketing, financial and other resources than the Company and have established reputations for success in developing and selling hospital information systems. There can be no assurance that the Company will be able to compete successfully in its markets. See "Information About Mediware Information Systems, Inc. - Description of Mediware's Business
- Competition."

TECHNOLOGICAL OBSOLESCENCE; CONTINUAL NEED FOR SUCCESSFUL MARKETING AND ACCEPTANCE OF NEW PRODUCTS

     The computer software industry is characterized by rapid and significant technological advances. These advances often result in partial or total obsolescence of programs within a short time. Consequently, it is necessary to enhance a system continuously and to modify it for use on new computer systems and in new technical environments. There can be no assurance that the Company will be able to develop or acquire new products or product updates at a rate sufficient to keep them competitive or that such new products or product updates will achieve market acceptance.

PRODUCT  PROTECTION

     The Hemocare and Digimedics systems are not patented but have been copyrighted. Certain features of the licensed Surgiware software are covered by a patent held by the licensor. To protect its propri-etary software, the Company relies upon the law of trade secrets, nondisclosure agreements with employees, and restrictions on disclosure and transferability incorporated into agreements with customers. Notwithstanding these safeguards, it is possible for competitors of the Company to obtain its trade secrets and to imitate its products. Furthermore, there can be no assurance that others will not independently develop software products similar to those developed or planned by the Company.

GOVERNMENT  REGULATION

     The adequacy of blood bank information management and record keeping is subject to inspection and review by the Food and Drug Administration ("FDA"). Hemocare, LifeLine, the Company and Informedics are subject to the jurisdiction of the FDA as devices, or suppliers of medical devices. The Company is currently complying with the FDA's notification requirements for a recent "recall" and is also currently preparing a response to an additional information request regarding a pre-market notification 510(k) submission. See "Information About Mediware Information Systems, Inc. - Description of Mediware's Business-Government Regulation". Informedics has recently submitted a response to an additional information request regarding a pre-market notification 510(k) submission related to its LifeLine product. If the response contains insufficient information, Informedics' ability to market the
LifeLine  product  may  be  adversely  affected.    See  "Information  About
Informedics, Inc. - Regulatory Compliance." The FDA has recently developed new design control guidelines which apply to blood bank information systems and to the inspection of vendors of such systems. The Company and Informedics have dedicated substantial time and resources in updating their internal quality systems to comply with these and other applicable guidelines and regulations, but cannot predict whether they will be fully in compliance with these guidelines or any future guidelines, regulations or inspection procedures. Non-compliance could have a material adverse effect on the Company's or Informedics' blood bank information system operations and their other clinical information systems. Also, although the FDA Modernization Act of 1997 does not appear on its face to contemplate regulation which would have a material adverse effect on the Company's or Informedics' blood bank information system operations, this legislation will expand the jurisdiction of the FDA and the Company and Informedics are unable to predict the effect of any resulting applicable future regulation. See "Information About Mediware Information Systems, Inc. - Description of Mediware's Business - Government Regulation" and "Information about Informedics, Inc. - Regulatory Compliance." Any of the Company's or Informedics' other activities could also become subject to Congressional or governmental agency efforts to establish or expand governmental agency jurisdiction.

YEAR  2000

     Informedics has determined that certain portions of its blood bank software do not currently meet the conditions for date protocol compliance in the Year 2000. A new version of software for the LifeLine product which Informedics expects will meet FDA and industry standards for Year 2000 compliance is expected to be released in the fall of 1998. Informedics' management estimates that Informedics may incur costs of as much as $300,000 associated with this release, including staffing levels, distribution costs, installation requirements and training, and with other Year 2000 compliance issues. However, there can be no assurance that actual costs will not exceed management's expectations, that the new version of software for the LifeLine produce will timely resolve Informedics' Year 2000 compliance issues, or that the financial condition or results of operations of Informedics or of Mediware, as the surviving company following the Merger, will not be substantially adversely affected.

DEPENDENCE  UPON  KEY  EMPLOYEES

     The success of the Company will depend, in part, on its continuing ability to attract and retain key employees. If the Company loses the services of its key employees, or if the Company is unable to attract and retain additional qualified personnel, its business could be materially adversely affected. On March 3, 1998, Tom Mulstay, Vice President and General Manager of the Hemocare blood bank division, tendered his resignation. Although the Company is actively recruiting to replace Mr. Mulstay, and is currently negotiating with Mr. Tortorici for the position, Mr. Mulstay's departure will disrupt the integration of Informedics post-Merger, as well as the ongoing management of the Company's blood bank division.


MANAGEMENT  OF  GROWTH

     The Company has experienced significant growth of its operations, which has placed, and is expected to continue to place, significant demands on the Company's managerial, technical, financial and other resources. Continued growth would require the Company to continue to invest in its financial and management information systems and to retain, motivate and effectively manage its employees. If the Company's management is unable to manage growth effectively, then the quality of the Company's products and services, as well as its business, financial condition and results of operations, could be materially and adversely affected.


HOSPITAL  PURCHASE  PROCEDURES

     Under  hospital  financial procurement procedures, the Company's products are treated as capital items. As such, the sale of new systems can be a lengthy and expensive process, requiring from six to eighteen months and approval at several levels of hospital management and is dependent on the availability of funds.

NASDAQ  LISTING  REQUIREMENT

     The Board of Directors of The Nasdaq Stock Market has changed its maintenance standards for listing on The Nasdaq SmallCap Market. The listing maintenance standards of Nasdaq include a requirement that a company satisfy either a net tangible assets, market capitalization or net income test. Mediware currently meets all three of these tests. However, after the Merger Mediware may meet only two of these tests. Although that will be sufficient at that time to maintain listing on Nasdaq, there can be no assurance that the Company, thereafter, will continue to meet the criteria for continued listing of Mediware Common Stock on The Nasdaq SmallCap Market. If this listing is terminated because of failure to meet the applicable criteria, the liquidity for Mediware Common Stock will be severely impaired in the absence of the development of a meaningful alternative.

RISKS  ASSOCIATED  WITH  INTERNATIONAL  OPERATIONS

     In June of 1996 the Company added a United Kingdom client base with the acquisition of JAC Computer Service, LTD. The Company also has installations in Canada. There are certain risks inherent in doing business on an international level, including regulatory limitations restricting or prohibiting the provision of the Company's services, unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political risks, fluctuations in currency exchange rates, technology export and import restrictions or prohibitions, delays from customs brokers or government agencies, and potentially adverse tax consequences resulting from operating in multiple jurisdictions with different tax laws.

NO  DIVIDENDS

     The Company has historically not paid dividends and has no present intention of paying cash dividends on the Mediware Common Stock. Future earnings,  if  any,  will  be  used  to finance the develop-ment and continued
expansion  of  its  business.    See  "Description  of  Mediware  Common
Stock-General."

SHARES  ELIGIBLE  FOR  FUTURE  SALE

     The holders of substantially all of the outstanding shares of Mediware Common Stock are free to sell their shares and/or in some instances have the right to have their shares included in one or more registration statements under the Securities Act. The possibility that substantial amounts of Mediware Common Stock may be sold in the public market may adversely affect prevailing market prices for Mediware Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

AUTHORIZED  PREFERRED  STOCK

     The Company is authorized to issue 10,000,000 shares of preferred stock, the terms of which may be fixed by the Board of Directors. The effects of any issuance of preferred stock upon the rights of holders of Mediware Common Stock could be negative, depending upon the terms of the preferred stock. Such effects might include: (a) reduction of the amount of funds otherwise available for, and restrictions on, the payment of cash dividends on Mediware Common Stock; (b) dilution of the voting power of Mediware Common Stock; (c) dilution of book value per share of Mediware Common Stock; and (d) inability to share in the assets of the Company upon liquidation until satisfaction of liquidation preferences of preferred stock.



                                 INTRODUCTION

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation by the Board of Directors of Informedics, Inc. ("Informedics") of proxies of the Informedics shareholders to be voted at the Special Meeting of shareholders of Informedics to be held on ____________, 1998 at 10:00 a.m. and at any and all adjournments thereof ("Meeting"). The Meeting will be held at 4000 Kruse Way Place, Bldg. 3, First Floor Conference Room, Lake Oswego, Oregon. This Proxy Statement/Prospectus and the enclosed form of proxy are being sent to shareholders of Informedics on or about __________, 1998.

           BACKGROUND AND REASONS FOR THE MERGER AND RELATED MATTERS

     The terms of the proposed Merger are the result of arms-length negotiations by representatives of Mediware and representatives of Informedics.

BACKGROUND  OF  INFORMEDICS'  AND  MEDIWARE'S ACTIVITIES LEADING TO THE MERGER

     In an effort to improve shareholder equity, the Informedics Board of Directors and management developed a strategy in 1989 to expand operations via acquisition and new product development. In connection with this strategy, Informedics purchased the StarPath pathology data management system in 1989 and the rights to market the StarQuality system in 1990. In late 1993, Informedics (then known as Western Star, Inc.) purchased all the assets of Informedics, Inc., a physician's office practice management software developer. The plan was to expand the company by offering software solutions to the growing healthcare market for managed care. Western Star changed its name to Informedics, Inc. in January 1994 and proceeded to develop software for managed care while also developing physician office practice management products.

     In 1993, the Informedics Board had discussions about enhancing shareholder value through company growth or by merging with a larger, more diversified company in the industry. The Board discussed the strategic advantage of a merger with Mediware and agreed that merger was a viable option. In January 1994, Informedics and Mediware discussed the possibility of combining the two companies but Mediware chose at that time to defer indefinitely any substantive conversation regarding the business combination.

     During a Board meeting in March 1994, the Informedics directors discussed the January 1994 meeting with Mediware and also decided not to take firm action at that time, concluding that Mediware was interested in purchasing only Informedics' blood bank system and not the pathology or practice management
systems.    Sale  of  the  blood  bank system alone did not match Informedics'
merger strategy and would leave Informedics without its flagship LifeLine product. However, it was discussed and agreed that merging Informedics into a larger, stronger company was a viable strategy but that the timing of such a merger would affect shareholder value.

     By 1995 Informedics had added a new managed care network software system to its blood bank, pathology and practice management systems. At that time Informedics began to experience increasing research and development investment and related expenses to develop the managed care software, losses associated with the practice management business, and additional costs of operating the blood bank software business in the FDA regulated environment. The FDA had impacted the market by regulating producers of blood bank software as medical device manufacturers, increasing the cost to operate in this industry. As a result of this regulation and other factors, Informedics reported losses on its continuing operations in the fiscal years ended 1995 through 1997.

     The Informedics Board and management began taking steps to reduce the losses and improve shareholders' equity. In an effort to address the costs of FDA regulation and to expand Informedics' operations, the Board decided at its January 1996 meeting to reorganize Informedics into two divisions. The laboratory products division would focus on the management of LifeLine and StarPath operations while the physician products group would pursue clinic and managed care network opportunities.


    By the middle of 1996, a number of mergers and acquisitions had occurred in the practice management software industry creating larger and stronger
competitors.    These  competitors  were  able  to  make larger investments in research  and development to keep their systems current in both technology and
functionality.    Based  on Informedics' declining sales in this market and to make Informedics more attractive to a strategic partner, the Board concluded that the best course of action was to sell off the practice management system
which  had  generated  a  loss  in  1996.    As  a result, in October 1996 the
ClinicManager System was sold and Informedics began reducing its overhead. Overall downsizing of Informedics to better match expenses to revenue and a focus on core products and competencies reduced Informedics operating loses for fiscal years 1996 and 1997.

     At the January 1997 Informedics Board meeting, the directors agreed to pursue more actively merging Informedics as a means of improving shareholder value. The directors agreed that based on the somewhat diversified healthcare markets in which Informedics operates, a potential merger partner could come from either the laboratory or managed care portion of the healthcare industry. As events developed, two healthcare software development companies expressed an interest in acquiring Informedics, and each engaged in preliminary discussions with Informedics regarding a business combination. Both of these companies had more interest in Informedics' IntraMed.net technology for managed care than in its flagship LifeLine blood bank system.

     In March of 1997, Joseph Delario, a Mediware director, contacted John Tortorici, President of Informedics, to discuss the possible combination of Mediware and Informedics and requested certain financial information to use as a basis for negotiating a valuation of Informedics. Mr. Tortorici provided such information the following day. As a result of continuing discussions between the companies, in April 1997 Informedics provided Mr. Delario with preliminary, pro-forma results for fiscal 1997 as a basis for negotiating a valuation of Informedics. Informedics' Board believed that there were more strategic benefits in pursuing a merger with Mediware than with other potential suitors. In addition, the Informedics Board believed that such a combination would yield a higher valuation for Informedics' shareholders.

     On April 30, 1997, Informedics directors John Tortorici and Richard Glaser met with Mediware representatives Joseph Delario and Peter Lerner in New York. The discussion centered on the merger of the two companies with a view to the potential valuations and the strategic benefits to both companies. The companies decided to have Informedics' financial information reviewed by accountants selected by Mediware.

     On May 7, 1997, Joel Barth from Richard A. Eisner & Company, LLP, Mediware's outside accounting firm, contacted Mr. Tortorici to discuss the potential structure of a merger. Mr. Tortorici presented the view that a tax-free merger would be the preferred transaction for the Informedics' shareholders, rather than a purchase of assets. Mr. Barth requested more detailed financial information which required the execution of a confidentiality agreement.

     On May 28, 1997, Tom Mulstay, at that time the Vice President and General Manager of the Hemocare Division, Mediware's blood bank software group, contacted Mr. Tortorici to discuss the confidentiality agreement and the strategic benefits and marketplace acceptance of a merger. Both companies agreed that this would be a beneficial combination in light of the FDA regulatory environment and the market saturation. It was believed that the combined customer bases of the companies and each company's reputation for quality products would offer the combined company the critical mass it would need to continue to compete effectively in the industry. Also on May 28, 1997, Mr. Barth requested more detailed accounting information.

     On June 2, 1997, Mr. Mulstay signed a confidentiality agreement and Dale Conner, Informedics' Chief Financial Officer at that time, provided Mr. Barth with the information he requested. Mr. Conner and Mr. Barth engaged in numerous conversations and, on June 11 and June 19, 1997, Mr. Conner provided additional information to Mr. Barth.

     In late June and early July 1997, Mr. Witcosky, a director of Informedics, began more detailed negotiations with Mr. Delario. The companies discussed whether the merger should be structured in a manner to be accounted for as a pooling of interests or as a purchase. Les Dace, Chief Executive Officer of Mediware, visited Informedics to meet Mr. Tortorici, discuss the merger and conduct initial due diligence. The discussions revolved around the short and long-term strategic benefits of combining the blood bank businesses of the two
companies.    Mr.  Dace reviewed some of the financial information provided to
Mr.  Barth  in  June  1997.    The parties discussed an exchange ratio of 4:1,
meaning that Informedics shareholders would therefore receive approximately 600,000 shares of Mediware Common Stock. During the week of July 21, 1997, the parties had several discussions regarding the Merger. The discussions culminated in the execution of a letter of intent on July 28, 1997.

     Following the execution of the letter of intent, during a period of approximately three months, several potential issues arose involving the FDA, Informedics' Year 2000 capability and Informedics' profitability. During this time the parties held extensive discussions regarding their concerns about these issues. On August 20, 1997, Mr. Witcosky met with Mr. Tortorici to review the terms of a draft Merger Agreement. On September 9, 1997, Mr. Witcosky spoke with Mr. Delario to discuss the status of the transaction. On September 19, 1997, the Informedics Board of Directors had a meeting to review and discuss the proposed transaction with Mediware. Included in the discussions were possible changes in the terms of the deal, including a change of the proposed exchange ratio of 4:1 to some other ratio. Between October 2, 1997 and October 23, 1997, Mr. Witcosky had multiple calls with Mr. Delario during which time they discussed changing the exchange ratio to approximately 6.3:1. Also during this time the parties resolved their concerns about FDA issues and Informedics' profitability, along with the integration of Informedics' IntraMed.net technology into Mediware's development plans.

     On December 17, 1997, Mr. Tortorici met with representatives of Mediware to discuss remaining issues regarding the Merger. The Merger Agreement was executed on December 19, 1997.

INFORMEDICS'  REASONS  FOR  THE  MERGER

     The Informedics Board believes that the combined company would have the potential for improved financial results and a competitive advantage resulting in improved shareholder value. The Board also believes that the following potential benefits of the Merger will contribute to the success of the combined company as well as benefiting the Informedics shareholders:

- IMPROVED COMPETITIVE POSITION. The greater revenue and reduced cost of sales of the combined company will allow it to meet competitive challenges from larger blood bank software suppliers.

- COMMERCIALIZATION OF INTRAMED.NET TECHNOLOGY. The combined company intends to develop a Web-enabled product, allowing for access to a clinical data repository regardless of computer platform, software application program or system. This product will integrate existing Mediware development programs with the IntraMed.net technology.

- MORE EFFICIENT SOFTWARE DEVELOPMENT CAPABILITY. Informedics believes that the combined company can improve the efficiency of the development of the FDA regulated products by combining development and regulatory resources of the two companies. The result will be a more competitive, full-featured blood bank software which could meet FDA regulations more cost effectively.

- EXPANDED DISTRIBUTION OPPORTUNITIES. The combined marketing resources of the two companies will allow the combined company broader access to the marketplace through both direct and business partner sales relationships.

- CUSTOMER BENEFIT. The customers are made up of hospital blood banks and transfusion centers that will enjoy better products developed with improved technology meeting FDA regulatory requirements.

- EMPLOYEE RECRUITMENT AND RETENTION. The combined company, with higher visibility and expanded operations, will provide greater career opportunities, allowing it to attract and retain skilled and qualified employees.

-      GREATER  FINANCIAL  RESOURCES.   The  combined  company  will  have the
financial resources to meet the demands of FDA regulation and to pursue market opportunities.

MEDIWARE'S  REASONS  FOR  THE  MERGER

     The shift to managed care is triggering the creation of broader, regional health care systems that can offer a full continuum of treatment. These powerful provider groups are seeking alliances with vendors who can meet their
growing  need  for  information  sharing.    The  radical  restructuring  and
re-engineering of healthcare delivery and insurance is creating the need for a fundamentally new healthcare information infrastructure.

     Informedics designs and develops a Web-enabled software system, IntraMed.net, which allows the multiple entities in a medical community, such as physician offices, hospital clinical and financial information systems and insurance companies, to connect their existing computer systems to a regional or wide-area network. Networking such disparate systems allows each of them to share administrative, medical/clinical and financial information for the purposes of managed care, repository, utilization and other such clinical applications as required. This Web-enabled software provides the ability to extract data from installed legacy computer systems and then store, download or manipulate the data.

     A customer for such a healthdata network is an Integrated Delivery System
(IDS), which must deal with the administrative problems associated with managed care. IDSs are being established throughout the nation. The IDSs are struggling to update, and make more flexible and more broadly available, departmental clinical and financial information via their older installed
legacy  information  systems.    The  IDSs'  emerging  information  system
requirements are varied, but include the need to (1) facilitate managed care plans through their ability to effectively integrate data associated with the patient, medical provider and insurance company in a seamless way, (2) become more efficient and cost effective in their delivery of clinical services through the consolidation of clinical departments, and (3) tie long-term care facilitates and home health services to the IDS local physician networks via information-system-based networks.

     Mediware currently addresses three markets, blood bank, pharmacy and the surgical suite, with the Hemocare, WORx and Surgiware products, respectively. The Company believes that Informedics' Web-enabling technology, when implemented and sold to current and future customers, will expand the reach of these clinical departments. The Company believes that the national growth of managed care, along with the related consolidations and integration of healthcare delivery, offers a significant opportunity for this Web technology. Web technology builds on Informedics' proven expertise in health care systems through the use of the IntraMed.net software. Mediware plans to apply this technology to its products in order to bring to market, sooner than would have otherwise been possible, and, to the extent possible, more rapidly than its competitors, enhancements to its products that will meet these new information system requirements.

     This Web technology, when applied with and sold into the combined blood bank, pharmacy and surgical suite customer base of Informedics and Mediware, would accomplish several key objectives for the Company. The Company believes that it would distinguish its organization as a leader in this new evolving technology for healthcare networks and allow the Company to redefine the way clinical information systems are developed, sold and used. Instead of competing solely as a system solution, the Company believes that it would be able to compete on a broader, newly emerging playing field of specialized clinical knowledge. Rapid market delivery would benefit current customers and further distinguish current product offerings as compared to the Company's competitors. Finally it would provide the integration of the Company's products and other disparate healthcare information systems products so that jointly the Company and Informedics can define an information delivery strategy that works for a IDS.

     In addition, the blood bank products of the Company and Informedics have similar operating profiles, which, when combined, is expected to allow for synergistic opportunities. These opportunities include one distribution source, market share strength, shared technology expertise and maintenance and support revenues.



RECOMMENDATION  OF  INFORMEDICS  BOARD

     THE BOARD OF DIRECTORS OF INFORMEDICS HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE INFORMEDICS SHAREHOLDERS VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

     In the course of its deliberations, the Informedics Board considered and discussed a number of other factors, including the following: (i) the terms of the Merger Agreement, including the circumstances under which the Merger Agreement could be terminated; (ii) information concerning Informedics' and Mediware's respective businesses, prospects, financial performances, financial conditions and operations; (iii) the market price of each company's Common Stock in the recent past; (iv) reports from management and legal advisors on the results of Informedics due diligence investigation of Mediware; (v) the requirements of a tax-free merger; (vi) the execution of an amended employment agreement and consulting agreement with Mr. Tortorici to be effective with the Merger; and (vi) information concerning the long-term strategy of Informedics as a separate entity.

     The Informedics Board also considered the following actual or potential material disadvantages of the Merger to Informedics and the Informedics
Shareholders: (i) the losses incurred by Mediware in three of the last five fiscal years; (ii) the price volatility of the Mediware Common Stock; (iii) the potential disruption of Informedics business that might result following announcement of the Merger; (iv) the risk that benefits sought by the Merger might not be obtained; and (v) other risks described under "Risk Factors."

     In view of the wide variety of both positive and negative factors that it considered, the Informedics Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors
considered.    After  careful  consideration  of  the  foregoing  factors,
Informedics' Board of Directors concluded and determined that the terms of the Merger, which were negotiated at arm's length as described in "-Background of Informedics' and Mediware's Activities Leading to the Merger" were fair to, and in the best interests of, Informedics and its shareholders.

     For a description of the interests of the Chairman of the Informedics Board of Directors in the Merger, see "Meeting of Informedics Shareholders-Interests of Certain Persons in the Merger."

              DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT

EFFECTIVE  DATE  AND  CONSEQUENCES

     Provided that all conditions to the consummation of the Merger contained in the Merger Agreement have been satisfied or waived, the Merger will become effective at the time and date that the Articles of Merger are filed with the Secretary of State of the State of Oregon (the "Effective Date"). It is anticipated that the filing of the Articles of Merger will take place as soon as practicable following the date of closing of the Merger Agreement ("Closing"). Subject to the terms and conditions of the Merger Agreement, the Closing will occur (i) as soon as practicable after the later to occur of (x) the date of the later of the Meeting or (y) the day on which the last condition set forth in the Merger Agreement shall have been fulfilled or waived or (ii) at such other time as the parties may mutually agree ("Closing Date"). Informedics and Mediware each have the right, but not the obligation, to terminate the Merger Agreement if the Effective Date does not occur on or before August 31, 1998.

     As of the Effective Date, Informedics will merge with and into Mediware Acquisition, with Mediware Acquisition continuing in existence as the surviving corporation. Mediware Acquisition shall possess all the rights, privileges, immunities, powers and purposes of Informedics and shall assume and become liable for all liabilities, obligations and penalties of Informedics. The directors and the officers of Mediware Acquisition at the Effective Date will be the directors and officers of the surviving corporation from the Effective Date until their successors are duly elected or appointed and qualified. The Articles of Incorporation of Mediware Acquisition in effect immediately prior to the Effective Date shall be the Articles of
Incorporation  of  the  surviving  corporation.    The  By-laws  of  Mediware
Acquisition in effect immediately prior to the Effective Date shall be the By-laws of the surviving corporation.

BASIC  TERMS  OF  MERGER  AGREEMENT

     CONVERSION  OF  INFORMEDICS  COMMON  STOCK

     On the Effective Date of the Merger, and on the terms described in the Merger Agreement, each issued and outstanding share of Informedics Common Stock (other than shares held by Informedics as treasury stock, which shall be cancelled ("Cancelled Shares"), and shares held by Dissenting Shareholders (see "Dissenting Shareholders' Appraisal Rights")), will be converted into the right to receive 0.1587301 of a share of Mediware Common Stock (at an exchange ratio of 6.3:1). No fractional shares of Mediware Common Stock will be issued in the Merger. Instead, fractional shares of Mediware Common Stock will be rounded to the nearest whole number.

     CANCELLATION  OF  INFORMEDICS  OPTIONS  AND  WARRANTS

     All options and warrants to acquire shares of Informedics Common Stock (collectively, "Informedics Options") that are outstanding and unexercised at the Effective Date and that are held by persons who are employees of Informedics prior to the Merger and who will continue as employees of Mediware Acquisition following the Merger ("Continuing Employees") shall automatically be cancelled in consideration for the issuance of replacement options to Continuing Employees with comparable vesting provisions to purchase Mediware Common Stock at the Exchange Ratio (rounded to the nearest whole number) at the exercise prices applicable to Informedics Options prior to the Merger.

     All Informedics Options which have vested that are outstanding and unexercised at the Effective Date and that are held by persons who will not be employees of Mediware Acquisition following the Merger ("Non-Continuing Employees") shall automatically be cancelled in a cashless exchange in consideration for the issuance of Mediware Common Stock to Non-Continuing Employees, with each Informedics Option to acquire one share of Informedics Common Stock being converted into an option to acquire 0.1587301 of a share of Mediware Common Stock, valuing the Mediware Common Stock at its closing price on the business day prior to the Effective Date and subtracting the exercise price to determine the net value, and dividing the net value by the closing price of Mediware Common Stock on the business day prior to the Effective Date to determine the number of Mediware Common Stock share equivalents to be received in the Merger (rounded to the nearest whole number per option holder to avoid the issuance of fractional shares).

     As of June 1, 1998, the following number of shares of Informedics Common Stock and Informedics Options were issued and outstanding: (i) 2,674,502 shares of Informedics Common Stock, (ii) Informedics Options to purchase 198,045 shares of Informedics Common Stock held by Continuing Employees and (iii) Informedics Options to purchase 252,446 shares of Informedics Common Stock held by Non-Continuing Employees.

DESCRIPTION  OF  COMMON  STOCK  OF  MEDIWARE

     The holders of Mediware Common Stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of Mediware Common Stock have no preemptive rights. Mediware has never paid dividends on its

     Common  Stock  and  has no present intention to pay cash dividends on its
Common  Stock.   Mediware  is  prohibited from paying dividends so long as the promissory note issued to Continental (as defined below) in the Acquisition (as defined below) remains outstanding (see "Mediware Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources").

EXCHANGE  PROCEDURE

     As soon as practicable after the Effective Date, the Exchange Agent will send to each record holder of shares of Informedics Common Stock at the Effective Date a letter of transmittal for use in surrendering certificates. The Exchange Agent shall distribute to each former holder of Informedics Common Stock, upon surrender to the Exchange Agent of certificates for cancellation, together with a duly executed and properly completed letter of transmittal, a new certificate for shares of Mediware Common Stock, representing the number of whole shares of Mediware Common Stock into which the shares of Informedics Common Stock formerly represented by such certificate shall have been converted in the Merger (fractional shares of Mediware Common Stock being rounded to the nearest whole number). On the Effective Date, each instrument representing Informedics Options shall be cancelled and either (i) a certificate representing replacement options to purchase Mediware Common Stock shall be issued to Continuing Employees or
(ii) the number of shares of Mediware Common Stock issuable to Non-Continuing Employees shall be issued to each such holder (in each case rounded to the nearest whole number to avoid the issuance of fractional shares).

     Until such shares of, or instruments representing the right to receive, Informedics Common Stock are surrendered, each such certificate and instrument (other than Cancelled Shares and shares held by Dissenting Shareholders) that immediately prior to the Effective Date represented shares of Informedics Common Stock or Informedics Options, as applicable, shall be deemed at and after the Effective Date to represent only the right to receive the number of shares of, or options representing the right to receive, Mediware Common Stock, as the case may be. The holder of each such share or instrument shall cease to have any rights with respect to the shares of Informedics Common
Stock or Informedics Options. The holder thereof will not be entitled to receive certificates representing shares of, or options representing the right to receive, Mediware Common Stock, until such holder's certificate(s) for, or instruments representing the right to receive, Informedics Common Stock has been surrendered (or, if missing, otherwise documented).

     Beneficial owners of shares of Informedics Common Stock held of record by others should contact the record owners to provide appropriate instructions for surrender of such certificates.

OTHER  ASPECTS  OF  THE  MERGER  AGREEMENT

     CERTAIN  COVENANTS  OF  INFORMEDICS

     Informedics has agreed that, during the period prior to the Effective Date (except as expressly permitted by the Merger Agreement or to the extent that Mediware shall otherwise agree), Informedics will (i) subject to the fiduciary duties of the Board of Directors as advised in writing by counsel, carry on its business only in the ordinary course consistent with past practice; (ii) not declare or pay any dividend or other distribution in respect of its capital stock; (iii) not redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock; (iv) not amend its Articles of Incorporation or Bylaws; (v) not issue, or agree to issue, any shares of its capital stock, or any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any such shares; (vi) not combine, split or otherwise reclassify any shares of its capital stock; (vii) subject to the fiduciary duties of the Board of Directors as advised in writing by counsel, use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with customers and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Date;
(viii) not adopt or amend any benefit plan, increase the salary or other compensation payable to its employees or enter into any agreement to do so, with certain exceptions; (ix) promptly advise Mediware of the commencement of, or threat of, any material claim, action, suit, proceeding or investigation against, relating to or involving Informedics or its directors, officers, employees, agents or consultants; (x) maintain insurance policies; (xi) not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any Informedics Common Stock or any material assets of Informedics without giving Mediware the right of first refusal; (xii) make all required SEC filings; (xiii) not breach any material provision of or default under any material contract; and (xiv) promptly notify Mediware of any material problem with any employee, customer, supplier, if any key employee leaves Informedics or if any material customer terminates its relationship with Informedics. In addition, Informedics has agreed that, during the period prior to the Effective Date (except as expressly permitted by the Merger Agreement or to the extent that Mediware shall otherwise agree), Informedics will not (a) make any capital expenditures individually in excess of $50,000 or in excess of $100,000 in the aggregate; (b) enter into or terminate any lease of, or purchase or sell, any real property; (c) lease any personal property individually in excess of $25,000 annually or in the aggregate in excess of $50,000 annually; (d) incur or guarantee any additional indebtedness except drawdowns on its line of credit and in the ordinary course of business;
(e) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets; or (f) enter into any agreement to do any of the foregoing. The Merger Agreement contains numerous representations and warranties on the part of Informedics which are customary in acquisitions.

     CERTAIN  COVENANTS  OF  MEDIWARE  AND  MEDIWARE  ACQUISITION

     Mediware has agreed that, during the period prior to the Effective Date (except as expressly permitted by the Merger Agreement or to the extent that Informedics shall otherwise agree), Mediware will (i) subject to the fiduciary duties of the Board of Directors, as advised in writing by counsel, carry on its business only in the ordinary and course consistent with past practice;
(ii) not declare or pay any dividend or other distribution in respect of its capital stock; (iii) not redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock; (iv) not amend its Certificate of Incorporation or Bylaws; (v) not issue, or agree to issue, any shares of its capital stock, or any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any such shares, with certain exceptions; (vi) not combine, split or otherwise reclassify any shares of its capital stock; (vii) not sell or pledge, or agree to sell or pledge, any shares of the capital stock of its subsidiaries; (viii) promptly advise Informedics of the commencement of, or threat of, any material claim, action, suit, proceeding or investigation against, relating to or involving Mediware or its subsidiaries or their directors, officers, employees, agents or consultants; (ix) subject to fiduciary duties, not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of Mediware or its subsidiaries without notice to Informedics;
(x) not adopt or amend any benefit plan, increase the salary or other compensation payable to the employees of Mediware or its subsidiaries or enter into any agreement to do so, with certain exceptions; (xi) subject to the fiduciary duties of Mediware's Board of Directors, as advised in writing by counsel, use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with customers and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Date; (xii) make all required SEC filings; (xiii) not breach any material provision of or default under any material contract; (xiv) promptly notify Informedics of any material problem with any employee, customer, supplier, if any key employee leaves Mediware or if any material customer terminates its relationship with Mediware or a subsidiary; and (xv) maintain insurance policies. The Merger Agreement contains numerous representations and warranties on the part of Mediware which are customary in acquisitions.

     LIMITATIONS  ON  OTHER    OFFERS

     Informedics has agreed not to, and not to permit any officer, agent or representative of Informedics to, solicit or accept any offers or solicit or initiate any discussion or negotiations with, participate in any negotiations with or provide any information to or otherwise cooperate in any way with, or facilitate or encourage any effort or attempt by any corporation, partnership, persons or group (other then Mediware and its directors, officers, employees, representatives and agents) concerning any merger, sale of assets, sale of shares of capital stock or any similar transaction involving Informedics or its business. If this provision is violated or if any person becomes a beneficial owner of 10% or more of Informedics Common Stock and discloses its opposition to the Merger or accomplishes a merger, sale of assets, sale of shares of capital stock or similar transaction involving Informedics or its business, Informedics would be required to pay to Mediware the fees and expenses paid by it to its attorneys, accountants and consultants, plus a
$500,000  fee.    See  "-Certain  Fees  and  Expenses"  below.

GENERAL

     The respective obligations each of Mediware, Mediware Acquisition, and Informedics to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of certain conditions, which may be waived in whole or in part by the party entitled to the benefit thereof, including the following: (a) the Merger Agreement shall have been duly adopted and approved by the holders of the requisite affirmative vote of the shareholders of Informedics and Mediware Acquisition, and (b) the registration statement filed with the SEC with respect to the shares of Mediware Common Stock to be issued in the Merger shall have become effective and shall not be subject to a stop order or a threatened stop order and all necessary state securities and blue sky permits, approvals and exemption orders required to carry out the transactions contemplated by the Merger Agreement shall have been obtained.

     The obligations of Mediware and Mediware Acquisition to consummate the Merger are also subject to the satisfaction of certain additional conditions, including the following, unless waived by Mediware and Mediware Acquisition:
(a) the representations and warranties of Informedics contained in the Merger Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though the same had been made at and as of the Closing Date, and the obligations of Informedics under the Merger Agreement required to be performed by Informedics at or prior to the Closing Date shall have been duly performed in all material respects; (b) no statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the Merger and no action, suit or proceeding shall have been instituted or threatened and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the Merger or Informedics which, in the reasonable judgment of Mediware's Board of Directors, would have a material adverse effect on the Merger or on the business of Informedics; (c) the share certificates representing all of the issued and outstanding Informedics Common Stock (other than shares held by Dissenting Shareholders) and instruments representing outstanding and unexercised Informedics Options shall have been surrendered for cancellation;
(d) the holders of five percent (5%) or more of the issued and outstanding shares of Informedics Common Stock shall have not demanded appraisal rights in respect of the Merger; (e) Informedics shall have delivered a consulting agreement between Mediware and John Tortorici and a consent from the lessor of its facilities permitting assignment of such facilities and waiving any default under the lease resulting from the Merger; and (f) Mediware and Mediware Acquisition shall have completed their financial due diligence review of Informedics to their reasonable satisfaction. Such due diligence review has been completed.

     The obligation of Informedics to consummate the Merger is also subject to the satisfaction of certain additional conditions, including the following, unless waived by Informedics: (a) the representations and warranties of Mediware and Mediware Acquisition contained in the Merger Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though the same had been made at and as of the Closing Date, and the obligations of Mediware and Mediware Acquisition under the Merger Agreement required to be performed by them at or prior to the Closing Date shall have been duly performed in all material respects; (b) no statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall be been issued by any court or governmental or regulatory body, agency or authority which restrains, enjoins or other prohibits the
Merger and no action, suit or proceeding shall have been instituted or threatened and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the Merger or Mediware or its subsidiaries which, in the reasonable judgment of Informedics' Board of Directors, would have a material adverse effect on the Merger or on the business of Mediware and its subsidiaries, taken as a whole; (c) Mediware and Mediware Acquisition shall have delivered a consulting agreement with John Tortorici; and (d) Informedics shall have completed its financial due diligence review of Mediware to its reasonable satisfaction. Such due diligence  review  has  been  completed.

TERMINATION  OF  THE  MERGER  AGREEMENT

     The  Merger  Agreement may be terminated at any time prior to the Closing
Date: (a) by mutual written consent of the parties; (b) by either Mediware or Informedics, if (i) any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the Merger, (ii) the Effective Date shall have not occurred on or before August 31, 1998, provided that such right is not available to any party whose breach of a representation or warranty or failure to perform or comply with any obligation under the Merger Agreement was the cause of, or resulted in, the failure of the Effective Date to occur on or before such date; or (iii) the Informedics shareholders or Mediware Acquisition shareholders fail to approve the Merger Agreement; (c) by Informedics if any of the conditions provided in Article VIII of the Merger
Agreement have not been met or waived prior to the time that such condition can no longer be satisfied; and (d) by Mediware if any of the conditions provided in Article VII of the Merger Agreement have not been met or waived, prior to the time that such condition can no longer be satisfied.

CERTAIN  FEES  AND  EXPENSES

     If Section 6.6(a) of the Merger Agreement is violated, Informedics shall pay Mediware the fees and expenses paid by it to its attorneys, accountants and consultants, plus a non-accountable expense reimbursement of $500,000 for various out-of-pocket and general costs incurred by Mediware. See - "Limitations on Other Offers" above. Each party will pay its own expenses in connection with the Merger Agreement.

RESALE  OF  MEDIWARE  COMMON  STOCK

     Shareholders of Informedics who are not Affiliates (as defined below) of Informedics may resell the shares of Mediware Common Stock acquired by them in connection with the Merger without restriction under Federal securities laws. Rule 145 of the Securities Act limits the rights of those shareholders of Informedics who may be deemed to control, or be controlled by, or under common control with Informedics at the time of the Meeting of Informedics shareholders ("Affiliates") to sell any shares of Mediware Common Stock acquired by such person in the Merger. Mr. Tortorici, Chairman of the Board of Informedics, has agreed to retain 18,320 shares of Mediware Common Stock, half the number of shares which he will receive in the Merger, for at least six months following the Merger.


                      MEETING OF INFORMEDICS SHAREHOLDERS

DATE,  TIME,  PLACE

     The Meeting of Informedics shareholders will be held on ________, 1998 at 10:00 a.m. at 4000 Kruse Way Place, Bldg. 3, First Floor Conference Room, Lake Oswego, Oregon.

PURPOSE  OF  THE  MEETING

     At the Meeting, shareholders of Informedics will be asked to approve and adopt the Merger Agreement, dated December 18, 1997, which provides for the merger (the "Merger") of Informedics with and into Mediware Acquisition, a newly-formed, wholly owned subsidiary of Mediware, with Mediware Acquisition as the surviving corporation. See "Description of the Merger and the Merger Agreement."

     Pursuant to the Merger Agreement, each share of Informedics Common Stock held by Informedics shareholders outstanding on the effective date of the Merger, other than those shares held by shareholders who perfect their appraisal rights under the Oregon Act, will be converted into the right to receive 0.1587301 of a share of Mediware Common Stock. See "Description of the Merger and Merger Agreement-Basic Terms of Merger Agreement-Conversion of Informedics Common Stock."

     The Board of Directors of Informedics approved the Merger Agreement and the transactions contemplated thereby by unanimous written consent on December 5, 1997 and has determined that such transactions are in the best interests of Informedics and its shareholders. The Board of Directors of Informedics recommends that the shareholders of Informedics vote for the approval and adoption of the Merger Agreement. See "Background and Reasons for the Merger and Related Matters-Recommendation."

     As of the date of this Proxy Statement/Prospectus, the Board of Directors of Informedics knows of no other business that will come before the Meeting which is not referred to in the accompanying Notice of Meeting. If any matter not referred to in the Notice should be presented to the Meeting for action, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

VOTE  REQUIRED;  SHARES  ENTITLED  TO  VOTE

     The presence, either in person or by properly executed proxy, of the holders of 1,337,252 of the outstanding shares of Informedics Common Stock entitled to vote will constitute a quorum for the transaction of business at the Meeting. APPROVAL OF THE MERGER WILL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST 1,337,252 OF THE OUTSTANDING SHARES OF INFORMEDICS COMMON STOCK ENTITLED TO VOTE. The Board of Directors of Informedics has fixed the close of business on ______________, 1998 as the record date ("Record Date") for the determination of holders of outstanding shares of Informedics Common Stock entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were 2,674,502 shares of Informedics Common Stock outstanding, held by approximately 1,100 shareholders of record. Each holder of shares of Informedics Common Stock on the Record Date will be entitled to one vote for each share held of record by said holder. Abstentions and broker non-votes will have the same effect as no votes with respect to the approval of the Merger.

SOLICITATION  OF  PROXIES

     This solicitation of proxies is made at the direction of the Informedics Board of Directors. In addition to this solicitation of proxies by mail, directors, officers, employees and agents of Informedics may solicit proxies by telephone, telegraph and personal interview. Such directors, officers, employees and agents will not receive additional compensation for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in
connection  therewith.    Informedics  will  bear  the  expense  of  proxy
solicitation, including reimbursement of reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding proxy solicitation material to the beneficial owners of Informedics Common Stock held of record by such persons. Printing costs and filing and registration fees for this Proxy Statement/Prospectus, however, will be paid by Mediware.

VOTING  AND  REVOCATION  OF  PROXIES

     INFORMEDICS' SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO INFORMEDICS IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Shares represented by proxies properly signed and returned will be voted at the Meeting in accordance with the instructions contained thereon, unless previously revoked prior to the vote. If a proxy is properly signed and returned without voting instructions, the shares represented thereby will be voted FOR the Merger Agreement, and at the discretion of the proxy holders as to any other matters which may properly come before the Meeting. No other matters are scheduled to be presented to the Meeting, but, if any other matters are properly brought before the Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons authorized to vote the proxies. A proxy may be revoked at any time before the vote by giving written notice of such revocation to John Tortorici, President of Informedics, 4000 Kruse Way Place, Bldg. 3, Suite 300, Lake Oswego, Oregon 97035, prior to the Meeting, or by giving written notice of such revocation at the Meeting to the Secretary of the Meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. A shareholder may attend the Meeting and vote in person whether or not such shareholder has previously given a proxy. The presence at the Meeting of a shareholder who has given a proxy shall not revoke such proxy unless the shareholder files a written notice of such revocation prior to the voting of such proxy.

DISSENTERS'  RIGHTS  OF  APPRAISAL

     Holders of Informedics Common Stock who follow the procedures in Sections
60.551 through 60.594 of the Oregon Act will be entitled to have their shares of Informedics Common Stock appraised by an Oregon court and to receive payment in cash of the "fair value" of such shares as determined by the court in lieu of receiving shares of Mediware Common Stock upon consummation of the
Merger.    See  "Dissenting  Shareholders'  Appraisal  Rights"  below  for  a discussion  of  the  procedures  to  be  followed.

PRINCIPAL  SHAREHOLDERS

     The following table sets forth certain information regarding the current beneficial ownership of Informedics Common Stock as of June 1, 1998 by (a) each person known by Informedics to beneficially own more than 5% of the issued and outstanding shares of Informedics Common Stock, (b) each of Informedics' directors, and (c) all directors and executive officers as a group. All persons have an address c/o Informedics' principal executive offices.

Name                         Amount and Nature              Percentage of
of Beneficial owner          of Beneficial Ownership(1)(2)  Common Stock
---------------------------  -----------------------------  --------------

John Tortorici                                     309,012           11.1%

Charles V. Dexter                                  110,333            4.0%

Richard D. Glaser, Ph.D.                            71,333            2.6%

Ronald G. Witcosky                                  65,833            2.4%

All officers and directors
as a group (five persons)                          556,511           18.7%

________________________________________________
1 A person is considered to "beneficially own" any shares: (a) over which such person exercises sole or shared voting or investment power; or (b) of which such person has the right to acquire ownership at any time within 60 days (e.g., through conversion of securities or exercise of stock options). Voting and investment power relating to the above shares is exercised solely by the beneficial owner.

2        These figures include 109,679 shares for Mr. Tortorici, 43,333 shares for Dr. Glaser, 73,333 shares for Mr. Dexter, 63,333 shares for Mr. Witcosky and 301,463 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after June 1, 1998.


INTERESTS  OF  CERTAIN  PERSONS  IN  THE  MERGER

     If the Merger occurs, the terms of an Amendment to Employment Agreement, dated December 5, 1997 (the "Amendment") between Informedics and John Tortorici, President of Informedics, will become effective. Under the terms of the Amendment, Mr. Tortorici, who is also a substantial shareholder of Informedics (see "-Principal Shareholders" above), will continue as an employee of Informedics, but not as an officer or director, at his existing base salary for the three-month period following the closing of the Merger. Under the Amendment, for the two-year period following termination of this three-month employment (the "Consulting Period"), he will serve as a consultant to Informedics on such matters as Informedics requests, and Informedics will continue to provide him coverage under its medical insurance plans. Mr. Tortorici agreed in the Amendment not to engage in any business competitive with the business of Informedics or any affiliate during the period from the effective date of the Merger to the end of the Consulting Period. As consideration for Mr. Tortorici's noncompete covenant, Informedics will pay him $8,333 per month during the Consulting Period. Upon consummation of the Merger, Mediware Acquisition will assume these obligations of Informedics.

     Mediware and Mr. Tortorici are currently negotiating the terms of an employment agreement whereby Mr. Tortorici would be employed by Mediware following the Merger as General Manager of the Hemocare Division. If the parties execute this employment agreement, it may supersede certain terms of the Amendment discussed in the previous paragraph.

     In connection with the Merger, Mr. Tortorici will be granted 31,500 shares of Informedics Common Stock, which, at the exchange ratio, will equal 5,000 shares of Mediware Common Stock upon the consummation of the Merger. Together with the shares of Informedics Common Stock which Mr. Tortorici owned as of June 1, 1998 (see "Meeting of Informedics Shareholders - Principal Shareholders") to be converted to Mediware Common Stock in the Merger, Mr. Tortorici will receive a total of 36,640 shares of Mediware Common Stock in
the  Merger.    Mr.  Tortorici  has  agreed to retain 18,320 of this number of shares  of  Mediware  Common  Stock  for  six  months  following  the  Merger.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements give effect to the proposed merger of Mediware and Informedics pursuant to the Merger Agreement. The unaudited pro forma condensed combined financial statements are based on the respective historical consolidated financial statements and notes thereto of Mediware and Informedics, which are included elsewhere herein. The unaudited pro forma condensed combined balance sheet assumes that the Merger took place on March 31, 1998 and combines Mediware's March 31, 1998 unaudited consolidated balance sheet with Informedics' April 30, 1998 unaudited balance sheet. The unaudited pro forma condensed combined statements of operations assume that the Merger took place as of the beginning of the periods presented and combine Mediware's consolidated statements of operations for the nine months ended March 31, 1998 (unaudited) and the fiscal year ended June 30, 1997 with Informedics' statements of operations for the nine months ended April 30, 1998 (unaudited) and the twelve-month period ended July 31, 1997 (unaudited), respectively.

     The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Mediware and Informedics and give effect to the Merger under the purchase method of accounting and apply the assumptions and adjustments as discussed in the accompanying notes to such statements, including assumptions relating to the allocation of the consideration paid for the assets and liabilities of Informedics based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the consolidated financial statements after final valuation procedures are completed following the closing of the Merger. The final allocation of the aggregate purchase price for the Merger is not expected to differ materially from the preliminary allocations. In the opinion of Mediware, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made based on the proposed terms and structure of the Merger.

     The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements and are not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated on July 1, 1996, July 1, 1997 or March 31, 1998, respectively, nor is it necessarily indicative of future operating results or financial position.

     These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and the related notes thereto of Mediware and Informedics which are included elsewhere herein.


MEDIWARE AND INFORMEDICS
Unaudited Pro forma Condensed Combined Balance Sheet
( $in thousands )
                                  Mediware          Informedics       Pro forma            Pro forma
                                  March  31,1998    April 30, 1998    Adjustments          Combined
                                ----------------  ----------------  -------------        -----------

Cash and cash equivalents        $         4,061   $           869   $         22    (A)  $    4,952
Accounts receivable, net                   7,783               241            (17)   (B)       8,007
Inventories                                  192                15             (3)   (B)         204
Deferred tax assets - current                                   59                                59
Prepaid expenses and other assets            538                91                               629
                                ----------------  ----------------   --------------      -----------
Total current assets                      12,574             1,275              2             13,851

Fixed assets, net                            951                76            (10)   (B)       1,017
Accounts receivable - non current                               25                                25
Capitalized software                       2,038               175           (175)   (C)       2,038
Goodwill                                   6,138                                               6,138
Other assets                                 620                39            668    (E)        1327
                                ----------------  ----------------  -------------        -----------
TOTAL ASSETS                     $        22,321   $         1,590   $        485        $   24,396
                                ================  ================    =============      ===========

Accounts payable                 $           684   $            64                        $      748
Accrued expenses and other
   current liabilities                     2,503                92   $        550    (D)
                                                                              580    (D)       3,725
Advances from customers                    3,501             1,269                             4,770
Capital leases payable - current               7                                                   7
Notes payable - current                    4,750                                               4,750
                                 ---------------  ----------------  -------------        -----------
Total current liabilities                 11,445             1,425          1,130             14,000

Deferred rent                                                   13                                13
Deferred tax liability                                          26                                26
Capital leases payable - non current          18                                                  18
                                ----------------  ----------------  -------------        -----------

Total liabilities                         11,463             1,464          1,130             14,057

Common stock                                 553                27            (27)   (H)
                                                                               43    (G)         596
Additional paid-in capital                15,822             1,941             51    (F)
                                                                           (1,992)   (H)
                                                                            4,587    (G)      20,409
Note receivable from stockholder                               (22)            22    (A)
Unearned compensation                       (61)                                                (61)
Cumulative foreign currency
     translation adjustment                   27                                                  27
(Deficit)                                 (5,483)           (1,820)           (51)   (F)
                                                                           (5,149)   (G)
                                                                            1,871    (H)    (10,632)
                                ----------------  ----------------  -------------        -----------
Total stockholders' equity                10,858               126           (645)           10,339
                                ----------------  ----------------  -------------        -----------
TOTAL LIABILITIES AND
    STOCKHOLDERS EQUITY                  $22,321   $         1,590   $        485        $   24,396
                                ================  ================  =============        ===========


(A)      Reflects  repayment  of  note  receivable  from  stockholder
(B)      Reflects  write-down  of  assets  to  the respective fair values.
(C) Reflects write-off of Capitalized Software due to the anticipated post-merger discontinuance of product line.
(D) Reflects estimated accruals for Merger-related costs of $150,000, bonus payable of $50,000 and severance and lease buyout costs of $350,000 related to Informedics. Also reflects estimated Merger-related costs of $580,000 incurred by Mediware.
(E)      Reflects  developed  technology  acquired.
(F) Reflects the issuance of an additional 31,500 shares of Informedics Common Stock to John Tortorici for services rendered in connection with the Merger.
(G) Reflects the issuance of Common Stock pursuant to the Merger and the write-off of approximately $5,149,000 of purchased in-process research and development.
(H) Reflects the elimination of Informedics' stockholders' equity accounts.


MEDIWARE AND INFORMEDICS
Unaudited Pro forma Condensed Combined Statement of Operations
( $in thousands except share and per share data )

                                       Mediware       Informedics
                                 Nine Months Ended    Nine Months Ended   Pro forma        Pro forma
                                   March  31, 1998      April 30, 1998   Adjustments        Combined
                               -------------------    ----------------- -------------    -----------

Revenue:
  System sales                         $     5,046       $   356                            $  5,402
  Services                                   9,503         1,909                              11,412
                                -------------------     ----------     ---------------    ----------

                                            14,549         2,265                              16,814

Cost of system sales                         1,701            91                               1,792
Cost of services                             2,306           826                               3,132
Software development costs                   1,898           307                               2,205
Selling, general and administrative          6,193           652       $    100       (A)      6,945
                                -------------------     ----------     -------------        --------
                                            12,098         1,876            100               14,074
                                -------------------     ----------      ------------        --------

Earnings before interest and taxes           2,451           389           (100)               2,740

Interest income and other income               161            30                                 191

Interest (expense)                            (426)          (2)                               (428)

Income tax (provision)/benefit                (121)         (75)                               (196)
                                -------------------     ----------      --------------     ---------

Net income                         $         2,065    $      342       $   (100)         $    2,307
                                ===================   =============     ==============    ==========

Earnings per share - basic         $          0.38    $     0.13                         $     0.39
                                ===================   =============     ==============    ==========
Earnings per share - diluted       $          0.32    $     0.13                         $     0.33
                                ===================   =============     ==============    ==========

Weighted average shares outstanding      5,417,036     2,674,502                          5,846,560
                                ===================   =============     ==============    ==========

Weighted average shares outstanding
  assuming dilution                      6,565,318     2,694,402                          7,017,010
                                ===================   =============     ==============    ==========

(A)  Reflects the amortization of acquired developed technology over a five year period.



MEDIWARE AND INFORMEDICS
Unaudited Pro forma Condensed Combined Statement of Operations
($ in thousands except share and per share data)


                                    Mediware         Informedics
                                                     Twelve Month
                                    Year Ended       Period Ended     Pro forma            Pro forma
                                    June 30, 1997    July 31, 1997    Adjustments          Combined
                                  ---------------  ---------------  -------------        -----------
Revenue:
  System sales                     $        6,229   $          951                        $    7,180
  Services                                 12,674            2,854                            15,528
                                  ---------------  ---------------  ---------------      -----------
                                           18,903            3,805                            22,708

Cost of system sales                        2,413              183                             2,596
Cost of services                            2,913            2,126                             5,039
Software development costs                  2,155            1,441                             3,596
Selling, general and administrative         8,597              836   $        134    (A)       9,567
                                  ---------------  ---------------  -------------        -----------
                                           16,078            4,586            134             20,798
                                  ---------------  ---------------  -------------        -----------
Earnings before interest and taxes          2,825             (781)          (134)             1,910

Interest income and other income               81              223                               304
Interest (expense)                           (740)              (6)                            (746)

Income tax (provision)/benefit                (85)            (696)           933    (B)         152
                                  ---------------  ---------------  -------------        -----------
Net income (loss)                  $        2,081   $       (1,260)  $        799         $    1,620
                                  ===============  ===============  =============        ===========
Earnings (loss) per share - basic  $         0.42   $        (0.48)                       $     0.30
                                  ===============  ===============  =============        ===========
Earnings (loss) per share - diluted $        0.35                                         $     0.25
                                  ===============  ===============  =============        ===========
Weighted average shares outstanding     4,965,352        2,650,307                         5,394,876
                                  ===============  ===============  =============        ===========
Weighted average shares outstanding
  assuming dilution                     5,917,441                                          6,369,133
                                  ===============  ===============  =============        ===========

(A)  Reflects the amortization of acquired developed technology over a five year period.
(B)  Reflects elimination of a portion of Informedic's tax provision representing the increase in valuation allowance against the deferred tax asset.

NOTES  TO  UNAUDITED  PRO  FORMA  CONDENSED  COMBINED  FINANCIAL  STATEMENTS

NOTE  A
-------
     The unaudited pro forma condensed combined balance sheet of Mediware and Informedics has been prepared as if the Merger was completed as of March 31, 1998. The Merger will be accounted for under the purchase method of accounting as a purchase of Informedics by Mediware. The total cost of the Merger is estimated to be approximately $5,210,000, including transaction costs incurred by Mediware of approximately $580,000 which includes financial advisory, legal and accounting fees.

     The purchase cost has been determined based on the estimated fair market value of Mediware Common Stock at the time of the announcement of the Merger. The estimated purchase price consists of the following:


Estimated value of the Common Stock to be issued pursuant to   $4,402,000
the Merger (429,524 shares at $10.25 per share)
Estimated value of Common Stock issuable on the exercise of       228,000
options to purchase Informedics Common Stock (net of
exercise proceeds)
Estimated transaction costs incurred                              580,000
                                                               ----------
                                                               $5,210,000
                                                               ==========

     Based on a preliminary analysis of the tangible and intangible assets, the allocation of the purchase price is as follows:

Fair value of assets acquired                                     $ 1,407,000
Fair value of developed technology acquired net of $64,000 of         668,000
allocated negative goodwill.
In-process research and development acquired, net of $490,000 of    5,149,000
allocated negative goodwill.
Liabilities assumed                                                (2,014,000)
                                                                  ------------
                                                                  $ 5,210,000
                                                                  ============

     Preliminary fair value was determined based upon a valuation study conducted by Burton Grad Associates, Inc., in which Burton Grad reviewed acquired Informedics' product and in-process technology. The Informedics products incorporating the acquired technology have not demonstrated technical and market feasibility as of the planned date of the Merger. Therefore, the value of this technology has been written off as "in-process research and development acquired".

NOTE  B
-------
     The unaudited pro forma condensed combined statements of operations of Mediware and Informedics have been prepared as if the Merger was completed as of July 1, 1996 and July 1, 1997, respectively. The condensed combined statements of operations, for both periods presented, reflect adjustments to record the amortization of acquired developed technology and, for the year ended June 30, 1997, the elimination of a portion of Informedics' tax provision representing the increase in valuation allowance on its deferred tax asset.

NOTE  C
-------
     Combined pro forma net income per share - basic, for the twelve-month period ended July 31, 1997 and the nine-month period ended April 30, 1998 is computed using the historical weighted average number of shares of Mediware Common Stock outstanding plus the number of shares issuable to Informedics' stockholders pursuant to the Merger. Combined pro forma net income per share
- diluted, for the above periods, includes potential common shares issuable on the exercise of options to purchase Mediware Common Stock, using the treasury stock method.

     The in-process research and development will be charged against earnings. Such charge has not been reflected in the pro forma condensed statement of operations as such charge is a non-recurring charge directly attributable to the Merger.

                          FORWARD-LOOKING STATEMENTS

     Mediware. Certain statements made in or incorporating this Proxy Statement/Prospectus by Mediware are forward-looking statements, such as descriptions of Mediware's intentions to market new products, extend existing products, acquire or develop new products, and utilize new channels of distribution. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties are expressed in the "Mediware Management's Discussion and Analysis of Financial Condition and Results of Operations" section and in the "Risk Factors" section, especially those under the headings "Significant Indebtedness and Restrictive Covenants," "Variability of Operating Results," Hospital Purchase Procedures," "Risks Relating to Corporate Transactions and the Merger," "Competition," "Technological Obsolescence; Continual Need for Successful Marketing and Acceptance of New Products," "Product Protection," "Dependence Upon Key Employees," "Management of Growth," "Risks Associated with International Operations" and "Government Regulation." Mediware does not intend to update publicly any forward-looking statements.

     Informedics. The discussion in "Informedics, Inc. Management's Discussion and Analysis of its Financial Condition and Results of Operations" includes certain forward-looking statements. Those statements involve a number of risks and uncertainties, which could cause actual results to differ materially from the expectation stated, including the following: slower than expected sales of Informedics' products, deterioration of business conditions generally or specifically in the health-care industry, regulatory changes involving health  care  or  medical  devices,  competitive  factors, price pressures and higher  than  expected  turnover  in key personel.  Given these uncertainties, readers  are  cautioned  not  to  place  undue reliance on the forward-looking
statements.    Informedics  does  not  intend  to  update  publicly  any
forward-looking  statements.

             INFORMATION ABOUT MEDIWARE INFORMATION SYSTEMS, INC.

GENERAL  DESCRIPTION  OF  MEDIWARE

     Mediware develops, markets and supports stand-alone computer-based management information systems for use in various clinical departments of hospitals. The computer-based systems typically consist of computers, peripheral hardware (such as disk drives and printers), local area network
(LAN) hardware and software, and Mediware's proprietary software applications. The systems are designed to automate the data these departments provide to hospital management and thereby increase productivity, reduce operating costs, enhance revenues and improve quality assurance and patient care. These benefits are of critical importance to hospital administrators who face increasing financial and regulatory pressures. At present, Mediware offers systems for three different departments: the blood bank, the pharmacy and the surgical suite. The installed base of clinical information systems is approximately 1,000 clients.

     BLOOD  BANK

     Mediware's cornerstone product is one of North America's leading blood bank information systems and is sold either "stand-alone" or as part of an integrated "LAB/Blood Bank" system. The system was originally designed in collaboration with Memorial Sloan-Kettering Cancer Center in New York City. Hemocare's software programs are organized into subsystems with over 200 features of which the major ones (a) manage and control blood inventory; (b) perform long-term donor and transfusion record keeping; (c) store and manage characteristics of blood products to be transfused; (d) maintain patient and transfusion records; (e) maintain the records of patient test results; and (f) automate billing and workload recording. The Hemocare system is installed in approximately 260 hospitals which range in size from 100 beds to over 1,600 beds.

     PHARMACY

     In May of 1990, Mediware acquired Digimedics Corporation, one of the country's leading vendors of information management systems for hospital pharmacies. Digimedics had been developing and selling products and services to hospital pharmacies since 1976. In the mid--1980s, Digimedics introduced the first open systems version of a comprehensive pharmacy information management system. Digimedics Corporation is a wholly owned subsidiary of Mediware. Over 150 Digimedics systems have been installed at 125 hospitals (some hospitals have separate systems for inpatient and outpatient pharmacies).

     During 1997, the Pharmacy Division introduced a new client server pharmacy system known as Digimedics WORx. This advanced system features a Microsoft Windows-based graphical user interface, point-and-click ad-hoc report writing, integrated inpatient/outpatient profiles, and a relational database management system. Mediware believes this system will be a major factor in the next generation of drug therapy management systems. Installation of this next generation system began in Fiscal 1997.

     In June of 1996, Digimedics Corporation acquired certain assets (the "Acquisition") of the U.S. based Pharmakon division ("Pharmakon") and a pharmacy management system operating in the United Kingdom, JAC Computer
Service, LTD. ("JAC"), of Continental Healthcare Systems, Inc. ("Continental"). The Pharmakon operation has been subsequently merged with the Digimedics operation to form the Pharmacy Division of Mediware. The combination of client bases has increased Mediware's installed base of clinical information systems to approximately 1,000 (over 500 of which are pharmacy system installations). Installations which were already in existence in Canada together with the addition of the JAC client base provide Mediware with a significant international presence.

     SURGICAL  SUITES

     In September of 1990 Mediware licensed the right to market and relicense the Surgiware system for use in surgical suites. Surgiware is a comprehensive information system for managing the human resources, facilities, equipment and supplies required for surgery. The Surgiware system integrates clinical data capture, inventory and equipment control, scheduling, quality assurance and report writing. For example, the system contains a program that presents a proprietary, real-time moving schedule on a color graphics display allowing the user to visually identify potential scheduling conflicts based upon what is happening in the surgical suite at the moment, and to test alternative solutions on the system. The core of the system is in its unique ability to gather and disseminate data at the point of care, providing unique advantages to hospitals in need of timely, accurate data on their surgical activities. Additional modules and functions can be added, such as a clinical data module that keeps track of all aspects of a patient's treatment, including pre-operative and post-operative control. Mediware has recently introduced PCCWIN, a Windows 95-based module that automates the preoperative case charting process.

     Mediware's marketing is concentrated on the approximately 1,000 hospitals that have more than 300 beds and 10 operating rooms, where studies indicate that approximately 80% of all surgical services in this country are performed. Mediware has installed 25 Surgiware sites.

DESCRIPTION  OF  MEDIWARE'S  BUSINESS

     Mediware was incorporated in 1980. Mediware develops, sells and supports computer-based management information systems for use in various clinical departments of hospitals. The systems are designed to automate the data these departments provide hospital management and therefore increase productivity, reduce operating costs, enhance revenues and improve quality assurance and patient care. These benefits are of critical importance to hospital administrators who face increasing financial and regulatory pressures. At present, Mediware offers systems for three different departments: the blood bank, the pharmacy and the surgical suite. The installed base of clinical information systems is approximately 1,000 clients.

     Mediware's  product  lines are managed through three operating divisions:
Hemocare Division (blood bank), Pharmacy Division -- Digimedics and Pharmakon (pharmacy), and Surgiware Division (surgical suite).

     PRODUCT  LINES

     HEMOCARE -- Mediware's cornerstone product is one of North America's leading blood bank information systems and is sold either "stand-alone" or as part of an integrated "LAB/Blood Bank" system. The system was originally designed in collaboration with Memorial Sloan-Kettering Cancer Center in New York City. Hemocare's software programs are organized into subsystems performing over 200 functions of which the major ones (a) manage and control blood inventory; (b) perform long-term donor and transfusion record keeping;
(c) store and manage characteristics of blood products to be transfused; (d) maintain patient and transfusion records; (e) maintain the records of patient test results; and (f) automate billing and workload recording.

     Hemocare's core technology is the UNIX operating system and the "C" programming language, allowing it to run on multiple hardware platforms. Current versions of the system are ported to the IBM RS/6000 as well as Intel PC technologies. The scalability of these platforms allows Hemocare to address the needs of virtually any size hospital. Hemocare markets innovative product enhancements such as Validation Templates, Video Validation, Standard Integration Module and Mock Regulatory Inspection. At this time Hemocare is the only blood bank system to offer this suite of products which assist customers in their efforts to remain compliant with regulatory agency guidelines. The Standard Integration Module was instrumental in the growth of laboratory vendors who have integrated and remarketed this product. Mediware currently has remarketing agreements with HBO and Company, Citation Computer Systems, Inc., Dynamic Healthcare Technologies, Inc., Keane, Inc., NLFC, Inc., and Shared Medical Systems, Inc.

     The Hemocare system is installed in approximately 260 hospitals which range in size from 100 beds to over 1,600 beds.

     PHARMACY -- In May of 1990, Mediware acquired Digimedics Corporation, one of the country's leading vendors of information management systems for hospital pharmacies. Digimedics had been developing and selling products and services to hospital pharmacies since 1976. In the mid-1980s, Digimedics introduced the first open systems version of a comprehensive pharmacy information management system. Digimedics Corporation is a wholly owned subsidiary of Mediware. Over 150 Digimedics systems have been installed at 125 hospitals (some hospitals have separate systems for inpatient and outpatient pharmacies).

     In June of 1996, Digimedics Corporation acquired from Continental certain assets of the U.S. based Pharmakon division and JAC, a pharmacy management system company operating in the United Kingdom. The Pharmakon operation has been subsequently merged with the Digimedics operation to form the Pharmacy Division of Mediware. The combination of client bases has increased Mediware's installed base of clinical information systems to approximately 1,000 (over 500 of which are pharmacy system installations). Installations which were already in existence in Canada together with the addition of the JAC client base provide Mediware with a significant international presence.

     Clients include leading research institutions such as the University of California Medical Center, San Francisco; Mt. Sinai Hospital, New York City; Columbia-Presbyterian Medical Center, New York City; University of Kansas Medical Center, Kansas City; University of Michigan Hospitals and Clinics, Ann Arbor; Sunnybrook Health Sciences Center, Toronto; and the Royal Free Hospital, London.

     During fiscal 1997, the Pharmacy Division introduced a new client/server pharmacy system known as Digimedics WORx. This advanced system features a Microsoft Windows-based graphical user interface, point-and-click ad-hoc report writing, integrated inpatient/outpatient profiles, and a relational database management system. Mediware believes this system will be a major factor in the next generation of drug therapy management systems. Installation of this next generation system began in fiscal 1997.

     Other  WORx  features  include:
- A clinical database and drug monographs (including foreign language monographs).

- An extensive array of drug therapy monitoring including drug interactions, allergy monitoring, dose range checking, therapeutic duplication, and drug alerts.

-         A reporting system that may be tailored to local practice standards.
- Support  for  multiple  drug  delivery  mechanisms.

- Extensive integration with financial systems, other clinical systems, and robotics.

     By taking advantage of its open architecture, WORx is capable of linking with expert systems, decision-support software, and clinical databases. WORx acts as the central hub for drug therapy information throughout the healthcare enterprise and will provide specialized tools for all aspects of pharmaceutical care.

     WORx can adapt to a diversity of hardware and networking environments. Utilizing technologies such as UNIX, Powerbuilder, C++ programming language, Informix Online Dynamic Server, Microsoft Windows, Windows 95, NT and Microsoft ActiveX , WORx is positioned as a state of the art client/server solution.

     SURGIWARE -- In September 1990, Mediware licensed the right to market and relicense the Surgiware system for use in surgical suites. Surgiware is a comprehensive information system for managing the human resources, facilities, equipment and supplies required for surgery. The Surgiware system integrates clinical data capture, inventory and equipment control, scheduling, quality assurance, and report writing. For example, the system contains a program that presents a proprietary, real-time moving schedule on a color graphics display allowing the user to visually identify potential scheduling conflicts based upon what is happening in the surgical suite at the moment and to test alternative solutions on the system. The core of the system is in its unique ability to gather and disseminate data at the point of care, providing unique advantages to hospitals in need of timely, accurate data on their surgical activities. Additional modules and functions can be added, such as a clinical data module that keeps track of all aspects of a patient's treatment, including pre-operative and post-operative control. Mediware has recently introduced PCCWIN, a Windows 95-based module that automates the preoperative case charting process.

     The benefits of a fully-implemented system include (a) improvement in the efficiency and output of operating rooms; (b) improvement in the management of staffing, equipment, and supplies; (c) improvement in inventory controls; and
(d) incremental billings resulting from procedures that, without Surgiware, might be overlooked for billing purposes because they either were unplanned or fall outside the billing category for the planned procedure. Surgiware also integrates clinical data capture and equipment control, scheduling, quality assurance and report writing. These benefits can translate into significant revenues and savings, since, usually, the surgical suite produces more revenue than any other department and is the greatest cost center in the hospital. The record keeping functions of Surgiware can also be of significant benefit in the areas of quality assurance, risk management, and the accreditation of physicians.

     Surgiware uses the UNIX operating system, the "C" programming language, the INFORMIX SQL 4th generation relational database manager, and a fault-tolerant architecture that allows the personal computer that is placed in each operating room to operate independently in the event of a failure of the central Surgiware computer. The system has been ported to the IBM RS-6000 and the Data General AViiON series and to 386, 486, and Pentium IBM compatible personal computers.

     Mediware's marketing is concentrated on approximately 1,000 hospitals that have more than 300 beds and 10 operating rooms, where studies indicate that approximately 80% of all surgical services in this country are performed. Mediware has installed 25 Surgiware sites.

     SALES  AND  MARKETING

     Mediware's three products are sold directly by nine full-time salespeople, as well as four Mediware officers, with the assistance of seven clinical specialists who demonstrate the systems and address technical questions. Sales leads and support are received from certain hardware manufacturers, especially IBM Corporation and Data General Corporation, for whose product Mediware acts as a Value Added Reseller. Mediware's products are also sold increasingly through remarketers who are vendors of laboratory and other information systems that offer Company systems as subsystems of their product. Mediware has entered into agreements with vendors such as HBO and Company (for both STAR and ALS product lines), Citation Computer Systems, Inc., Dynacor, Inc., Keane, Inc., NLFC, Inc., Shared Medical Systems, Inc., Triple G, and Dynamic Healthcare Technologies, Inc.

     SOFTWARE  SUPPORT  AND  HARDWARE  MAINTENANCE  SERVICES

     Mediware provides comprehensive service to its installed base of customers through its own service organization. Virtually all of Mediware's customers enter into software support agreements with either Mediware or its resellers which are renewed annually or at longer intervals may be canceled by either party on 60 days' notice, or at longer intervals. These agreements generally provide for 24-hour access to customer support staff, as well as periodic product enhancements and a limited product warranty for which the customer pays a monthly or annual fee subject to cancellation after a specified notice period. Some of Mediware's customers have also entered into agreements for hardware maintenance, which Mediware generally subcontracts to the hardware manufacturers.

     HEMOCARE and DIGIMEDICS are trademarks of Mediware and its subsidiary, Digimedics Corporation, respectively.

     COMPETITION

     The competition in the market for clinical information systems is intense. The principal competitive factors are the functionality of the system, its design and capabilities, site references, reputation for ongoing support, the potential for enhancements, price and salesmanship. Different dynamics and competitors, however, affect each of Mediware's products. HEMOCARE - Mediware currently competes principally with three vendors (Cerner Corporation, Sunquest Information Systems, Inc. and Soft Computer Consultants) of laboratory information systems ("LIS") that contain a blood bank subsystem. The LIS vendors are much larger companies with greater technical, marketing, financial and other resources than Mediware and have established reputations for success in developing and selling hospital information systems. Mediware also currently competes with Informedics.

     DIGIMEDICS -- Mediware currently competes with numerous companies, including some of the leading vendors of healthcare information systems. With the acquisition of Pharmakon, Mediware believes that it has the largest number of stand-alone hospital pharmacy systems in its market. Many competitors have established reputations for success in developing and selling medical information systems and have far greater resources than Mediware. The principal competitors of the Digimedics system are believed to be Cerner Corporation, BDM Corp., HCS Corp. and Pharmacy Computer Systems, Inc., as well as numerous providers of complete healthcare information systems.

     SURGIWARE -- The competitors of Surgiware have significantly larger installed bases and have substantially greater technical, marketing, financial and other resources than Mediware and have established reputations for success in developing and selling hospital information systems. The principal vendors competing with the Surgiware division are believed to be Serving Software Incorporated, a wholly owned subsidiary of HBO Company, Enterprise Systems Incorporated and Atwork Corporation, a wholly owned subsidiary of Medaphis Corporation.

     COPYRIGHT,  PATENTS  AND  TRADE  SECRETS

     Mediware has relied primarily on copyright, trade secret protection and confidentiality agreements for protection of its software systems. Certain features of the Surgiware Division are covered by a patent held by the licensor.

     GOVERNMENT  REGULATION

     The hospitals that comprise the primary market for Mediware's products must comply with various federal, state and local statutes and regulations. The adequacy of blood bank information management and record keeping is subject to inspection and review by the FDA. Hemocare and other blood bank systems are also subject to regulation by the FDA as medical devices. Consequently, Mediware and its competitors who provide blood bank information management systems are also subject to the jurisdiction of the FDA as suppliers of medical devices. Mediware has dedicated substantial time and resources in its attempts to comply with applicable guidelines and regulations and believes that it is in substantial compliance therewith.

    Hemocare experienced its first regular on-site FDA inspection in July 1997. The FDA recommended minor changes to the in-house developed call tracking system to allow for a more precise method of problem identification, tracking and trending. These changes were put into practice on August 1, 1997. Also, Mediware's previously identified notice of system limitation in an updated user manual was considered by the FDA as a labeling change and therefore classified as a "recall." A labeling recall does not require the customer to discontinue its use of the system, but the vendor is required to update its medical device documentation with a more accurate description of its intended
use.   However, as the Hemocare Product Center had already made such update as part of its standard operating procedures at the time of its initial notification to customers in July 1997, the issue was resolved without further action by Mediware.

     The FDA initiated a recall action on the Hemocare Blood Bank Data Management Computer System, Revisions 5.1 and 3.1 on May 13, 1998. This action was based on Mediware's Hemocare Product Center's distribution to its customers of notifications in September 30, 1997 and December 15, 1997 which described certain system limitations which FDA considered to meet the formal definition
of  a  Class  II  recall.    The  FDA  required that all affected customers be
notified.    To meet FDA's recall guidelines requirements, on May 22, 1998 the
Product Center re-issued under the FDA's urgent notification procedure the previously issued notifications. The monitoring of the recall effectiveness is ongoing and full compliance with this requirement is expected by the end of June 1998.

     In December 1997, the Company received a request from the FDA for additional information and clarifications regarding its pre-market notification 510(k) submission for the Hemocare Revisions 5.1. The FDA requested the Company to submit more detail design specifications and end-user validation test results which were not previously submitted. Mediware intends to respond to the FDA request in September 1998. Although the Company believes that its response will be acceptable to the FDA, if it is not, Mediware's ability to market this product may be adversely affected.

     The FDA has developed new design control regulations, effective in June 1998, as part of its quality system regulations adopted in October of 1996 that apply to blood bank information systems and to the inspection of vendors of
such  systems.    Although Mediware is updating its internal quality system to comply with new guidelines adopted under these regulations, it cannot predict whether it will be fully in compliance with these guidelines or any future guidelines, regulations or inspection procedures. Non-compliance with any such guidelines, regulations or procedures could have a material adverse effect on the operations of clinical information system vendors of blood bank information systems, including Mediware.

     The Food and Drug Administration Modernization Act of 1997 (the "FDA Modernization Act") was enacted on November 21, 1997 and became effective on February 20, 1998. Under this legislation FDA is directed to consider the extent to which reliance on post-market controls could expedite the pre-market
notification  review  process  and  the  classification  of  devices.    The
legislation also requires FDA to ensure that Good Manufacturing Practices conform, to the extent practicable, with internationally recognized standards for medical devices. Neither of these provisions appear on its face to contemplate regulation which would have a material adverse effect on the Company's blood bank information system operations; however, the legislation will expand the jurisdiction of the FDA and the Company is unable to predict the effect of any resulting applicable future regulation.

     Any of Mediware's other clinical information system activities could also become subject to Congressional or governmental agency efforts to establish or expand governmental agency jurisdiction.

     MISCELLANEOUS

     Mediware's software development expenditures were $2,155,000 during fiscal 1997 and $1,438,000 in fiscal 1996. These costs included write-downs and amortization of software development costs. In addition, software costs of $929,000 and $496,000, respectively, were capitalized in each year. Mediware anticipates that it will continue to commit substantial resources to
software  development  in  the  future.    Furthermore,  Mediware  purchased
$3,891,000 of research and development in the acquisition of Pharmakon and JAC, which was charged to operations expense in fiscal 1996. For the nine months ended March 31, 1998, Mediware incurred approximately $2,500,000 in software development expenditures and capitalized $957,000 of software costs.

     Mediware's business is not dependent on a single customer or a few customers. Mediware considers that its market area and customer base is United States, Canada and, through JAC, the United Kingdom.

     EMPLOYEES

     As of June 1, 1998, Mediware had 135 full-time employees and 6 part-time employees, including 23 in sales and marketing, 95 in customer support and product development, and 23 in administration. None is represented by a labor union and Mediware considers its employee relations to be good.

     LEGAL  PROCEEDINGS

     Mediware is subject to legal proceedings and claims that arise in the ordinary course of business. Mediware, Digimedics, and Continental have recently  settled  an  action,  Cedars-Sinai  Medical  Center  vs.  Mediware
                                --------------------------------------------
Information  Systems,  Inc., et al, commenced on March 26, 1997 in Los Angeles
---------------------------
County Superior Court and arose out of a contract between Continental and a customer. Pursuant to the settlement agreement, the plaintiff will receive
$500,000. Mediware agreed to contribute one-third of this total amount and Continental agreed to contribute two-thirds of this amount. However, each of Mediware and Continental has reserved its respective rights to seek indemnification from each other for these payments.

     Mediware is not aware of any proceedings contemplated by government authorities that would have a material adverse affect on the Company or its business.

PROPERTIES

     Mediware's corporate headquarters are in Melville, New York, where Mediware occupies approximately 5,738 square feet under a lease that expires on July 31, 1998. Digimedics Corporation is headquartered in Scotts Valley, California, where Mediware occupies approximately 11,646 square feet under a lease expiring May 1, 2001. Pharmakon is headquartered in Overland Park, Kansas, where Mediware occupies approximately 13,683 square feet under a lease expiring September 30, 1998. The United Kingdom group is headquartered in Basildon, Essex, where Mediware occupies approximately 2,567 square feet under a lease expiring September 26, 2004. Mediware believes that its facilities are adequate for its current needs and that, if necessary, it will have no difficulty in securing alternate facilities at the expiration of its current leases.

    MEDIWARE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

LIQUIDITY  AND  CAPITAL  RESOURCES

     In June of 1996, Digimedics Corporation, a wholly-owned subsidiary of the Company, purchased the Pharmakon division and JAC, a U.K. affiliate, from Continental Healthcare Systems, Inc. ("Continental"). The total purchase price, excluding acquisition costs, was approximately $9.7 million, $3.7 million of which was paid in cash and the remaining $6.0 million of which was satisfied pursuant to a promissory note issued to Continental, originally due November 30, 1996. On October 28, 1996 the promissory note was amended, providing among other things, an immediate payment of $1,000,000 and an extension of the due date to August 1, 1997. The promissory note was further amended, effective July 21, 1997, to provide for a reduced principal amount to $4,196,000 (as described below) and extended payment terms. The second amendment required quarterly principal payments of $150,000 commencing October 31, 1997, with the balance due November 30, 1998, or earlier based upon a change in control or refinancing by the Company, and a reduction in the interest rate to 8.5%, payable monthly. The principal balance on the Continental promissory note at March 31, 1998 was $3,896,000. The Company will review the financing needs of this promissory note and general cash requirements on an ongoing basis. It is expected that the Company will require additional sources of liquidity to fund the payment of this promissory note along with other financing needs, including potential acquisitions.

     The Company entered into a service agreement with Continental as of the acquisition date which requires the Company to perform functions in satisfying various in-process customer contracts, collection of Continental accounts receivables and other activities related to fulfilling post-acquisition Continental obligations. The service agreement provided that the Company would retain 30% of the monies collected on the receivables which the Company services plus $1,237,000. In connection with the amendment to the promissory note, the service agreement with Continental was also amended on July 21, 1997. The amended service agreement allows the Company to retain 100% of accounts receivable amounts collected after the amendment date which had not been invoiced by Continental prior to the acquisition date. The promissory note was reduced by $437,000 (to $4,196,000) through the application of the amount owing from Continental to the Company for completed services in accordance with the service agreement. Total fiscal 1997 revenues recorded from this service agreement approximate $1.2 million.

     To finance the cash portion of the acquisition, the Company made a private placement of 1,692,308 shares of its Common Stock in June of 1996, at a price of $3.25 per share, for total proceeds before expenses of $5,500,000. Total expense for the June 1996 private placement aggregated $568,000. In order to provide for general cash needs, the Company completed in August of 1997 another private placement of its securities. The Company sold 400,000 shares of its Common Stock for $6.00 per share and issued warrants to purchase 40,000 shares of Common Stock at $6.00 per share as part of its placement fee. The Company registered the 440,000 shares and warrants with the SEC in December of 1997. Total proceeds of the August 1997 private placement before expenses were $2,400,000. Expenses of the August 1997 private placement and SEC registration were approximately $310,000.

     The Company's cash and cash equivalent position at March 31, 1998 was an increase of $2,126,000 from $1,935,000 at June 30, 1997. At March 31, 1998 the current ratio was 1.1:1. In addition to $2,682,000 in cash provided by operations in the first nine months of fiscal 1998, the current working capital position was improved by the August 1997 private placement providing approximately $2,100,000, net of expenses.

     In order to cover its cash needs during fiscal years 1994 and 1995, the Company carried out financing programs under which it borrowed an aggregate of $1,299,000 from investors, including directors. As part of the financing package such investors received promissory notes, 1,040,025 warrants to purchase shares of Mediware Common Stock exercisable at $0.50 per share and 129,695 warrants exercisable at $1.25 per share. During fiscal year 1996, the Company repaid $120,000, leaving a balance of $1,179,000. In May of 1996, some of the investors exercised 495,025 of the $0.50 warrants for a total of $247,512.50. A portion of these funds was used by the Company for the Acquisition. In September of 1997, $325,000 of this $1,179,000 balance was repaid to individuals whose promissory notes were not subordinate to the Continental promissory note, leaving an unpaid balance at March 31, 1998 of $854,000 owing to two directors and another person. Effective September 15, 1997 these noteholders agreed to reduce the interest on this unpaid amount from 12% to 9%.

     The Company has a line of credit from a bank in the total sum of $75,000. As of March 31, 1998, there were no balances outstanding under this facility.

     Mediware has reviewed the costs of addressing the Year 2000 issue and has determined that its systems are in substantial compliance with the Year 2000 requirements. The Company has also determined that the additional costs necessary to address remaining Year 2000 issues with respect to its systems will not have a material adverse effect on the Company or its operations.


MATERIAL CHANGES IN RESULTS OF OPERATIONS: THREE AND NINE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE AND NINE MONTHS ENDED MARCH 31, 1997

     Total Company revenues increased by 5.0% or $693,000 for the first nine months of fiscal 1998 as compared to the same period in fiscal 1997. This increase is primarily due to revenue gains in the Company's Pharmacy and Surgiware Divisions. Total Company revenues increased by 13.2% or $605,000 for the three-month period ended March 31, 1998. As with the year-to-date comparison with the prior fiscal year, these gains in revenue were principally
due  to    the    Company's    Pharmacy    and    Surgiware    Divisions.

     System sales increased by 11.1% or $503,000 for the three quarters ended March 31, 1998 as compared to the same period in the prior year. System sales for the quarter ended March 31, 1998 increased by 73.8% or $843,000 from the same quarter a year earlier. For both the nine-month and the three-month periods, the increase is primarily due to increased system sales in the Company's Pharmacy and Surgiware Divisions. System sales growth for both the nine- and three-month periods is primarily due to recently introduced products including PCCWIN, the Company's operating room preoperative system, along with the Company's Pharmacy client server drug management system, WORx. Fiscal 1998 third quarter system sales increase was $302,000 or 674.0% for the Surgiware Division and $578,000 or 100.0% for the Pharmacy Division as compared to the same period of fiscal 1997.

     Service revenues increased 2.0% or $190,000 in the first nine months of fiscal 1998 as compared to the same period last year. The increase is primarily due to increased service revenues at the Company's Hemocare Division. Service revenues decreased by 6.9% or $238,000 in the third quarter of fiscal 1998 as vs. the third quarter of fiscal 1997. This decrease is principally due to the Company's Pharmacy Division, which has substantially completed its service contract agreement, which covered various Pharmakon post- acquisition service obligations held by the seller.

     Cost of systems includes the cost of computer hardware and sublicensed software purchased from computer and software manufacturers by Mediware as part of its application sub-system. These costs can vary as the mix of revenue varies between high-margin proprietary software and lower-margin computer hardware and sublicensed software components. Cost of systems increased by $227,000 or 33.7% of related system sales for the first nine months of fiscal 1998 as compared to 32.4% of sales for the same period in fiscal 1997. Cost of systems increased $284,000 but remained at 33.8% of related sales for both the quarter ended March 31, 1998 and the same quarter a year earlier.

     Cost of services includes the salaries of client service personnel and communications expenses along with the direct expenses. The cost of services will vary with technical employee activity changes between client services and software development. Cost of services increased $134,000 or 24.3% of related revenue for the nine months ended March 31, 1998 vs. 26.2% of related revenue for the same period a year earlier. This percentage decrease primarily reflected an increase in technical employee activities from client services to software development. Cost of services decreased slightly by $4,000 from $832,000 in the quarter ended March 31, 1997 to $828,000 in the quarter ended March 31, 1998.

     Total expenditures (amounts including both capitalized and non-capitalized expenditures and excluding capitalized software amortization) for software development for the first nine months of fiscal 1998 were approximately
$2,500,000.    This  amount  approximates  the  total  software  development expenditure for fiscal 1997. Spending on development has increased among all Company divisions but is principally focused on the Company's Pharmacy Division's enhancements to its WORx product line. The Company expects to continue this level of development spending with increased focus on continued product enhancements and integration of intra/Internet Web communications
technology.    Software  development  cost  includes  salaries,  consulting, documentation, office and other expenses incurred in product development along with amortization of software development costs. Software development costs increased by $237,000 or 14.3% in comparing the first three quarters of fiscal 1998 to the same period a year ago. In the third quarter of fiscal 1998, software development costs increased by $191,000 or 36.4% as compared to the
same  quarter  in  fiscal  1997.    The  increased  costs  for both periods is
principally due to the Pharmacy Division contracting of programming consultants to aid in the enhancements of the WORx product line.

     Selling, general and administrative expenses include marketing and sales salaries, commissions, travel and advertising expenses. Also included is bad debt expense; legal, accounting and professional fees; salaries and bonus expense for corporate, divisional, financial and administrative staff; utilities, rent, communication and other office expenses; and other related direct administrative expenses. Selling, general and administrative expenses increased by $107,000 or 1.8% in comparing the first nine months of fiscal 1998 to fiscal 1997. This increase includes higher communications, travel, administrative, marketing, legal and professional costs which were partially offset by reduced bad debt expense. Selling, general and administrative expense increased by $83,000 or 3.9% for the quarter ended March 31, 1998 vs. the quarter ended March 31, 1997. This increase reflects the cost of managing and growing the Company.

     Net interest expense decreased $223,000 or 45.7% in the first three quarters of fiscal 1998 vs. the same period a year ago. The March 31, 1998 quarter's net interest expense decreased $84,000 or 46.7% from the March 31, 1997 quarter. For both the nine-month and three-month periods, the reduced interest expense is due to the $1,230,000 decrease of notes payable from March 31, 1997 to March 31, 1998.

     Net earnings increased $419,000 to $2,065,000 from $1,646,000 for the first nine months of fiscal 1998 vs. the same period in fiscal 1997. Net earnings increased by $121,000 or 22.9% for the quarter ended March 31, 1998 as compared to the same quarter in the prior year.

MATERIAL  CHANGES  IN  RESULTS  OF  OPERATIONS:  FISCAL  1997  VS. FISCAL 1996

     During the year ended June 30, 1997, because of billing errors that were undetected by supervisors, the Company did not timely invoice certain service revenues that it was legally entitled to bill. The errors were detected by an internal management analysis of sales, and confirmed by a thorough review of contract administration files. As a result, $181,935 of revenues that had not been recorded in the fiscal quarters in which they had been earned were originally recorded in the fourth quarter of fiscal 1997. The Company has restated the amounts originally reported to reflect the revenue in each of the quarters of the year ended June 30, 1997 (see Note O to the financial statements). These adjustments had no impact on net earnings for the year ended June 30, 1997. The Company has also taken appropriate action to assure that it has not failed to record other billings and that it will not similarly experience this problem in the future.

     In addition, the Company, having acquired the Pharmakon division and JAC in June 1996, discovered that the prior owners had not billed certain contractual software maintenance revenues to some of its customers. While the Company continued to provide the contracted maintenance support to these customers, it chose not to bill such revenues on a going forward basis until it had established that such billing would be collectible. However, the Company actively began a program to support its ability to bill and collect the revenue for those maintenance contracts, and during the quarter ended December 31, 1997, it achieved satisfactory indications (i.e., it had established a sufficiently credible reputation for service with the customers, had developed new and additional products upon which these customers now relied, and had specifically discussed and agreed upon collection schedules for the billings with the customers) that revenue was now, in fact, collectible. Accordingly, it recognized in that quarter the cumulative effects of those events. It has now revised its prior quarterly information to record the contract revenues (net of an appropriate reserve for uncollectibility) into the fiscal quarters in which they should have been earned, and by reversing the reserve in the quarter ended December 31, 1997, has recognized the income effect of that event in that quarter (See Note N to the financial statements). These adjustments had no impact on net earnings previously reported.

     Total revenue increased by $8,471,000 or 81% from $10,432,000 in fiscal 1996 to $18,903,000 in fiscal 1997. The increase is primarily attributable to the Pharmakon and JAC Acquisition. Pharmakon and JAC contributed $163,000, or less than one month in revenue, in fiscal 1996 and $7,931,000 for a full year in fiscal 1997.

     System sales increased by $448,000 or 8% from $5,781,000 to $6,229,000 in fiscal 1997. Pharmakon and JAC system sales increased $1,361,000 in fiscal 1997 from the prior year. The sales increase from the Acquisition was offset primarily from a decrease in Hemocare system sales. Hemocare shifted pricing focus from initial system dollar revenue to increased long-term maintenance and support service revenue.

     Service revenues increased 173% or $8,023,000 in fiscal 1997 vs. fiscal 1996. Service revenue increases in fiscal 1997 vs. fiscal 1996 were principally due to the Pharmakon and JAC Acquisition, which recorded an increase of $6,407,000. Included in this increase is $384,000 in service maintenance revenue related to a change in billing policy (see note N to the financial statements). Additionally, Hemocare service revenues increased by $1,018,000 in fiscal 1997 over the prior year due largely to a focused marketing emphasis on increasing service revenues.

     Cost of systems includes the cost of computer hardware and sublicensed software purchased from computer and software manufacturers for delivery to clients with related transportation costs. As a percentage of related sales, cost of systems increased 4% from 35% in fiscal 1996 to 39% in fiscal 1997. This increase reflects a higher proportion of third party software and computer hardware in fiscal 1997 vs. fiscal 1996 which is sold at lower gross margins than Company-produced product sales.

     Cost of services include salaries of client service personnel, communications expenses, unreimbursed travel, and training expenses along with related office and other direct expenses. Cost of services increased $1,510,000 or 108% in fiscal 1997 as compared to fiscal 1996. As a percentage of service revenue, cost of services decreased 7% from 30% in fiscal 1996 to 23% in fiscal 1997. The increase in expense is principally due to the Acquisition. Due to the relatively fixed staffing and other expense within cost of services, the increase in corresponding service revenues resulted in higher gross margins.

     Software development costs include salaries, documentation, office and other expenses incurred in product development along with amortization of software development costs. Software development costs increased 50% or $717,000 in fiscal 1997 vs. fiscal 1996. This increase is primarily the result of the Pharmakon and JAC acquisition. Pharmakon and JAC development expenses were $761,000 in fiscal 1997 and $21,000 in fiscal 1996 (from under one month of activity in fiscal 1996). Total expenditures for software development, including both capitalized and non-capitalized portions for fiscal 1997 and fiscal 1996 were $2,591,000 and $1,452,000. These amounts exclude amortization. Capitalized software cost additions were $929,000 and $496,000 for fiscal 1997 and fiscal 1996 respectively. The increase in the percentage of costs capitalized is primarily due to WORx product software development.
The WORx development project reached technical feasibility in early fiscal 1997. During fiscal 1996, the Company recorded a charge to operations of $3,891,000 for acquired research and development from the Acquisition. There was no such charge in fiscal 1997. Management expects continued increases in software development in the future.

     Selling, general and administrative expenses include marketing and sales salaries, commissions, travel and advertising expenses. Also included is bad debt expense; legal, accounting and professional fees; salaries and bonus expenses for corporate, divisional, financial and administrative staffs; utilities, rent, communications and other office expenses; and other related direct administrative expenses. Selling, general and administrative expenses increased 73% or $3,637,000 from $4,960,000 in fiscal 1996 to $8,597,000 in fiscal 1997. The Acquisition accounted for the majority, or $3,308,000, of this increase.

     Net  interest  expense increased $457,000 or 226% from $202,000 in fiscal
1996  to  $659,000  in  fiscal  1997.   This  increase is primarily due to the
promissory note issued in connection with the Acquisition. In fiscal years ended 1997 and 1996 the Company reported income tax of $85,000 and $6,000 or an effective rate of 3.9% in fiscal 1997 (fiscal 1996 was a loss year). Income tax for both years has principally been state and local. The Company utilized net operating loss carryforwards in fiscal 1997 (see note I to the financial
statements).   The  Company has a deferred tax asset of $3,781,000 at June 30,
1997 which is fully reserved as the likelihood of its future utilization cannot
be  presently  determined.   Future  utilization  of the deferred tax asset is
dependent upon the Company's future profitability as well as the outcome of various acquisition and other strategies and planned increased software development activities, both of which management expects will result in future tax deductions reducing or eliminating any taxable income.

     The Company had net earnings of $2,081,000 or $0.35 per share in fiscal 1997. In fiscal 1996, the Company reported net (loss) of ($3,491,000) or ($1.24) per share, which included $3,891,000 of acquired research and development write-downs.

NEW  ACCOUNTING  STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income," and Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosure about Segments of an Enterprise and Related Information." The adoption of both statements is required for fiscal years beginning after December 15, 1997.

     SFAS 130 establishes standards for reporting and displaying comprehensive income and its components in the financial statements. It requires that a company classify items of their comprehensive income, as defined by accounting standards, by their nature (i.e. unrealized gains or losses on securities) in a financial statement, but does not require a specific format for that statement.

     SFAS 131 changes current practice under SFAS 14, "Financial Reporting of Segments of a Business Enterprise," by establishing a new framework on which to base segment reporting (referred to as the management approach) and also requires interim reporting of segment information.

    During October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"). SOP 97-2 provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and will be effective for the Company's 1999 fiscal year.

     The Company is studying the implications of these new statements and has yet to determine the impact of their implementation, if any, on its consolidated financial statements.

                     DESCRIPTION OF MEDIWARE COMMON STOCK

GENERAL

     Mediware is authorized to issue 12,000,000 shares of Mediware Common Stock, par value $.10 per share, of which 5,527,722 shares of Mediware Common Stock were issued and outstanding as of March 31, 1998, held of record by approximately 300 persons. The Mediware Common Stock presently outstanding is fully paid and non-assessable.

     Each outstanding share of Mediware Common Stock entitles the holder to one vote on all matters requiring a vote of shareholders. There is no right to cumulative voting; thus, the holders of 50% percent or more of the shares outstanding can, if they choose to do so, elect all directors of Mediware.

     Subject to the rights of holders of any series of preferred stock that may be issued in the future, the holders of Mediware Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has never paid dividends on Mediware Common Stock and has no present intention to pay cash dividends on
Mediware Common Stock. Earnings, if any, will be used to finance the develop-ment and continued expansion of the Company's business. The Company is prohibited from paying dividends so long as the promissory note issued to Continental in the Acquisition remains outstanding. In the event of a voluntary or involuntary liquidation of Mediware, all -shareholders are entitled to a pro rata distribution of the assets of Mediware remaining after payment of claims of creditors and liquidation preferences of any preferred stock. Shareholders have no preemptive rights to subscribe for additional shares.

    Mediware is also authorized to issue 10,000,000 shares of preferred stock, the terms of which may be fixed by the Board of Directors. It is not possible to state the actual effect of any authorization of one or more series of preferred stock upon the rights of holders of Mediware Common Stock until the Board of Directors of Mediware determines the respective rights of the holders of one or more series of the preferred stock. Such effects might, however, include: (a) reduction of the amount of funds otherwise available for payment of cash dividends on Mediware Common Stock; (b) restrictions on the payment of cash dividends on Mediware Common Stock; (c) dilution of the voting power of Mediware Common Stock, to the extent that any series of issued preferred stock has voting rights or is convertible into Mediware Common Stock; and (d) the holders of Mediware Common Stock not being entitled to share in the assets of Mediware upon liquidation until satisfaction of liquidation preferences, if any, in respect of any outstanding series of preferred stock.

     The Board of Directors' ability to approve the issuance of authorized shares of capital stock might discourage a takeover attempt. To the extent that issuance of additional shares might impede attempts to acquire a controlling interest in Mediware, the existing authorization of shares of preferred stock may serve to entrench management. Mediware has no present intention of using shares of preferred stock for anti-takeover purposes.

    As discussed elsewhere herein, Mediware has issued a promissory note to the seller of Pharmakon and JAC. The promissory note contains several restrictive covenants limiting certain of Mediware's corporate activities, such as limitations and/or restrictions on: the creation of liens; the incurrence of indebtedness; the payment of dividends and distributions; consolidations, mergers and sales of assets; the making of investments; guarantees; and the creation of subsidiaries.

TRANSFER  AGENT

     The  Transfer  Agent  for  the  Mediware  Common  Stock is American Stock
Transfer  and  Trust  Company,  40  Wall  Street,  New  York,  N.Y.  10005.

RESALE  OF  MEDIWARE  COMMON  STOCK  BY  AFFILIATES

     The shares of Mediware Common Stock to be issued in the Merger have been registered under the Securities Act, and will be freely transferable, except for shares received by persons who may be deemed to control, be controlled by, or be under common control with Informedics Affiliates as set forth in Rule 145 of the Securities Act. Rule 145 places certain restrictions on the transfer of shares of Mediware Common Stock received by Affiliates pursuant to the Merger.

MARKET  FOR  MEDIWARE  COMMON  STOCK

     Mediware Common Stock is traded in the over-the-counter market and is quoted on The Nasdaq SmallCap Market ("Nasdaq") under the symbol MEDW. It is also traded on the Pacific Stock Exchange ("PSE") under the symbol MIS. Prior to August 1991, there was no established trading market for Mediware Common Stock.

     The table below indicates the high and low of quoted bid market prices as reported by Nasdaq for Mediware Common Stock for each quarter during the fiscal years ended June 30, 1996 and 1997, and the first, second, third and fourth quarters of fiscal 1998.

                  1st quarter      2nd quarter          3rd quarter       4th quarter
                  ended 9/30       ended 12/31          ended 3/31        ended 6/30
                  -------------    ---------------      ------------     -------------------
                  High  Low        High  Low            High  Low         High  Low
                  -------------    ---------------      ------------      ------------------

Fiscal 1998       9 1/2   5 1/8      12     7 6/16      11 1/2    8       9 1/2*   7 15/16*
Fiscal 1997       4 1/8   3 3/4     4 5/8   3 1/8        4 3/4    3       6 1/8    2 5/8
Fiscal 1996        11/8     5/8     1 1/2     7/8        3 5/8   7/8      4 1/4    3

* Through  June  16,  1998

     Such over-the-counter quotations reflect inter-dealers prices, without retail mark-ups, mark downs or commissions, and may not represent actual transactions.

     The listing maintenance standards of Nasdaq include a requirement that a company satisfy either a net tangible assets, market capitalization or net income test. Mediware currently meets all three of these tests. However, after the Merger Mediware may meet only two of these tests. Although that will be sufficient to maintain listing on Nasdaq at that time, there can be no assurance that the Company will continue thereafter to meet the criteria for continued listing of Mediware Common Stock on The Nasdaq SmallCap Market. If this listing is terminated because of failure to meet the applicable criteria, the liquidity for Mediware Common Stock will be severely impaired in the absence of the development of a meaningful alternative.

                    INFORMATION ABOUT MEDIWARE ACQUISITION

     Mediware Acquisition is a newly formed Oregon corporation and a wholly owned subsidiary of Mediware organized for the sole purpose of effecting the Merger. It is anticipated that Mediware Acquisition will not have any significant assets or liabilities (other than its rights and obligations under the Merger Agreement) or engage in any activities other than those incidental to its formation and the Merger. The mailing address for Mediware Acquisition is 1121 Old Walt Whitman Road, Melville, New York 11747, telephone (516) 423-7800.

                      INFORMATION ABOUT INFORMEDICS, INC.
                    DESCRIPTION  OF  INFORMEDICS'  BUSINESS

     GENERAL

     Informedics develops and markets a line of computer software applications designed for use in the health care field. The computer systems typically consist of computers, peripheral hardware (such as disk drives and printers), local area network (LAN) hardware and software, and Informedics' proprietary software applications.

     From 1986 until 1989, Informedics focused all of its development and marketing efforts on a line of proprietary blood bank data management systems, called LifeLine. In 1989, Informedics purchased a line of pathology data management systems, called StarPath. The blood bank and pathology data management systems are compatible in a number of ways. Both systems are marketed through the same distribution channels to health care providers, both are written in the same computer programming language, and both operate on the same type of computer systems.

     In October 1993, Informedics purchased a physician practice management system and a laboratory order entry and results reporting system. The physician practice management system was sold to Adaptive Health Systems of Washington, Inc. ("Adaptive") in October 1996. The laboratory order entry and results reporting system is licensed exclusively to Quest Diagnostics, Inc. (formerly, Corning Clinical Laboratories, Inc.), a major independent reference laboratory company.

     In the fourth quarter of 1995, Informedics completed the development and pilot phase of the application software for the Oregon Medical Electronic Network ("OMEN") project, which was being offered by the Oregon Medical Association ("OMA"). Informedics' software is no longer being marketed by the OMA.

     In the fourth quarter of 1996, Informedics completed the initial development of the extension version of the OMEN software named IntraMed.net, which is designed for Integrated Healthcare Delivery Systems. IntraMed.net provides a flexible and cost-effective communication link via the Internet between organizations and professional healthcare providers.

     In addition to the sales of Informedics' product lines, Informedics performs ongoing support and maintenance and programming services for its customers. After the initial installation of a system and related customer training, Informedics provides software support, furnishes customers with upgrades of software and hardware and maintains hardware for customers who purchase such services.

     The computer hardware marketed by Informedics are micro-computer products, running on either Windows or MS-DOS operating systems. Informedics has been a dealer for numerous hardware manufacturers and presently focuses its hardware marketing efforts on products manufactured by Compaq, Novell, Hewlett Packard and Epson Pacific.

    Informedics is currently developing a new software release for the LifeLine product, which addresses the Year 2000 issue, expanded bar code labeling to meet anticipated FDA requirements, and customer-recommended functional improvements. Informedics has evaluated its anticipated costs associated with the release (expected in the last quarter of fiscal 1998), including staffing levels, distribution costs, installation requirements and training. Informedics' management believes that it may incur as much as $300,000 in costs associated with this release, Year 2000 compliance issues, and other
customer  warranty  issues.    Informedics  will  account  for  these costs in
accordance with its normal software accounting policies as discussed in its most recent 10-KSB filing.

     Informedics was organized under the laws  of the state of Oregon in 1979.

     DESCRIPTION  OF  INFORMEDICS'  PRODUCTS

     The blood bank data management systems, called LifeLine, are modular, yet fully integrated, software systems which have been designed for the modern blood bank and hospital transfusion service to monitor donor records, unit inventory, and patient test and transfusion history. There are three primary applications of the LifeLine system. The first application supports the needs of the community blood bank whose activities include drawing and managing blood donors as well as testing, processing and distributing blood products. The second application meets the needs of a hospital transfusion service which does not, as a rule, draw blood from donors. The third provides the features required by a hospital which draws blood from donors, manages blood product inventory and maintains related patient test and transfusion information.

     IntraMed.net is an example of the new class of application software which uses World Wide Web technology as its model with a three-component architecture; a Web client, a Web server, and an industry standard database. IntraMed.net provides participants rapid, cost effective access to information about patient eligibility, plan care coverage and benefits, plus an electronic messaging system for pre-authorizations and referrals. Because of its Internet and World Wide Web-based technology, IntraMed.net can be used as a physician interface to laboratory, pharmacy, radiology, hospital, and surgical scheduling systems. This allows physicians to access their existing computer systems from their clinic offices or remote locations via a standard personal computer with web browser and Internet access. Informedics believes that the national growth of managed care, along with the related consolidation and integration of healthcare delivery, offers a significant opportunity for this technology.

     The pathology data management systems, called StarPath, are modular, yet fully integrated, software systems that are designed to fully automate a pathology department. Each application allows the pathology group to have direct control over the content and arrangement of work lists, labels and reports. There are two primary applications of the StarPath system. The first application automates the record keeping functions of a pathology department in the areas of surgical pathology, cytology and autopsies. The second application is similar to the first application except that it also includes the area of histology.




     DISTRIBUTION  OF  PRODUCTS

     Informedics' revenues in fiscal 1997 included sales from the product lines of LifeLine, StarPath and IntraMed.net. Sales in fiscal 1997 included both direct sales to hospitals, medical laboratories and blood donor centers, and sales of software to companies which agree to act as resellers of Informedics' systems. Informedics considers its operations to be in a single industry segment.

     In fiscal 1997, Informedics recognized revenues from one major customer, HBO and Company, representing 16% of Informedics' revenue. While the loss of this customer, which is a reseller of Informedics' LifeLine product, might initially have a material adverse impact on Informedics' operating results, management believes that the effect of such loss would be short term, as Informedics would concentrate its marketing resources on other resellers and on direct sales.

     COMPETITION

     The competition for IntraMed.net are companies that have developed similar healthcare information management network software. While the market and technology are fairly new, two companies, Integrated Medical Systems, Inc. and Healtheon, Inc., have systems similar to IntraMed.net.

    The competition for LifeLine systems includes companies that market a blood bank system as part of a complete laboratory information system and companies that offer a blood bank system as a stand-alone module. Currently, the primary stand-alone competitor for LifeLine systems is Mediware, which has a stand-alone system similar to LifeLine. Informedics also competes with Cerner Corporation, Sunquest Information Systems, Inc. and Soft Computer Consultants, which are much larger companies with greater technical, marketing, financial and other resources than Informedics.

     The competition for the StarPath system includes companies that market a pathology system as part of a complete laboratory information system and companies that offer a pathology system as a stand-alone module. Although there are numerous competing companies, no one company dominates the market.

     One of the ways Informedics has attempted to minimize the impact of competing products in the marketplace is by licensing Informedics' software systems to providers of hospital laboratory information systems to enable them to market Informedics' systems, instead of developing their own blood bank and/or pathology systems. Informedics has agreements with qualified resellers who use Informedics' systems to supplement their existing lines of medical laboratory software. Total revenue recognized from these agreements was $550,836 in fiscal 1997 and $660,793 in fiscal 1996.

     Informedics believes its products have a competitive edge in the marketplace based on product sophistication, design, flexibility, reliability, as well as being price competitive. In addition, with respect to the LifeLine system, the governmental regulation of blood bank computerized systems places a significant barrier to entry for such products.

     BACKLOG

     At October 31, 1997 and 1996, the backlog of system orders was $141,366 and $235,740, respectively. These amounts represent the unrecognized revenue for customer work in progress, and undelivered hardware and software as of such dates.

    Non-expired maintenance service contracts at October 31, 1997 and 1996 were $1,066,475 and $1,093,598, respectively.

     PROTECTION  OF  PROPRIETARY  SOFTWARE

     Under existing law, most computer software cannot be patented, and copyright laws provide only limited protection. To protect its proprietary products, Informedics relies upon copyright and trade secret laws, internal nondisclosure safeguards, and restrictions on disclosure and transferability incorporated in its software license agreements. However, as with all software, it is possible for users and competitors to wrongfully copy Informedics' products. Informedics believes that, because of the rapid pace of technological change in the computer industry, patent, copyright and contractual protection is of less practical significance than other factors, such as the knowledge and experience of Informedics' management and personnel and their ability to acquire, develop, enhance and market new products.

     REGULATORY  COMPLIANCE

     In 1994, the FDA notified all developers of blood bank software that such software is considered a medical device. The FDA required each developer to register as a medical device manufacturer and submit, by March 31, 1995, a pre-market notification 510(k) report for its blood bank software. The FDA subsequently extended the deadline for filing the pre-market notification report to March 31, 1996. In fourth quarter 1995, Informedics prepared and filed the required pre-market notification report with the FDA. The FDA is currently reviewing Informedics' pre-market notification report. At the time of the 1994 notice, Informedics was already registered as a medical device manufacturer.

     In 1995, the FDA notified Informedics that prior distributions of certain LifeLine software updates "meet the formal definition of a recall." Informedics brought closure to the recall in early 1996 when it issued a new release of the LifeLine product which addressed all outstanding issues.

     In December 1997, Informedics received a request from the FDA for additional information and clarifications regarding its Section 510(k) submission. The FDA requested Informedics identify additional safety critical functions, clarify the hardware platform on which its LifeLine product is used, and expand its beta test information. Informedics' management believes that it adequately responded to the FDA requests on March 26, 1998. If the response contains insufficient information, Informedics' ability to market the LifeLine product may be adversely affected.

     Informedics has dedicated substantial time and resources to comply with the FDA's new design control guidelines and regulations and the FDA Modernization Act (see "Information About Mediware Information Systems, Inc. - Description of Mediware's Business - Government Regulation") and believes that it is in substantial compliance therewith. Informedics, however, cannot predict whether it will be in compliance with future changes to FDA guidelines, regulations or inspection procedures. Non-compliance with any such guidelines, regulations or procedures could have a material adverse effect on vendors of blood bank information systems, including Informedics.

     SOFTWARE  DEVELOPMENT  COSTS

     Informedics capitalized certain software development costs incurred during fiscal 1997 and 1996 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Informedics is presently enhancing most of its software product lines and, in accordance with SFAS No. 86, is capitalizing certain costs associated with new releases. Informedics incurred software development costs of $936,771 in fiscal 1997 and $1,510,657 in fiscal 1996, of which $109,032 and $194,365 were capitalized for fiscal 1997 and fiscal 1996, respectively.

     EXPORT  SALES

     Informedics made no export sales for fiscal 1997 and sold $9,900 of products outside the United States during fiscal 1996.

     EMPLOYEES

     At  June  1,  1998,  Informedics  had  26  full-time  employees.

PROPERTIES

     Informedics does not own any real property.  Informedics presently leases
office  and  production  space  in  Lake  Oswego,  Oregon.    For  additional
information about Informedics' leases, see Note 5 to the financial statements included elsewhere herein.

INFORMEDICS'  MARKET  PRICE  AND  DIVIDEND  INFORMATION

     As of June 1, 1998, Informedics Common Stock was held of record by approximately 175 persons. On February 12, 1997, the NASD moved the trading of Informedics Common Stock from The Nasdaq SmallCap Market to the NASD Bulletin Board. The move initiated by Nasdaq resulted from Informedics' inability to meet the Nasdaq listing standard of a minimum bid price of $1.00 per share. Informedics' current market makers trade securities through the NASD Bulletin Board and management anticipates that these market makers will continue to trade Informedics' stock. The following table sets forth, for the quarterly periods indicated, the high and low bid prices per share of Informedics Common Stock as reported by the NASD.

Year ended October 31, 1996  High    Low
---------------------------  ------
 First Quarter               $1.688  $1.250
 Second Quarter              $1.625  $1.000
 Third Quarter               $2.063  $1.000
 Fourth Quarter              $1.250  $0.750
Year ended October 31, 1997
---------------------------
 First Quarter               $0.938  $0.438
 Second Quarter              $0.813  $0.438
 Third Quarter               $1.063  $0.469
 Fourth Quarter              $1.500  $0.656
Year ended October 31, 1998
---------------------------
 First Quarter               $1.750  $1.063
 Second Quarter              $1.344  $0.750
 Third Quarter*              $1.000  $0.688

*    As  of  June  16,  1998
     The prices quoted above may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

     Informedics has not historically declared any dividends and has no intention of doing so in the near future.

   INFORMEDICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF ITS FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following information should be read in conjunction with the financial statements and related notes thereto and other detailed information regarding Informedics included elsewhere in this Proxy Statement/Prospectus.

HIGHLIGHTS

     On July 29, 1997, Informedics signed a letter of intent to merge into a subsidiary of Mediware. Informedics announced on December 19, 1997 the signing of the Merger Agreement. See "Description of the Merger and the Merger Agreement."

     Informedics continued improved operating results for the second quarter and the first six months of fiscal 1998 when compared to the same periods in 1997. Informedics recorded a pre-tax profit of $203,050 for the second quarter of 1998 compared to a second quarter loss of $187,717 in 1997 and a pre-tax profit of $408,675 for the first six months of 1998 compared to a loss of $449,564 for the same period in 1997. The improvement was primarily the result of cost-cutting measures fully realized in fiscal 1998 offset in part by reduced new system sales.

     In December 1997, Informedics received a request from the FDA for additional information and clarifications regarding its Section 510(k) submission for its LifeLine product. The FDA requested Informedics identify additional safety critical functions, clarify the hardware platform on which its LifeLine product is used, and expand its beta test information. Management believes that it adequately responded to the FDA's request on March 26, 1998. If the response contains insufficient information, Informedics' ability to market the LifeLine product may be adversely affected.

     Informedics is currently developing a new software release for the LifeLine product, which addresses the Year 2000 issue, expanded bar code labeling to meet anticipated FDA requirements, and customer-recommended functional improvements. Informedics has evaluated its anticipated costs associated with this release (expected in the fourth quarter of fiscal 1998), including staffing levels, distribution costs, installation requirements and training. Informedics' management believes that it may incur as much as $300,000 in costs associated with this release and other Year 2000 issues.

     In 1997, Informedics established a valuation reserve against its deferred income taxes which offset the income tax benefit for the first two quarters of 1997. In the third quarter of 1997, this reserve was increased as Informedics' management determined that the benefit of the net operating loss carryforwards was not likely to be realized. Informedics was able to utilize some of these net operating loss carryforwards in the second quarter of 1998 to reduce the current tax provision.

     On October 31, 1996, Informedics sold certain assets of its ClinicManager product line to Adaptive Health Systems of Washington, Inc. ("Adaptive") for $500,000, most of which was payable on a monthly basis pursuant to a note due October 31, 2001. In April 1997, certain conditions of the sale were satisfied, resulting in an acceleration of the note receivable from Adaptive. In May 1997, Informedics received $406,500 from Adaptive to pay off the note. Informedics recognized a gain of $174,793 on this transaction during the year ended October 31, 1997.

     The elimination of the ClinicManager product line from Informedics' revenue base resulted in decreased product sales and customer service and support revenue. Total revenue decreased from $5,155,953 in fiscal 1996 to $3,249,785 in fiscal 1997. Due to the sale of the ClinicManager product line and associated cost-cutting measures, Informedics reported lower pre-tax loss for 1997 as compared to 1996. For fiscal 1997, Informedics reported a pre-tax loss of $569,160 compared to a pre-tax loss of $758,333 for fiscal 1996.

RESULTS OF OPERATIONS - MATERIAL CHANGES: SIX MONTHS ENDED APRIL 30, 1998 VS. SIX MONTHS ENDED APRIL 30, 1997

     New  system  product  sales  were  $228,074  lower  in second quarter and
$215,174 lower for the first six months of 1998 when compared to the same periods in 1997. The decrease for the six months was due to fewer sales in all product lines, including IntraMed.net - $57,000; StarPath - $29,765; and LifeLine - $11,580. Discontinued products Entree' and ClinicManager accounted for the remaining product sales shortfall of $116,829.

     Customer service and support revenue was $6,939 higher in second quarter and $47,887 lower for the first six months of 1998, when compared to the same periods in 1997. The 1997 results included one-time programming service revenue associated with LifeLine and ClinicManager product lines. Hardware support revenue decreased 33% in the first six months of 1998 when compared to the first six months of 1997, but the decline was more than offset by a new technical support service which was intended to replace the hardware support service revenue. Informedics began marketing the new technical support service in the second quarter of 1997.

     Hardware sales decreased $15,238 and $9,202 for the second quarter and the first six months of 1998, respectively, as compared to the same periods in
1997.    The cost of products sold in the second quarter was $10,270 lower and
$1,356 lower in the first six months of 1998 when compared to the same periods in 1997.

     The cost of customer service and support decreased $178,747 and $445,558 for the second quarter and the first six months of 1998, respectively, as compared to the same periods in 1997. Likewise, selling and administrative expenses decreased in 1998 when compared to the same periods in 1997. These costs were lower by $323,335 for the second quarter and $532,981 in the first six months of 1998. The cost improvements resulted from a reduction in staff and other overhead costs. Management anticipates that these costs will remain relatively stable over the remainder of fiscal 1998.

RESULTS  OF  OPERATIONS  -  MATERIAL  CHANGES:  FISCAL  1997  VS.  FISCAL 1996

     The decrease in product sales of $930,166 or 58% for 1997, as compared to fiscal 1996, resulted primarily from the loss of revenue from the sale of the ClinicManager product line, and reduced sales of Informedics' primary product, LifeLine. The decrease in customer service and support revenue of $976,002 or 27% resulted from the sale of the ClinicManager product line, a decrease in the number of customers who purchased Informedics' hardware support services, and a reduction in revenue from not charging laboratory systems' customers a regulatory fee in fiscal 1997 as it did in fiscal 1996. In the second quarter of fiscal 1997, Informedics began marketing a new technical support service to help replace the revenue lost from the hardware support services resulting in sales of $13,171 in fiscal 1997.

     The decrease in the cost of products sold of $486,454 or 78% resulted from a decrease of $564,090 in hardware sales, combined with a decrease in the cost of the hardware. As a percentage of hardware sales, cost of products sold decreased from 84% in 1996 to 76% in fiscal 1997. Hardware sales and related cost of products sold were less in 1997, primarily as a result of the sale of the ClinicManager product line.

     Cost of customer service and support decreased by $1,175,242 or 41% for fiscal 1997 when compared to fiscal 1996. This decrease resulted from a reduction in staff and other associated costs due to the sale of the ClinicManager product line.

     Selling and administrative expenses were $216,858 or 11% less in fiscal 1997 as compared to fiscal 1996, as a result of Informedics sub-leasing office space, a reduction in staff and other related costs.

LIQUIDITY  -  CAPITAL  RESOURCES

     Informedics' cash position grew from $207,692 on October 31, 1997 to $868,758 on April 30, 1998, as Informedics added $679,274 of cash as a result of operating activities, used $41,541 for investing activities, and added $23,333 from financing activities. Based upon the anticipation of continued steady product sales and reduced operating expenses, management believes that Informedics' current cash position will be sufficient to fund its operating and investment activities for the remainder of fiscal 1998.

     As a result of the operating profit in the first six months of 1998, Informedics experienced an improvement of $446,840 in working capital. Informedics had a negative working capital of $150,305 on April 30, 1998 as compared to a negative $597,145 on October 31, 1997. Excluding the deferred revenue liability, which is a liability for future services, Informedics' working capital on April 30, 1998 was $1,103,420, compared to $595,223 on October 31, 1997.

     Capital expenditures for property additions were $6,830 in the first six months of 1998 compared to $23,238 in the first six months of 1997. Management anticipates that capital expenditures for property additions for the balance of 1998 will remain low.

     Capitalized software development costs were $42,844 and $57,823 for the first six months of 1998 and 1997, respectively. Management anticipates that capitalized software development costs for the remainder of 1998 will remain low.

     Informedics  has  no  credit  line  with  a  bank  at  this  time.

PROSPECTIVE  ACCOUNTING  CHANGE

     SFAS No. 130, "Reporting Comprehensive Income," establishes requirements for disclosure of comprehensive income. The new standard becomes effective in fiscal year 1999. SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," establishes standards for disclosure about operating segments in annual financial statements and requires disclosure of selected information about operating segments in interim financial reports. The new standard becomes effective in fiscal 1999. There will not be any substantial changes to Informedics' disclosure at the time SFAS No. 131 is adopted.

        COMPARATIVE RIGHTS OF SHAREHOLDERS OF MEDIWARE AND INFORMEDICS

GENERAL

     Informedics is incorporated in the State of Oregon. Mediware is incorporated in the State of New York. The rights of shareholders of Mediware are currently governed by the New York Business Corporation Law ("NYBCL") and by Mediware's Restated Certificate of Incorporation and By-laws. Shareholders of Informedics who receive Mediware Common Stock pursuant to the Merger will become shareholders of Mediware and their rights as such will be governed by the NYBCL and Mediware's Certificate of Incorporation and By-laws, as the same may be amended from time to time.

     Certain differences between the rights of Informedics shareholders and Mediware shareholders are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the law discussed and the Restated Articles of Incorporation (the "Restated Articles") and Restated By-laws of Informedics and the Restated Certificate of Incorporation and Restated By-laws of Mediware. For information as to how Mediware's documents may be obtained, see "Available Information."

BUSINESS  COMBINATIONS

     Informedics. Under the Oregon Act , the affirmative vote of the holders of a majority of all outstanding shares of stock of an Oregon corporation entitled to vote thereon is required to approve mergers and share exchanges, and for sales, leases, exchanges or other dispositions of all or substantially all of the property of the corporation, with or without the goodwill, other than in the usual and regular course of the corporation's business.

     In addition, under the Restated Articles: (i) a sale of all or substantially all of Informedics' assets, a merger or other form of business combination involving Informedics and requiring the vote of Informedics' shareholders or (ii) any vote that would render inapplicable the Oregon Control Share Act (Sections 60.801 through 60.816 of the Oregon Act) will not take effect without the approval of 66-2/3 percent of all outstanding shares of Informedics unless such action is first approved by all directors then in office. This provision may not be amended without the approval of 75 percent of all outstanding shares of Informedics.

     Mediware. Under the NYBCL, approval of mergers and consolidations, and sales, leases, exchanges or other dispositions of all or substantially all the assets of a corporation, if not made in the usual or regular course of the business actually conducted by such corporation, requires: (i) for corporations in existence on February 22, 1998, the certificate of incorporation of which expressly provides such, or corporations incorporated after such date, the approval of a majority of the votes of the shares entitled to vote thereon or
(ii) for other corporations in existence on February 22, 1998, two-thirds of the votes of all outstanding shares entitled to vote thereon. Mediware's Certificate of Incorporation does not provide for majority approval of such business combinations.

DISSENTING  SHAREHOLDERS'  APPRAISAL  RIGHTS

     Informedics. Under Sections 60.551 through 60.594 of the Oregon Act, shareholders of an Oregon corporation have the right to dissent and receive payment in cash of the fair value of their shares, except as otherwise provided by the Oregon Act, in the event of certain mergers, certain share exchanges, certain sales or exchanges of all or substantially all of the property of the corporation other than in the usual and regular course of business, certain amendments to the articles of incorporation that materially and adversely affect rights in respect of a dissenter's shares, and any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. A shareholder intending to enforce such rights  must  comply  with the procedures set forth in Sections 60.551 through
60.594  of  the  Oregon Act.  See "Dissenting Shareholders' Appraisal Rights."

     Mediware. Under Sections 806(b)(6) and 910 of the NYBCL, shareholders of a New York corporation have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by the NYBCL, in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain mergers or consolidations, certain sales, exchanges or other dispositions of all or substantially all of the corporation's assets and certain share exchanges. A shareholder intending to enforce such right must comply with the procedures set forth in Section 623 of the NYBCL.

STATE  TAKEOVER  LEGISLATION

     Informedics. Informedics is subject to the Oregon Control Share Act. The Control Share Act generally provides that a person (the "Acquiror") who acquires voting stock of an Oregon corporation in a transaction which results in the Acquiror holding more than each of 20%, 33-1/3% or 50% of the total voting power of the corporation (a "Control Share Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("Control Shares") unless voting rights are accorded to the Control Shares by: (a) a majority of each voting group entitled to vote; and (b) the holders of a majority of the outstanding voting shares, excluding the Control Shares held by the Acquiror and shares held by the corporation's officers and inside directors. The term "Acquiror" is broadly defined to include persons acting as a group.

     The Acquiror may, but is not required to, submit to the corporation an "Acquiring Person Statement" setting forth certain information about the Acquiror and its plans with respect to the corporation, The Acquiror may also request that the corporation call a special meeting of shareholders to determine whether the voting rights will be restored to the Control Shares. If the Acquiror does not request a special meeting of shareholders, the issue of voting rights of Control Shares will be considered at the next annual or special meeting of shareholders. If the Acquiror's Control Shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiror for the Control Shares.

     The Oregon Act also contains certain provisions that govern business combinations between corporations and interested shareholders (the "Business Combination Act"). The Business Combination Act generally provides that, if a person or entity acquires 15% or more of the voting stock of an Oregon corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include: (a) a merger or plan of share exchange; (b) any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation; and (c) certain transactions that result in the issuance of capital stock to the Interested Shareholder. These restrictions do not apply if: (i) the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers and shares owned by certain employee benefit plans); (ii) the board of directors approves the share acquisition or business combination before the Interested Shareholder acquires 15% or more of the corporation's outstanding voting stock; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15% or more of the corporation's voting stock.

     The restrictions placed on Interested Shareholders by the Business Combination Act do not apply under certain circumstances, including, where the corporation expressly elects not to be governed by the Business Combination Act or where the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association or held of
record  by  more  than  2,000  shareholders.   The last of these circumstances
exists with respect to Informedics; accordingly, the requirements of the Business Combination Act do not apply to Informedics.

     Mediware. The NYBCL contains provisions which prohibit any business combination (defined to include a variety of transactions, including mergers, consolidations, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and the receipt of certain benefits from the corporation, including loans or guarantees) between a domestic corporation and an "interested shareholder" for five years after the date that the interested shareholder became an interested shareholder unless prior to that date the board of directors of the domestic corporation approved the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder. Even after five years, such a business combination is permitted only if: (i) it is approved by a majority of the shares not owned by, or by an affiliate of, the interested shareholder, or
(ii) certain statutory fair price requirements are met. An "interested shareholder" is any person who (i) beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and at any time within the five year period in question was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock of the corporation.

STOCKHOLDER  RIGHTS  PLANS

     Neither  Informedics  nor  Mediware  has  a  stockholder  rights  plan.

AMENDMENTS  TO  CERTIFICATE  OF  INCORPORATION

     Informedics. The Oregon Act permits the board of directors of a corporation to amend the corporation's articles of incorporation without shareholder approval for the limited purposes of extending the duration of the corporation (if not perpetual), deleting the names and addresses of the initial directors of the corporation, changing or deleting the name of the initial registered agent or registered office if a statement of change is on file, deleting the mailing address if an annual report has been filed, making minor changes to the corporate name, or other routine changes. Other amendments to a corporation's articles of incorporation must be recommended to the corporation's shareholders by its board of directors. The vote required for approval of an amendment depends on the voting groups entitled to vote separately on the amendment. The holders of a class or series of voting stock are entitled to vote separately as a class on proposed amendments that would increase or decrease the number of authorized shares of that class or series, effect an exchange or reclassification of all or a part of the shares into another class or series, change the designation, rights, preferences or limitations of the series, or create a new class or series having superior rights or preferences with respect to distributions or dissolution. In general, an affirmative majority of the votes entitled to be cast at a meeting at which a quorum is present is necessary to approve an amendment. If classes of stock are required to vote separately, however, an affirmative majority vote of the outstanding stock of each class is required.

     In addition, the Restated Articles provide that no amendment of the Restated Articles will be effective without the approval of 66-2/3% of all outstanding shares of Informedics unless such action is first approved by all directors then in office. Also, the Restated Articles provide that certain provisions regarding (a) division of the Board of Directors into classes, (b) prohibitions on removal of directors except for "cause" as defined in the Restated Articles, (c) requirement for approval of 66-2/3% of all outstanding shares of Informedics for (i) certain business combinations involving Informedics, (ii) removal of applicability of the Oregon Control Share Act, and (iii) amendments to the Restated Articles or the Bylaws of Informedics, and (d) amendment or repeal of these provisions, require the approval of 75% of all outstanding shares of Informedics.

     Mediware. Under Section 803 of the NYBCL, amendments to the certificate of incorporation may be authorized by vote of the board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. Section 804 of the NYBCL provides that certain categories of amendments which adversely affect the rights of any holders of shares of a class or series of stock require the affirmative vote of the holders of a majority of all outstanding shares of such class or series, voting separately.

AMENDMENTS  TO  BY-LAWS

     Informedics. The Restated Articles provide that no amendment of the Bylaws will be effective without the approval of 66-2/3% of all outstanding shares of Informedics unless such action is first approved by all directors then in office. Subject to this provision in the Restated Articles, the
Informedics Bylaws provide that the Bylaws may be amended by either the Informedics Board or its shareholders, except that the shareholders, in amending or repealing a Bylaw, may provide that the Informedics Board cannot amend or repeal that particular Bylaw.

     Mediware. Under Section 601 of the NYBCL, except as otherwise provided in the certificate of incorpora-tion, by-laws may be amended, repealed or adopted by the holders of shares entitled to vote in the election of any director. When so provided in the certificate of incorporation or a by-law adopted by the shareholders, by-laws may also be amended, repealed or adopted by the board by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by law, but any by-law adopted by the board may only be amended or repealed by the shareholders entitled to vote thereon. Pursuant to Mediware's By-laws, the By-laws may be amended, repealed or adopted by the majority vote of the shareholders entitled to vote for directors or by the Board of Directors, but any by-law adopted by the Board may be altered, amended or repealed by the shareholders.

PREEMPTIVE  RIGHTS

     No holder of shares of either Mediware or Informedics Common Stock has any preemptive rights to purchase any shares or other securities of Mediware or Informedics, respectively.

DIVIDEND  SOURCES

     Informedics. Distributions of dividends to shareholders are not limited to or prohibited by the Oregon Act unless restricted by the corporation's articles of incorporation or unless, in the judgment of the board of directors, the distribution would cause (i) the corporation to be unable to pay its debts as they become due in the usual course of the corporation's business or (ii) the corporation's total assets to be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights of any class of shareholders whose preferential rights are superior to those receiving the distribution. The board's determination in such instance may be based on financial statements or on any other valuation that is reasonable under the circumstances. The Restated Articles and the Informedics Restated Bylaws do not contain any further restrictions on the declaration or payment of dividends.

     Mediware. Under Section 510 of the NYBCL, except as otherwise provided in the NYBCL, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made from sources other than earned surplus, a written notice must accompany such payment or distribution as provided by the NYBCL. A corporation may declare and pay dividends or make other distributions except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation

DURATION  OF  PROXIES

     Informedics. Under the Informedics Restated Bylaws and Section 60.231 of the Oregon Act, a shareholder's appointment of a proxy is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and appointment is coupled with an interest. Appointments coupled with an interest include the appointment of (a) a pledgee, (b) a person who purchased or agreed to purchase the shares, (c) a creditor of the corporation who extended credit under terms requiring the appointment, (d) an employee of the corporation whose employment contract requires the appointment or (e) a party to certain voting agreements.

     Mediware. Under Section 609 of the NYBCL, no proxy is valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Irrevocable proxies may be created for (i) a pledgee, (ii) a person who has purchased or agreed to purchase the shares, (iii) a creditor of the corporation who extends or continues credit in consideration of the proxy,
(iv) a person who has contracted to perform services as an officer of the corporation if the proxy is required by the employment contract and (v) a person designated under a voting agreement.

SHAREHOLDER  ACTION

     Informedics. Under the Informedics Restated Bylaws and Section 60.211 of the Oregon Act, any action that could be taken at a meeting of the Informedics shareholders may be taken without a meeting by unanimous written consent of the Informedics shareholders entitled to vote with respect to the subject matter thereof.

     Mediware. Under Section 615 of the NYBCL, any action required or permitted to be taken by shareholder vote may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, provided that the certificate of incorporation may contain a provision requiring the written consent of the holders of less than all outstanding shares. The Mediware Certificate of Incorporation does not contain such a provision.

SPECIAL  SHAREHOLDERS  MEETINGS

     Informedics. Under the Informedics Restated Bylaws and Section 60.204 of the Oregon Act, the Informedics President or the Board of Directors may call special meetings of the Informedics shareholders for any purpose. In addition, the holders of at least 10% of the outstanding Informedics Stock entitled to vote on an issue may call a special meeting upon written demand to the Secretary of Informedics setting forth the purpose for such meeting. Under Section 60.207 of the Oregon Act and the Restated Bylaws, if notice of the special meeting is not given within 30 days after the date the demand is delivered to the Secretary or if the special meeting is not held in accordance with the notice, a shareholder who signed a valid demand for a special meeting may petition the Clackamas County Circuit Court to summarily order a special meeting. Also, the Clackamas County Circuit Court may summarily order a meeting to be held on application of any Informedics shareholder entitled to participate in an annual meeting if an annual meeting is not held within the earlier of six months after the end of Informedics' fiscal year or 15 months after its last annual meeting.

     Mediware. Under Section 602 of the NYBCL, a special meeting of shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The Mediware By-laws provide that special meetings of the shareholders may be called at any time by the President or by the Board of Directors. In addition, Section 603 of the NYBCL provides that if, for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders, or if no date has been so fixed for a period of 13 months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If such special meeting is not called by the board within two weeks after the expiration of such period or if it is called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of 10% of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors.

REMOVAL  OF  DIRECTORS

     Informedics. The Restated Articles provide that directors may be removed only for cause. The Restated Articles provide that "cause" means that the director has (i) committed an act of fraud or embezzlement against the corporation; (ii) been convicted of, or plead nolo contendere to, a crime involving moral turpitude; or (iii) failed to perform the director's duties as a director, and such failure constitutes a breach of the director's duty of loyalty to the corporation or provides an improper personal benefit to the director. The Informedics Restated Bylaws provide that the Informedics shareholders may remove one or more of Informedics' directors for cause at a special meeting called for such purpose. A majority of the votes entitled to be cast on the matter constitutes a quorum for action on the removal of a director. A director may be removed only if a quorum is present and the number of votes cast to remove the director exceeds the number of votes cast not to remove the director, and, if such director is elected by a particular class of Informedics shareholders, only shareholders of that class may participate in the vote to remove such director.

     Mediware. Section 706 of the NYBCL provides that any or all of the directors may be removed for cause by vote of the shareholders and, if the certificate of incorporation or the specific provisions of a by-law adopted by the shareholders provide, directors may be removed by action of the board of directors. If the certificate of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the shareholders. The removal of directors, with or without cause, is subject to the following: (i) in the case of a corporation having cumulative voting, no director may be removed when the votes cast against such director's removal would be sufficient to elect the director if voted cumulatively and (ii) if a director is elected by the holders of shares of any class or series, such director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class. An action to procure a judgment removing a director for cause may be brought by the attorney general or by the holders of 10% of the outstanding shares, whether or not entitled to vote. The Mediware By-laws provide that any or all of the directors may be removed without cause only by vote of a majority of the shareholders or by a majority vote of the entire Board.

NUMBER  OF  DIRECTORS;  VACANCIES  ON  THE  BOARD

     Informedics. The Restated Articles provide that the Informedics Board will be comprised of between three and seven members; the Informedics Board is currently comprised of four members. Directors of Informedics are elected annually for one-year terms. The Board of Directors is authorized to increase or decrease the size of the Board of Directors within the range specified above at any time by the affirmative vote of two-thirds of the directors then in office. Without the unanimous consent of the directors then in office, no more than two additional directors may be added to the Board of Directors within any 12-month period. Without the unanimous approval of the directors then in office, no person who is affiliated as an owner, director, officer or employee of a company or business deemed by the Board of Directors to be competitive with that of Informedics is eligible to serve on the Board of Directors of Informedics.

     At any time the Board of Directors consists of six or more members, in lieu of electing the entire number of directors annually, the Board of Directors of Informedics will be divided into three classes. The method of classifica-tion will be to assign the longest terms to those directors with the most seniority as directors. The classes will be Class 1, Class 2 and Class 3. The term of office of directors of Class 1 will expire at the first annual meeting of shareholders after their election, that of Class 2 will expire at the second annual meeting after their election, and that of Class 3 will expire at the third annual meeting after their election. When classification of directors is in effect, at each annual meeting of shareholders the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office until the third succeeding annual meeting.

     If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of directors, then (i) each director then serving will neverthe-less continue as a director of the class of which the director is a member until the expiration of the director's current term, or upon the director's earlier resignation, removal from office or death; (ii) the newly created or eliminated directorships resulting from such increase or decrease will be allocated by the Board of Directors among the three classes of directors so as to maintain equal classes to the extent possible; and (iii) in the event such decrease in the authorized number of directors makes the total number of directors less than six, then the Board of Directors will become declassi-fied and the directors remaining in office will continue their terms until the next annual meeting of shareholders, at which time directors will be elected to serve for one-year terms or until their successors are duly elected and qualified.

     Subject to the provisions in the Restated Articles described above, a vacancy occurring on the Informedics Board may be filled by the Informedics shareholders or the Informedics Board. If the remaining directors constitute less than a quorum, a vacancy may be filled by the affirmative vote of a majority of the remaining directors. Sections 60.314 and 60.331 of the Oregon Act provide that a director elected to fill a vacancy is elected for the unexpired term of his or her predecessor in office, except that the term of a director elected by the Informedics Board to fill a vacancy expires at the next shareholder meeting at which directors are elected.

     Mediware. Under Section 702 of the NYBCL, the number of directors may not be less than three, and any higher number may be fixed by the by-laws or by action of the shareholders or of the board of directors under specific provisions of a by-law adopted by the shareholders. The number of directors may be increased or decreased by amendment of the by-laws or by action of the shareholders or of the board of directors under the specific limitation of a by-law adopted by the shareholders, subject to certain limitations. The Mediware By-laws and Certificate of Incorporation fix the number of directors at not less than nine, to be divided into three classes, which shall be as nearly equal in number as possible. Under Section 705 of the NYBCL, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board. However, the certificate of incorporation or by-laws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders. Unless the certificate of incorporation or the specific provision of a by-law adopted by the shareholders provide that the board may fill vacancies occurring in the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, will hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified. The Mediware By-laws and Certificate of Incorporation provide that any vacancy in the Mediware Board may be filled by a majority vote of the remaining directors.

INDEMNIFICATION  OF  DIRECTORS

     Informedics. Unless limited by a corporation's articles of incorporation, the Oregon Act requires a corporation to indemnify its officers and directors for reasonable expenses incurred in the defense of a proceeding brought against an officer or director in his or her official capacity in which the officer or director is wholly successful on the merits. The Oregon Act grants a corporation the authority to indemnify its directors, officers, employees or agents for expenses incurred by such officers and director in any proceeding arising out of actions or omissions by such persons, provided that the director, officer, employee or agent acted in good faith, in a manner that he or she reasonably believed was in the best interests of, or at least not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the director, officer, employee or agent had no reason to believe his or her behavior was unlawful. A corporation may not indemnify a director, officer, employee or agent under the prior sentence unless authorized in the specific case, after a determination has been made that indemnification is permissible in the circumstances by majority vote of a quorum consisting of directors not at the time party to the proceeding, or if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board, by special legal counsel or by the shareholders. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding in which the director was adjudged liable on the basis of improper personal benefit. The Restated Articles and Restated Bylaws each provide that the corporation will indemnify its directors to the fullest extent permitted by the Oregon Act.

     Mediware. Under Section 722 of the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Section 723 of the NYBCL provides that any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available, or (ii) in the event a quorum of disinterested directors is not available or so directs, by either (A) the board upon the written opinion of independent legal counsel, or (B) by the shareholders. The Mediware Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the NYBCL.

LIMITATION  OF  PERSONAL  LIABILITY  OF  DIRECTORS

     Informedics. The Oregon Act permits a corporation to eliminate or limit the personal liability of a director, officer, employee or agent to the corporation or its shareholders for monetary damages resulting from his or her conduct as a director, officer, employee or agent. The Restated Articles and Restated Bylaws each provide that the corporation will limit the liability of its directors to the fullest extent permitted by the Oregon Act.

     Mediware. Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity. Mediware's Certificate of Incorporation has a provision eliminating the personal liability of directors to the fullest extent permitted by the NYBCL.

                             ACCOUNTING TREATMENT

     Mediware  will  account  for  the  Merger  under  the  purchase method of accounting. Under purchase accounting, the aggregate purchase cost is allocated to identified purchased assets and liabilities according to their respective values to the acquirer. The aggregate purchase cost includes the value of the Mediware Common Stock exchanged along with transaction costs, such as legal, accounting and other professional fees. The excess of aggregate purchase cost over fair value is recorded as intangible assets.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences of the Merger to the holders of Informedics Common Stock. The discussion does not address all aspects of federal income taxation that may be relevant to particular shareholders and may not be applicable to shareholders who are not citizens or permanent residents of the United States, or who will acquire their Mediware Common Stock pursuant to the exercise or termination of employee stock options or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local, or other tax laws. This discussion assumes that Informedics shareholders hold their Informedics Common Stock as capital assets within the meaning of Section 1221 of the Code.

    The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. Mediware and Informedics have received an opinion from Tonkon Torp LLP, tax counsel to Informedics ("Tax Counsel"), to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Mediware, Mediware Acquisition and Informedics will be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by Mediware, Mediware Acquisition or Informedics as a result of the Merger and (iv) no gain or loss will be recognized by an Informedics shareholder as a result of the Merger with respect to shares of Informedics Common Stock converted solely into Mediware Common Stock. The opinion of Tax Counsel is subject to the limitations discussed below, including limitations related to the effects of any cash received in lieu of fractional share interests.

    Based upon the advice of Tax Counsel, Mediware and Informedics expect that the Merger will qualify as a reorganization under the Code with the consequences set forth above. Assuming that the Merger so qualifies, the tax basis of the Mediware Common Stock received by Informedics shareholders in the Merger will be the same, in each instance, as the tax basis of the Informedics Common Stock surrendered in exchange therefor, excluding any basis allocable to fractional share interests in Mediware Common Stock for which cash is
received.    In addition, for purposes of calculating any capital gain or loss upon any subsequent disposition of the Mediware Common Stock received in the Merger by Informedics shareholders and provided that such shares of Informedics Common Stock were held as a capital asset at the Effective Time, the holding period will include the period during which the shares of Informedics Common Stock surrendered in exchange therefor were held.

CONTINUITY  OF  INTEREST  REQUIREMENT

     To qualify as a reorganization, the Merger must satisfy certain requirements for tax-free reorganizations, including the "continuity of interest" requirement. To satisfy the "continuity of interest" requirement, a substantial part of the Informedics Common Stock must be exchanged for Mediware Common Stock.

     Mediware and Informedics have agreed not to take any position in or with regard to their federal, state and local income tax returns that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal income tax purposes under Section 368 of the Code or with respect to the tax consequences contemplated thereby. If the "continuity of interest" requirement is not satisfied, the Merger would not be treated as a reorganization under Section 368(c) of the Code. See "-Assumptions Made by Tax Counsel; Failure of the Merger to Qualify as a Tax-Free Reorganization."

"SUBSTANTIALLY  ALL"  REQUIREMENT

     In the case of reorganizations that are subsidiary mergers, such as the Merger, the acquiring corporation must acquire "substantially all" the assets of the acquired corporation. For advance letter ruling purposes, the Internal Revenue Service ("IRS") will rule that the "substantially all" requirement will be met if, at the time of the merger, the acquiring corporation holds at least 90% of the fair market value of the net assets and 70% of the fair market value of the gross assets of the acquired corporation. These percentages are calculated by taking into account certain pre-merger redemptions and distributions, amounts used by the acquired corporation to pay reorganization expenses and dissenting shareholders and the repayment of any indebtedness occurring as a condition to the merger. Mediware and Informedics have agreed not to take any position in or with regard to their Federal, state and local income tax returns that is inconsistent with the treatment of the Merger as a tax-free reorganization for Federal income tax purposes under
Section 368 of the Code or with respect to the tax consequences contemplated thereby. If, for example, payments to dissenters by Informedics with its own funds, taken together with other payments by Informedics, constitute more than 10% of the fair market value of the net assets of Informedics, it is possible that the "substantially all" requirement will not be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a reorganization. See "-Assumptions Made by Tax Counsel; Failure of the Merger to Qualify as a Tax-Free Reorganization."

ASSUMPTIONS MADE BY TAX COUNSEL; FAILURE OF THE MERGER TO QUALIFY AS A TAX-FREE REORGANIZATION

     Tax Counsel's opinion will be based on the assumptions set forth above and on the following assumptions: (i) the Merger will be consummated in accordance with the Merger Agreement, and (ii) the representations given by Mediware and Mediware Acquisition in the certificates described in Sections
8.1 and 8.2 of the Merger Agreement and by Informedics in the certificates described in Sections 7.1 and 7.2 of the Merger Agreement are accurate. Should any of these assumptions or representations upon which the tax opinion regarding the Merger is based prove inaccurate, the Merger may not qualify as a tax-free reorganization under Section 368(a) of the Code. Furthermore, the tax opinion is not binding upon the IRS, which may challenge the qualification of the Merger as a reorganization under Section 368(a) of the Code.

     If the Merger does not qualify as a reorganization under Section 368(a) of the Code, the Informedics shareholders will recognize gain or loss upon the Merger in an amount equal to the difference between the fair market value at the Effective Time of the Mediware Common Stock received and the adjusted tax basis of the Informedics shareholders in the shares of Informedics Common
Stock exchanged therefor. In such event, a former Informedics shareholder's aggregate basis in the Mediware Common Stock so received would equal the fair market value of such shares, and the Informedics shareholder's holding period for such Mediware Common Stock would begin the day after the Effective Time. In addition, if the Merger fails to qualify as a reorganization, then Informedics will recognize gain or loss in the Merger in an amount equal to the excess of the fair market value of the assets over its tax basis in the assets at the Effective Time.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR INFORMEDICS SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND SHAREHOLDERS WHO ACQUIRED THEIR SHARES OF INFORMEDICS STOCK PURSUANT TO THE EXERCISE OF INFORMEDICS OPTIONS OR OTHERWISE AS COMPENSATION, NOR DOES IT ADDRESS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. MOREOVER, THE TAX CONSEQUENCES TO HOLDERS OF INFORMEDICS OPTIONS OR TO PERSONS HOLDING SHARES OF INFORMEDICS STOCK THAT ARE SUBJECT TO RESTRICTION ARE NOT DISCUSSED. THE DISCUSSION IS BASED ON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE
COULD  AFFECT  THE  CONTINUING  VALIDITY  OF  THE  DISCUSSION.    INFORMEDICS
SHAREHOLDERS  ARE  URGED  TO  CONSULT  THEIR  OWN  TAX ADVISORS CONCERNING THE
FEDERAL,  STATE,  LOCAL  AND  FOREIGN  TAX CONSEQUENCES OF THE MERGER TO THEM.

                   DISSENTING SHAREHOLDERS' APPRAISAL RIGHTS

     Informedics shareholders have the right to dissent from the Merger and, in certain circumstances, to receive payment for their shares in accordance with the terms of Sections 60.551 through 60.594 of the Oregon Act. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Oregon Act and is qualified in its entirety by the full text of Sections 60.551 through 60.594 of the Oregon Act, which are reprinted in its entirety and attached hereto as Annex B.

     ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY INFORMEDICS SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, SINCE FAILURE TO COMPLY WITH THE PROCEDURES OF THE STATUTE WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     An Informedics shareholder who wishes to dissent from the Merger (a "Dissenting Shareholder") must satisfy the following conditions, among others:

     (i) WRITTEN OBJECTION. The Informedics shareholder must file a written objection to the Merger with Informedics at its offices at 4000 Kruse Way Place, Bldg. 3, Suite 300, Lake Oswego, Oregon 97035, Attention: John Tortorici, President, prior to the vote to be taken at the Informedics Special Meeting.

     (ii) NO VOTE IN FAVOR. The Informedics shareholder must not vote in favor of approval of the Merger Agreement.

     If the Merger is approved by the Informedics shareholders, Informedics will send written notice, along with a copy of Sections 60.551 through 60.594 of the Oregon Act, no later than 10 days after the corporate action is taken to each Dissenting Shareholder (i) stating where such Dissenting Shareholder must send his or her written payment demand, (ii) stating where and when certificates representing Informedics Common Stock must be deposited, (iii) containing a form for demanding payment, which requires the Dissenting Shareholder to certify that he or she acquired beneficial ownership before the first public announcement of the Merger, and (iv) setting a date by which such written payment demand must be received (not fewer than 30 nor more than 60 days after the date the notice was delivered to the Dissenting Shareholder). An Informedics shareholder who does not (a) demand payment, (b) certify that he or she acquired the shares before the first public announcement, or (c) deposit his or her shares within the time provided by such notice will not be entitled to dissenters' rights.

     Informedics will pay to each Dissenting Shareholder who complies with the procedures described above, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the amount that Informedics estimates to be the fair value of such Dissenting Shareholder's shares. The term "fair value" means the value of the shares immediately before the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. Informedics will provide, along with such payment, Informedics' balance sheet, income statement and statement of changes in shareholders' equity for its last fiscal year and any recent interim financial statements, an explanation of how Informedics estimated the fair value of the shares and how the accrued interest was calculated and certain other information.

     Informedics may elect to withhold payment from a Dissenting Shareholder if the Dissenting Shareholder was not the beneficial owner of the shares of Informedics Common Stock before the date that the Merger was publicly announced. In that event, Informedics may force the Dissenting Shareholder to pursue judicial determination of the value of the shares unless the Dissenting Shareholder agrees to accept the amount specified by Informedics as the fair value in full satisfaction of the Dissenting Shareholder's rights.

     Any Dissenting Shareholder who is dissatisfied with such payment or such offer may, within 30 days following the payment or offer for payment, notify Informedics in writing of his or her estimate of the fair value of his or her shares and the amount of interest due, and demand payment therefor.

     If any Dissenting Shareholder's demand for payment is not settled within 60 days after receipt by Informedics of such holder's payment demand described in the preceding sentence, the Oregon Act requires that Informedics commence a proceeding in Clackamas County Circuit Court to determine the fair value of the shares, naming all Dissenting Shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the shares. Court costs and approval fees would be assessed against Informedics, except that the court may assess such costs against some or all of the Dissenting
Shareholders to the extent that the court finds the Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment or to the extent the court finds equitable.

     Any Informedics shareholder who fails to follow the procedures detailed above will lose the right to dissent from the Merger. A negative vote, alone, will not constitute the written objection required prior to the Informedics Special Meeting. Any Informedics shareholder making a written demand for payment is thereafter entitled only to payment as provided in the Oregon Act; he or she is no longer entitled to vote or otherwise exercise any shareholder rights as to his or her shares of Informedics Common Stock. Consent of Informedics is required for the withdrawal of demand for payment.

                                    EXPERTS

     The audited consolidated balance sheet of Mediware Information Systems, Inc. and subsidiaries as at June 30, 1997 and the related consolidated statements of operations, and stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 1997, included in this Proxy Statement/Prospectus, have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report appearing herein, and are included herein in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

     The financial statements as of October 31, 1997 and 1996 and for each of the two years in the period ended October 31, 1997 included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                LEGAL OPINIONS

     The validity of the Mediware Common Stock offered hereby and certain other legal matters will be passed upon for Mediware by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004. Jonathan
H. Churchill, a counsel of such firm, owns 23,224 shares of Mediware Common Stock and options to purchase 12,630 shares of Mediware Common Stock.

INDEX TO FINANCIAL STATEMENTS OF MEDIWARE INFORMATION SYSTEMS, INC. AND
                                 SUBSIDIARIES

                                                                          PAGE
                                                                          ----
FINANCIAL  STATEMENTS
Independent  auditors'  report                                             F-2
YEAR  ENDED  JUNE  30,  1997  AND  1996:
Balance  sheet  as  of  June  30,  1997                                    F-3
Statements of operations for the years ended June 30, 1997 and 1996 F-4 Statements of stockholders' equity for the years ended June 30, 1997
and 1996                                                                   F-5
Statements  of  cash  flows for the years ended June 30, 1997 and 1996     F-6
Notes  to  financial  statements                                           F-7
NINE  MONTHS  ENDED  MARCH  31,  1998  AND  1997  (UNAUDITED):
Condensed  balance  sheets  as  of  March  31,  1998  (unaudited)
 and  June  30,  1997  (audited)                                          F-19
Condensed  statements  of  operations  for  the  three  months and nine months ended  March  31,  1998  and  March  31,  1997  (unaudited)  F-20
Condensed  statements  of  cash  flows  for  the  nine  months ended
 March 31, 1998  and  March  31,  1997  (unaudited)                       F-21
Notes  to  condensed  financial  statements  (unaudited)                  F-22

INDEPENDENT  AUDITORS'  REPORT

Board  of  Directors  and  Stockholders
Mediware  Information  Systems,  Inc.
Melville,  New  York

We have audited the accompanying consolidated balance sheet of Mediware Information Systems, Inc. and subsidiaries as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Mediware Information Systems, Inc. and subsidiaries as of June 30, 1997 and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period ended June 30, 1997 in conformity with generally accepted accounting principles.


Richard  A.  Eisner  &  Company,  LLP

New  York,  New  York
August  28,  1997

With  Respect  to  Note  H[3]
January  28,  1998

With  Respect  to  Note  A[9]
February  17,  1998

With  Respect  to  Note  M
April  29,  1998


CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1997
ASSETS (NOTE E)

Current assets:
Cash and cash equivalents (Note H)                        $ 1,935,000
Accounts receivable, less estimated doubtful accounts       6,357,000
  of $666,000 (Notes A, J, N and O)
Inventories (Note A)                                           56,000
Prepaid expenses and other current assets                     304,000
                                                          ------------
Total current assets                                        8,652,000

Fixed assets, at cost, less accumulated depreciation          752,000
  of $1,572,000 (Notes A and C)
Capitalized software costs (Notes A and D)                  1,448,000
Excess of cost over fair value of net assets acquired,      6,419,000
  net of accumulated amortization of $732,000
  (Notes A and B)
Other assets                                                   78,000
                                                          ------------
                                                          $17,349,000
                                                          ============

LIABILITIES
Current liabilities:
Accounts payable                                          $   713,000
Accrued expenses and other current                          2,032,000
  liabilities (Note F)
Advances from customers (Note A)                            2,106,000
Current portion of capital leases payable                     102,000
Notes payable (Note E)                                      1,212,000
                                                          ------------
Total current liabilities                                   6,165,000

Notes payable, less current portion (Note E)                4,600,000
Capital leases payable, less current portion                   60,000
                                                          ------------
Total liabilities                                          10,825,000
                                                          ------------

Commitments and contingencies (Note H)

STOCKHOLDERS' EQUITY (NOTE G)
Preferred stock - $.01 par value; authorized 10,000,000       506,000
  shares; none issued and outstanding
Common stock - $.10 par value; authorized 12,000,000
   shares; 5,056,486 shares issued and outstanding
Additional paid-in capital                                 13,621,000
Unearned compensation                                         (91,000)
Cumulative foreign currency translation adjustment             36,000
(Deficit)                                                  (7,548,000)
                                                          ------------
Total stockholders' equity                                  6,524,000
                                                          ------------

                                                          $17,349,000
                                                          ============

See  notes  to  financial  statements


CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           YEAR ENDED JUNE 30,
                                                            1997        1996
                                                        --------------------------
Revenues:
  System sales                                          $ 6,229,000   $ 5,781,000

  Services                                               12,674,000     4,651,000
                                                        ------------  ------------

  Total revenues                                         18,903,000    10,432,000
                                                        ------------  ------------

Costs and expenses:
  Cost of systems                                         2,413,000     2,023,000

  Cost of services                                        2,913,000     1,403,000

  Purchased research and development (Note B)                           3,891,000

  Software development costs                              2,155,000     1,438,000

  Selling, general and administrative                     8,597,000     4,960,000
                                                        ------------  ------------

Total costs and expenses                                 16,078,000    13,715,000
                                                        ------------  ------------
  Earnings (loss) before interest and
  provision for income taxes                              2,825,000    (3,283,000)

Interest income                                              81,000        14,000

Interest (expense)                                         (740,000)     (216,000)
                                                        ------------  ------------

Earnings (loss) before provision for income taxes         2,166,000    (3,485,000)

Income tax provision (Notes A and I)                         85,000         6,000
                                                        ------------  ------------

NET EARNINGS (LOSS)                                     $ 2,081,000   $(3,491,000)
                                                        ============  ============

EARNINGS (LOSS) PER SHARE - BASIC (NOTE A)              $      0.42   $     (1.24)
                                                        ============  ============

EARNINGS PER SHARE - DILUTED                            $      0.35
                                                        ============
WEIGHTED AVERAGE SHARES OUTSTANDING                       4,965,352     2,817,405
                                                        ============  ============
EFFECT OF POTENTIAL COMMON SHARES                           952,089
                                                        ============
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION     5,917,441
                                                        ============

See  notes  to  financial  statements

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   COMMON      STOCK      ADDITIONAL   UNEARNED   (DEFICIT)                  TOTAL
                   SHARES      AMOUNT     PAID-IN      PORTION OF           FOREIGN
                                          CAPITAL      COMPENSATORY         CURRENCY
                                                       STOCK               TRANSLATION
                                                       OPTIONS              ADJUSTMENT
                  ---------  ---------  -----------  ---------  ----------  ----------  ------------

BALANCE JULY 1,   2,596,410  $ 260,000  $ 8,147,000            $(6,138,000)              $ 2,269,000
1995
Shares issued to     86,040      9,000       86,000                                           95,000
directors
Exercise of         495,025     49,000      198,000                                          247,000
warrants
Shares issued     1,723,076    172,000    4,891,000                                        5,063,000
in connection with private
placement Note G)
Shares issued as     30,769      3,000       97,000                                          100,000
fees for acquisitions (Note B)
Net loss                                                        (3,491,000)              (3,491,000)
                  ---------  ---------  -----------  ---------  ----------  ----------  ------------

BALANCE JUNE 30,  4,931,320     493,000  13,419,000             (9,629,000)              $ 4,283,000
1995
Shares issued to     25,000       3,000      91,000                                           94,000
(to directors be delivered                                                                   135,000
during fiscal 1998
Exercise of stock   100,166      10,000     125,000                                          135,000
options
Compensatory stock                          117,000   $(91,000)                               26,000
options issued
Registration costs incurred in            (131,000)                                        (131,000)
  connection with private
  placement (Note G)
Foreign currency                                                              $  36,000       36,000
translation
Net earnings                                                     2,081,000                 2,081,000
                  ---------  ---------  ------------    -------  ----------   ---------    ---------
BALANCE JUNE 30,  5,056,486  $ 506,000  $13,621,000    (91,000) (7,548,000)   $  36,000    6,524,000
1997
                  =========  =========  ============    =======  ==========   =========    =========

See  notes  to  financial  statements



CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED JUNE 30,
                                                                             ---------------------
                                                                                 1997          1996
                                                                      ----------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)                                              $          2,081,000   $(3,491,000)
Adjustments to reconcile net earnings (loss) to
  net cash provided by operating activities:
Shares issued by directors                                                     94,000        95,000
Compensatory stock options issued to consultants                               26,000
Provision for doubtful accounts                                               645,000       162,000
Depreciation and amortization                                               1,058,000       709,000
Purchased research and development                                                        3,891,000
Changes in operating assets and liabilities,
  net of effects from purchase of Pharmakon & JAC:
Accounts receivable                                                        (3,113,000)     (620,000)
Inventories                                                                   152,000       (53,000)
Prepaid and other assets                                                     (151,000)      (28,000)
Accounts payable, accrued expenses                                          1,209,000       665,000
                                                                 ---------------------  ------------
  and customer advances
Net cash provided by operating activities                                   2,001,000     1,330,000
                                                                 ---------------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of fixed assets                                                 (262,000)     (127,000)
Capitalized software costs                                                   (929,000)     (496,000)
Purchase of Pharmakon and JAC, net of cash acquired                                      (3,893,000)
                                                                    ------------------  ------------

Net cash used in investing activities                                      (1,191,000)   (4,516,000)
                                                                    ------------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt                                                          (1,383,000)     (129,000)
Proceeds from exercise of options and warrants                                135,000       247,000
Proceeds (expenses) of private placement                                     (131,000)    5,063,000
                                                                    ------------------  ------------

Net cash provided by (used in) financing activities                        (1,379,000)    5,181,000
                                                                    ------------------  ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                         (569,000)    1,995,000
Cash and cash equivalents-beginning of year                                 2,504,000       509,000
                                                                    ------------------  ------------

CASH AND CASH EQUIVALENTS-END OF YEAR                            $          1,935,000   $ 2,504,000
                                                                 =====================  ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest                                                         $            582,000   $    64,000
Income taxes                                                     $             46,000   $     6,000
Noncash transactions:
Equipment acquired with capital leases                           $            120,000   $    41,000

The Company made acquisitions for $3,893,000 of cash in the year ended,                 $10,004,000
  June 30,1996. The purchase price was allocated to the assets acquired and liabilities assumed based on their fair value as indicated in Note B
Less cash acquired                                                                      $   (11,000)
Promissory note issued                                                                  $(6,000,000)
Common stock issued                                                                     $  (100,000)
                                                                                        ------------
                                                                                        $ 3,893,000
                                                                                        ============

See  notes  to  financial  statements

MEDIWARE  INFORMATION  SYSTEMS,  INC. AND SUBSIDIARIES
NOTES  TO  FINANCIAL  STATEMENTS

NOTE  A  -  THE  COMPANY  AND  ITS  SIGNIFICANT  ACCOUNTING  POLICIES

     The consolidated financial statements include the accounts of Mediware Information Systems, Inc. and its wholly-owned subsidiary, Digimedics Corporation ("Digimedics") and its subsidiary J.A.C. Computer Services Limited ("JAC"). All significant intercompany transactions have been eliminated in consolidation.

     Mediware Information Systems, Inc. and subsidiaries (the "Company") develops, installs and maintains computerized information systems for hospital blood banks, pharmacies and surgical suites.

[1]          CASH  EQUIVALENTS:

     The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

[2]          REVENUE  RECOGNITION:

     Revenues are derived primarily from the sale of clinical information systems along with related service activities. Service activities generally include installation, training, maintenance, and support. The Company also derives revenue from the sale of computer hardware.

     System sales contracts generally include the licensing of the company's information system software, services related to the training and installation of the software and sale of computer hardware. Pre-packaged software revenue is recognized upon delivery. Computer hardware revenue is recognized upon shipment. Training and system installation revenue is recognized when services are performed. Support and maintenance revenue is recognized on a pro-rata basis over the period of the contract. Contracts for the Pharmakon software that pre-dated the acquisition of Pharmakon (Note B) are recognized as revenue using the percentage-of-completion method provided that collectibility is determinable.

[3]          INVENTORIES:

     Inventories,  which consist of equipment purchased for resale, are valued
at  the  lower  of  cost  or  market.    Cost  is  determined  by the specific
identification  method.

[4]          FIXED  ASSETS:

     Furniture and equipment are depreciated by the straight-line method over their estimated useful lives of five years. Leasehold improvements are amortized by the straight-line method over the remaining terms of the respective leases.

 [5]          SOFTWARE  DEVELOPMENT  COSTS:

     In accordance with Statement of Financial Accounting Standards No. 86, the Company capitalizes certain costs associated with the development of computer software. Such costs, in addition to costs of purchased software, are amortized over the software's estimated useful life of five years. Management periodically evaluates the recoverability of capitalized software development costs and write-downs are taken if required.

     Costs to maintain developed programs and other development costs incurred prior to achievement of technical feasibility are expensed as incurred. Such costs were $1,662,000 and $956,000 for the years ended June 30, 1997 and 1996, respectively. Software development costs reported on the consolidated statements of operations include amortization (Note D).

[6]          EXCESS  OF  COST  OVER  THE  FAIR  VALUE  OF NET ASSETS ACQUIRED:

     The excess of cost over the fair value of net assets acquired, which arose from the acquisitions of Digimedics, Pharmakon and JAC, is being amortized on a straight-line basis over twenty years. Management continually reevaluates the appropriateness of the amortization periods and related carrying amount. Goodwill is adjusted if events and circumstances indicate that an other than temporary decline in value below the current unamortized historical cost has occurred. Several factors are used to evaluate goodwill, including but not limited to management's plans for future products and operations, market position and continual acceptance, recent operating results and projected undiscounted cash flows.

[7]          ADVANCES  FROM  CUSTOMERS:

     Advances from customers represent contractual payments received by the Company. Such amounts are recorded as income upon delivery of the system with respect to system revenues or over the life of the service agreement with respect to service revenue.

[8]          INCOME  TAXES:

     The Company utilizes the method of accounting for income taxes prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Pursuant to SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect at the balance sheet date. The resulting asset or liability is adjusted to reflect enacted changes in tax law.

[9]          EARNINGS  (LOSS)  PER  SHARE:

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share". This new standard requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of income and requires reconciliation of the numerators and the denominators of the basic and diluted EPS calculation. Potential common shares are not included in the calculation of net loss per share for the year ended June 30, 1996 as the effect would be antidilutive. The Company adopted SFAS 128 effective the second quarter of the Company's 1998 fiscal year and retroactively restated previously reported per share data.




[10]          USE  OF  ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[11]          IMPAIRMENT  OF  LONG-LIVED  ASSETS:

     During the year ended June 30, 1997 the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable assets, and goodwill related to those assets. The adoption of SFAS 121 had no effect on the Company's financial statements.

[12]          FINANCIAL  INSTRUMENTS:

     The carrying amounts of accounts receivable, accounts payable, accrued expenses, capitalized lease obligations and long-term debt approximate their fair value as the interest rates on the Company's indebtedness approximate current market rates and due to the short period to maturity of these instruments.

[13]          STOCK-BASED  COMPENSATION:

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation". SFAS 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for its employee stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" and disclose the pro forma effects on net and earnings (loss) per share had the fair value of options been expensed. Under the provisions of APB 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock (see Note G).

[14]          RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENT:

     In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income", and No. 131, "Disclosures About Segments of an Enterprise and Related Information". These statements will be effective for the Company's 1999 fiscal year. Implementing SFAS 130 and SFAS 131 will not affect the Company's financial position or results of operations.

NOTE  B  -  ACQUISITIONS

     On June 17, 1996, Digimedics and Information Handling Services Group, Inc. ("IHS") and its wholly-owned subsidiary, Continental Healthcare Systems, Inc. ("Continental"), entered into an Asset Purchase Agreement whereby Digimedics purchased from Continental its Pharmakon division ("Pharmakon") on that date. Also on June 17, 1996, Digimedics purchased from Holland America Investment Corporation, a wholly-owned subsidiary of IHS, all of the issued and outstanding capital stock of JAC, a United Kingdom corporation. Pharmakon and JAC develop, install and maintain computerized information systems for hospital pharmacies. Digimedics paid an aggregate of $3,666,000 in cash and issued a $6,000,000 secured promissory note (Note E) for both acquisitions. Digimedics also incurred acquisition costs of $238,000 in cash (of which approximately $76,000 was to a related party see Note K) and issued 30,769 shares of common stock valued at $100,000 as a fee to related parties.

     The purchase price has been allocated to the assets acquired, including cash of $11,000, and liabilities assumed based on their fair values as follows:


Purchase price:
Cash                                                    $3,666,000
Note payable                                             6,000,000
Costs of acquisition                                       338,000
                                                      ------------
                                                       $10,004,000
                                                      ============

Assets acquired and liabilities assumed:
Current assets                                            $638,000
Fixed assets                                               248,000
Other assets                                               151,000
Purchased research and development                       3,891,000
Excess of cost over fair value of net assets acquired    5,873,000
Current liabilities                                      (797,000)
                                                      ------------
                                                       $10,004,000
                                                      ============


     The purchased research and development was charged to operations upon acquisition. The acquisitions have been accounted for as a purchase and, accordingly, the accompanying financial statements include the accounts of Pharmakon and JAC from date of acquisition.

     Pro forma summary consolidated results of operations, based on the original agreement, assuming the acquisition of Pharmakon and JAC had taken place as of June 30, 1995 and after eliminating the writeoff of purchased research and development is as follows:


                    YEAR ENDED
                    JUNE 30, 1996
                    ---------------
                        (UNAUDITED)

Revenue             $    18,965,000
                    ===============
Net earnings        $        26,000
                    ===============
Earnings per share  $           .01
                    ===============

NOTE  C  -  FIXED  ASSETS
Fixed  assets  consist  of  the  following  as  at  June  30,  1997:

Computer, machinery, and office equipment  $1,996,000
Furniture                                     310,000
Leasehold improvements                         18,000
                                           ----------
                                            2,324,000
Less accumulated depreciation               1,572,000
                                           ----------
                                           $  752,000
                                           ==========


NOTE D - CAPITALIZED SOFTWARE COSTS

                                                                  JUNE 30
                                                        ------------------------
                                                              1997         1996
                                                        -----------  -----------
Balance, beginning of year (net of accumulated          $1,012,000   $  998,000
    amortization)
Additions                                                  929,000      496,000
Amortization                                              (493,000)    (482,000)
                                                        -----------
Balance, end of year (net of accumulated amortization)  $1,448,000   $1,012,000
                                                        ===========  ===========

(2)
NOTE  E  -  NOTES  PAYABLE

     At  June  30,  1997 the Company has outstanding notes payable as follows:

     Promissory  note  issued  in connection with the acquisition of Pharmakon and  JAC  (the  "Acquisition  Note")  (Note  B)  guaranteed  by  the  Company, collateralized by substantially all of the assets of Digimedics and all of the issued  and outstanding stock of Digimedics and JAC. The loan agreement, among other  matters,  restricts  the  Company with respect to incurring any lien or encumbrance  on  its  property  or  assets, entering into new indebtedness and
paying  any  dividends  (1)                                                         $4,633,000

     Notes  issued  during  the  years  ended  June 30, 1995 and 1994, bearing interest at 12% per annum, due on demand, collateralized by the trade accounts receivable  of  Digimedics  (including  $804,000  owed  to  directors)  (2)

                                                                                     1,179,000
                                                                                    ----------
                                                                                     5,812,000
 Less current maturities                                                             1,212,000
                                                                                    ----------
 Balance due during fiscal year ending June 30, 1999                                $4,600,000
                                                                                    ==========



(1) On October 28, 1996 the Acquisition Note was amended to provide for an extension of the original due date to August 1, 1997. The extension agreement provided for an immediate payment of $1 million and monthly payments of
$100,000 for principal and interest. In addition, the interest rate was increased to 15% on approximately $3,763,000 and 8.25% on the remaining
$1,237,000. The agreement provided for the monthly payments to be first applied to the interest on the $1,237,000 portion of the loan and the remainder applied to the interest, then principal, of the portion of the loan which bears interest at 15%

     Effective July 21, 1997, the Acquisition Note was further amended. The second amendment provides for (i) a reduction of the principal balance by $437,000, which amount was owing by Continental to Digimedics pursuant to a service agreement (Note J), (ii) extended payment terms which require quarterly principal payments of $150,000 commencing October 31, 1997 with the balance due on November 30, 1998, or earlier in the event of a change in control or refinancing by the Company as described in the amended agreement, and (iii) a reduction in the interest rate to 8.5% payable monthly. The note is classified in the accompanying financial statements based on the amended payment terms.

(2) Of these notes, $854,000 are subordinated to the Acquisition Note and are accordingly classified as long-term debt. In conjunction with the issuance of these notes the Company issued warrants to purchase 1,040,025 shares of common stock for $0.50 per share and 129,695 shares for $1.25 per share, exercisable through September 30, 2004. During May 1996, 495,025 of the $0.50 warrants were exercised.

NOTE  F  -  ACCRUED  EXPENSES  AND  OTHER  CURRENT  LIABILITIES

     Accrued expenses and other current liabilities consist of the following at June 30, 1997:

Wages and related benefits                                    $  895,000
Professional fees (including $96,000 due to a related party      205,000
    see Note K)
Interest (including $323,000 due to directors)                   469,000
Income tax                                                        42,000
Other                                                            421,000
                                                              ----------
                                                              $2,032,000
                                                              ==========

NOTE  G  -  STOCKHOLDERS'  EQUITY

[1]          STOCK  OPTIONS  AND  WARRANTS:

     Pursuant to the Company's Stock Option Plan (the "Plan") the number of shares which may be issued is equal to twenty percent of the outstanding shares of common stock, except that no more than 500,000 shares may be issued pursuant to incentive stock options. The options entitle holders to purchase shares of common stock at an exercise price not less than the fair value of the common stock at the date of grant. Up to 511,519 additional options may be issued under this Plan.

     The Company also has options outstanding pursuant to a 1982 Stock Option Plan (the "1982 Plan") and a Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan"). No additional options may be granted under the 1982 Plan or the Non-Employee Directors Plan. The options under the Non-Employee Directors Plan entitle the holders to purchase shares of common stock  at  a  price  equal  to  the  fair  value  on  the date of grant.

     In November 1996, the Company granted a director of the Company options to purchase 75,000 shares of common stock at $3.50 per share pursuant to a consulting agreement. The options are exercisable at a rate of 25,000 options per annum commencing November 1, 1997 and expire on November 1, 2001. The Company determined the fair value of these options to be approximately
$117,000  which  is  being  charged  to  operations  over  three  years.

     The following table sets forth summarized information concerning the Company's stock options:

                                           JUNE 30
                                    ----------------------
                                1997                      1996
                             ---------                  ---------
                          SHARES     WEIGHTED         SHARES    WEIGHTED
                                     AVERAGE                    AVERAGE
                                  EXERCISE PRICE             EXERCISE PRICE

Options outstanding at   601,674   $  1.37           578,565    $  1.42
  beginning of year
Granted                  226,669   $  3.22            80,002    $  1.14
Exercised               (100,166)  $  1.35           - 0 -
Cancelled                (27,355)  $  2.29           (56,893)   $  1.54
                        ---------  -------          --------   --------
Options outstanding at   700,822   $  1.93           601,674    $  1.37
                        =========  =======          ========     =======
end of year
Options exercisable at   408,915   $  1.56           438,060    $  1.50
 end of year            =========  =======           ========    =======

The following table presents information relating to stock options outstanding at June 30, 1997:

                OPTIONS OUTSTANDING  OPTIONS EXERCISABLE
                ----------------------------------------
RANGE OF              SHARES    WEIGHTED   WEIGHTED   SHARES     WEIGHTED
EXERCISE                        AVERAGE    AVERAGE               AVERAGE
 PRICE                          EXERCISE   REMAINING             EXERCISE
                                PRICE      LIFE IN               PRICE
                                           YEARS
1-1.76               460,124  $   1.13     6.01     363,217    $  1.17
2.80 - $3.625        211,669  $   3.22     7.55      16,669    $  3.625
5.25                  29,029  $   5.25     2.00      29,029    $  5.25
                    --------              ------    -------
                    700,822   $   1.93     6.31     408,915    $  1.56
                    ========                        =======




     The Company has outstanding warrants for the purchase of 545,000 shares of its common stock at $.50 per share and for the purchase of 129,695 shares at $1.25 per share exercisable through September 30, 2004 (Note E).

     The weighted-average fair value at date of grant for options granted during the year ended June 30, 1997 and 1996 was $1.89 and $0.73 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:



                                   JUNE 30
                                  -----------
                                    1997       1996
                                 ----------  ---------

Risk-free interest rates         5.6%-6.5%   5.9%-6%
Expected option life in years       3-8       3 - 8
Expected stock price volatility     50%         80%
Expected dividend yield            - 0 -       - 0 -



     Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by SFAS 123, net earnings (loss), basic income (loss) per share and diluted earnings (loss) per share would have been approximately (i) $2,010,000, $0.40 and $0.37, respectively, for the year ended June 30, 1997 and (ii) $(3,521,000) and $(1.25), respectively.


[2]          PRIVATE  PLACEMENT:

     During June 1996, the Company completed a private placement of its securities. The Company issued 1,692,308 shares of its common stock for $3.25 a share, yielding gross proceeds of approximately $5,550,000. In connection with the private placement and the related registration of the securities (pursuant to registration rights granted to the investors) the Company incurred costs aggregating $568,000 (of which approximately $118,000 was paid to a related party) (see Note K). The Company recorded $437,000 of these costs during the fiscal year ended June 30, 1996 and $131,000 during the fiscal year ended June 30, 1997. The Company also issued 30,768 shares of common stock to related parties as a placement fee valued at $100,000.

NOTE  H  -  COMMITMENTS  AND  CONTINGENCIES

[1]          OPERATING  LEASES:

     Rental commitments for the remaining term of the Company's noncancellable leases relating to office space expiring at various dates through 2004 are as follows:

Year Ending
June 30,
-----------
1998         $  489,000
1999            245,000
2000            191,000
2001            170,000
2002             48,000
Thereafter       97,000
             ----------
             $1,240,000
             ==========




     Certain leases provide for additional payments for real estate taxes and insurance and contain an escalation clause for increases in utilities and services. Rental expense for the years ended June 30, 1997 and 1996 aggregated $442,000 and $213,000, respectively.

[2]          SOFTWARE  LICENSE  AGREEMENT:

     In September 1990, the Company entered into an agreement to acquire a perpetual license for a computerized information system for hospital operating rooms. The Company is required to pay royalties of 5% to 15% of sales of the product.

[3]          CONTINGENCY:

     Mediware Information Systems, Inc., ("Mediware") its wholly-owned subsidiary, Digimedics, and Continental had been named as co-defendants in a litigation which has been commenced by a former customer of Continental. The litigation arose out of a contract between Continental and the customer, under which Continental was to install certain computer equipment and software. The plaintiff alleged that computer equipment and software were not operational, and that the contract the plaintiff had with Continental was assigned without its consent to Digimedics when it acquired Continental's Pharmakon Division (see Note J). The plaintiff also alleged that Digimedics failed to honor the contract and that Mediware did not fulfill its promise to install and support the software as prescribed in the contract. The plaintiff's claims against Digimedics were for breach of contract, intentional interference with contract, and negligent interference with contract. The plaintiff's claims against Mediware were for promissory estoppel, intentional interference with contract, and negligent interference with contract.

 [4]          LITIGATION  (UNAUDITED):

     On January 28, 1998, a settlement was agreed to in principal by Mediware and Continental. Pursuant to the proposed settlement agreement, the plaintiff would receive $500,000. Mediware has agreed to contribute one-third of this total amount and Continental has agreed to contribute two-thirds of this total amount in settlement with the plaintiff. However, Mediware and Continental have each reserved their respective rights to seek indemnification from each other for these payments.

[5]          OTHER  MATTERS:

     Substantially all of the Company's cash is held at two large financial institutions.

NOTE  I  -  INCOME  TAXES

     The  provision  for  income  taxes  consists  of  the  following:

         YEAR ENDED JUNE 30
         -------------------
                      1997    1996

Federal            $  28,000
State                 51,000  $6,000
Foreign                6,000
                   ---------  ------
                   $  85,000  $6,000
                   =========  ======

     The principal components of deferred tax assets, liabilities and valuation allowance are as follows:

Deferred tax assets:
Net operating loss carryforwards                                 $ 2,312,000
Business tax credit carryforwards                                    359,000
Purchased research and development                                 1,449,000
Valuation reserves and accruals deductible in different periods      242,000
Other                                                                 28,000
                                                                 ------------
                                                                   4,390,000
Valuation allowance                                               (3,781,000)
                                                                 ------------
                                                                     609,000
                                                                 ------------
Deferred tax liabilities:
Software cost capitalization                                         579,000
Amortization differences                                              30,000
                                                                 ------------
                                                                     609,000
                                                                 ------------
Net deferred tax asset                                           $     - 0 -
                                                                 ============

     The Company has recorded a valuation allowance for the amount by which deferred tax assets exceed deferred tax liabilities as the likelihood of its future realization cannot be presently determined.

     The difference between the tax provision and the amount that would be computed by applying the statutory federal income tax rate to income before taxes is attributable to the following:

                                                                         YEAR ENDED JUNE 30
                                                                 ----------------------------------
                                                                              1997          1996*
                                                                 --------------------  -------------

Income tax provision (benefit) -statutory rate                   $           736,000   $(1,187,000)
Provision for state income taxes (benefit) -                                 134,000      (181,000)
net of federal benefit (expense)
(Reduction) increase in valuation allowance on deferred tax assets          (857,000)    1,374,000
Nondeductible items                                                           66,000
Other                                                                          6,000
                                                                 --------------------  ------------
                                                                 $            85,000   $     6,000
                                                                 ====================  ============

* Reclassified  to  be  comparative  to  the  current  year.

     At June 30, 1997 the Company has available net operating loss carryforwards to reduce future federal taxable income of approximately $5,780,000. At June 30, 1997 the Company also has available general business tax credit carryforwards to reduce future current federal income tax expense of approximately $359,000. The net operating loss carryforwards and business tax credit carryforwards expire in various amounts through 2009 and 2012, respectively.


NOTE  J  -  SERVICE  AGREEMENT

     Concurrent with the acquisition of Pharmakon, Digimedics entered into an agreement with Continental to perform Continental's obligation to provide certain services for customers of Continental, such services to include installation of systems, customizing systems, and providing hardware. The agreement also provides for Digimedics to assist Continental in the collection of certain billed and unbilled accounts receivable, principally due from the customers who will receive the above mentioned services. Digimedics was to be paid approximately $1,237,000 plus 30% of amounts collected for performing the foregoing services.

     Effective July 21, 1997 the above agreement was modified to provide that Digimedics will be entitled to retain 100% of any amounts collected after July 21, 1997 with respect to accounts receivable which had not been billed by Continental prior to the acquisition date. In addition, the amount to be paid by Continental to Digimedics was reduced from $1,237,000 to $437,000. Such amount ($437,000) was effectively received as of July 21, 1997 by the reduction of the principal amount of the Acquisition Note. This payment was for work performed to date for servicing the various customers and is included in accounts receivable at June 30, 1997 (Note E).

NOTE  K  -  RELATED  PARTY  TRANSACTIONS

     During the years ended June 30, 1997 and 1996 approximately $183,000 and $166,000, respectively, was incurred for legal fees provided by a firm, a counsel to which is also a director of the Company. The majority of these fees represent costs incurred in connection with the Company's acquisitions referred to in Note B and the private placement of the Company's securities referred to in Note G.

NOTE  L  -  INFORMATION  ON  BUSINESS  SEGMENTS

     The Company operates in only one business segment, specifically engaging in development, installation and maintenance of computerized information systems for hospitals. The Company's worldwide activities consist of operations in the United States and the United Kingdom. Revenue, income and identifiable assets by geographical area as at and for the year ended June 30, 1997 are as follows:

                                       United       United       Consolidated
                                       States       Kingdom      Total

Revenues from unaffiliated customers   $16,952,000  $1,951,000   $  18,903,000

Net earnings (loss)                      2,099,000     (18,000)      2,081,000

Identifiable assets                     15,936,000   1,413,000      17,349,000

NOTE  M  -  RESTATEMENT  OF  REVENUE  AND  EXPENSES

     Subsequent to a June 1996 acquisition, the Company recorded maintenance revenue on contracts with the acquired company's customers in a manner that was consistent with the policies followed prior to the acquisition. Subsequent to the acquisition, the Company's management discovered that the acquired company had not consistently billed certain contractual software maintenance revenues. For the quarter ended December 31, 1997 the Company obtained satisfactory indications (i.e., it had established a sufficiently credible reputation for service with the customers who had not previously been billed, had developed new and additional products upon which these customers now relied, and had specifically discussed collection schedules for the billings with the customers) that such revenue was, in fact collectible, and accordingly, it recognized in that quarter the cumulative effects of the economic event. After discussions with the accounting staff of the Securities and Exchange Commission on April 29, 1998, the Company elected to restate the financial statements of periods following the acquisition to record the revenues and corresponding expenses which include provisions for doubtful accounts in the quarters in which the services were provided. This restatement, which has no effect on net income, increased both revenue and selling, general and administrative expenses by $384,000 from the amounts previously reported for the year ended June 30, 1997.

NOTE  N  -  SUBSEQUENT  EVENTS

[1]          PRIVATE  PLACEMENT:

     In August 1997 the Company completed a private placement of its securities and issued 400,000 shares of its common stock for $6.00 per share. The Company also issued warrants to purchase 40,000 shares of common stock at $6.00 per share as a placement fee and agreed to file a registration statement with the Securities and Exchange Commission registering the private placement shares within 30 days of the filing of its Annual Report on Form 10-KSB for the year ended June 30, 1997 and to use its best efforts to have the registration statement declared and maintained effective for a specified period of time. Costs of the private placement and the filing of the registration statement are estimated to be $310,000. The pro forma balance sheet gives effect to this private placement as if it occurred on June 30, 1997.

NOTE O - YEAR-END ADJUSTMENTS AND RESTATEMENT OF QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     During the quarter ended June 30, 1997, the Company detected and corrected an error with respect to its previous under billing for services under certain software maintenance contracts, and as a result, it recorded and billed those revenues for that quarter. The Company is restating its previously issued fiscal 1997 quarterly financial statements to reflect the revenues and the related expenses, including the provision for doubtful accounts, in the quarters in which the revenues ought originally to have been billed. In addition, the Company is restating its fiscal 1997 quarterly financial statements to reflect the adjustments resulting from the matter discussed in Note M above. These corrections, which have no effect on net income for the year ended June 30, 1997, result in changing previously reported revenues, net income and per share amounts for the fiscal 1997 quarters as shown below:

                                              Quarter Ended*
                                  ----------------------------------------
                                             9/96   12/96    3/97    6/97
(in thousands, except per share
amounts)
REVENUES:
As originally reported            $         4,359  $4,672  $4,427  $5,061
Increase (decrease)                           120     128     150     (14)
                                  ---------------  ------  ------  -------
As restated                       $         4,479  $4,800  $4,577  $5,047
                                  ===============  ======  ======  =======

NET INCOME:
As originally reported            $           446  $  625  $  482  $  528
Increase (decrease)                            20      27      46     (93)
                                  ---------------   -----  ------  -------
As restated                       $           466  $  652  $  528  $  435
                                  ===============  ======  ======  =======

EARNINGS (LOSS) PER SHARE:
As originally reported            $           .08  $  .11  $  .08  $  .09
Increase (decrease)                                           .01    (.02)
                                  ---------------   -----  ------  -------
As restated                       $           .08  $  .11  $  .09  $  .07
                                  ===============  ======  ======  =======

*The selected quarterly financial data has not been audited or reviewed by the Company's independent auditors.

MEDIWARE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 1998
(UNAUDITED)
ASSETS                                                                    Mar-31        Jun-30
                                                                           1998          1997
                                                                       ------------  ------------
Current assets:
   Cash and cash equivalents                                            $ 4,061,000   $ 1,935,000
   Accounts receivable, less estimated doubtful accounts                  7,783,000     6,357,000
      of $410,000 at March 31, 1998 and $666,000 at June 30, 1997
   Inventories                                                              192,000        56,000
   Prepaid expenses and other current assets                                538,000       304,000
                                                                        ------------  ------------
        Total current assets                                             12,574,000     8,652,000

   Fixed assets, at cost, less accumulated depreciation of $1,814,000       951,000       752,000
      at March 31, 1998 and $1,572,000 at June 30, 1997
   Capitalized software costs                                             2,038,000     1,448,000
   Excess of cost over fair value of net assets acquired, net of          6,138,000     6,419,000
      accumulated amortization of $1,013,000 at March 31, 1998 and
      $732,000 at June 30, 1997
   Other assets                                                             620,000        78,000
                                                                        ------------  ------------
                                                                        $22,321,000   $17,349,000
                                                                        ============  ============
LIABILITIES
Current liabilities:
   Accounts payable                                                     $   684,000   $   713,000
   Notes payable                                                          4,750,000     1,212,000
   Accrued expenses and other current liabilities                         2,503,000     2,032,000
   Advances from customers                                                3,501,000     2,106,000
   Current portion of capital leases payable                                  7,000       102,000
                                                                        ------------  ------------
        Total current liabilities                                        11,445,000     6,165,000
   Notes payable, less current portion                                            0     4,600,000
   Capital leases payable, less current portion                              18,000        60,000
                                                                        ------------  ------------
        Total liabilities                                                11,463,000    10,825,000
                                                                        ------------  ------------
STOCKHOLDERS' EQUITY
Preferred stock - $.01 par value; authorized 10,000,000 shares; none issued and outstanding
Common stock - $.10 par value;  authorized 12,000,000 shares; issued and outstanding; 5,527,722 shares at March 31, 1998 and 5,056,486
shares at June 30, 1997                                                     553,000       506,000
Unearned compensation                                                       (61,000)      (91,000)
Cumulative foreign currency translation adjustment                           27,000        36,000
Additional paid-in capital                                               15,822,000    13,621,000
(Deficit)                                                                (5,483,000)   (7,548,000)
                                                                        ------------  ------------
        Total stockholders' equity                                       10,858,000     6,524,000
                                                                        ------------  ------------
                                                                        $22,321,000   $17,349,000
                                                                        ============  ============



MEDIWARE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                            Three Months Ended March 31, Nine Months Ended March 31,
                                             ---------------------------  --------------------------
                                                                        (unaudited)
                                                      1998         1997          1998          1997
                                           -----------------------------  --------------------------
REVENUES:
    System sales                     $            1,985,000   $1,142,000   $ 5,046,000   $ 4,543,000
    Services                                      3,197,000    3,435,000     9,503,000     9,313,000
                                                -----------   ----------   -----------   -----------
      Total revenues                              5,182,000    4,577,000    14,549,000    13,856,000
                                                -----------   ----------   -----------   -----------
COSTS AND EXPENSES:
    Cost of systems                                 670,000      386,000     1,701,000     1,474,000
    Cost of services                                828,000      832,000     2,306,000     2,440,000
    Software development costs                      716,000      525,000     1,898,000     1,661,000
    Selling, general and administrative           2,188,000    2,105,000     6,193,000     6,086,000
                                                -----------   ----------   -----------   -----------
Total Costs & Expenses                            4,402,000    3,848,000    12,098,000    11,661,000

Earnings before interest and taxes                  780,000      729,000     2,451,000     2,195,000
Interest income                                      56,000       17,000       161,000        63,000
Interest (expense)                                (152,000)    (197,000)     (426,000)     (551,000)
                                                -----------   ----------   -----------   -----------
Earnings before taxes                               684,000      549,000     2,186,000     1,707,000
Provision for income taxes                           35,000       21,000       121,000        61,000
                                                -----------   ----------   -----------   -----------

NET EARNINGS                            $           649,000   $  528,000   $ 2,065,000   $ 1,646,000
                                                ===========   ==========   ===========   ===========
                                        $              0.12   $     0.11   $      0.38   $      0.33
Basic earnings per share
Diluted earnings per share              $              0.10   $     0.09   $      0.32   $      0.28
Weighted average shares outstanding               5,523,250    4,951,000     5,417,036     4,942,000
Average shares outstanding assuming
dilution                                          6,708,069    5,897,000     6,565,318     5,870,000



MEDIWARE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                        Nine Months Ended
                                                                       -------------------
                                                                      Mar-31             Mar-31
                                                                       1998              1997
                                                                      (unaudited)   (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                               $        2,065,000   $ 1,646,000
   Adjustments to reconcile net earnings to net
   cash provided by operating activities:
     Compensatory stock options issued to consultants                     30,000
     Provision for doubtful accounts                                     128,000       373,000
     Depreciation and amortization                                     1,088,000       774,000
     Changes in operating assets and liabilities
            Accounts receivable                                       (1,529,000)   (2,155,000)
            Inventory                                                   (136,000)       89,000
            Prepaid and other assets                                    (801,000)     (120,000)
            Accounts payable, accrued expenses and customer
            advances                                                   1,837,000       834,000
                                                              -------------------  ------------
                  Net cash provided by operating activities            2,682,000     1,441,000
                                                              -------------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of fixed assets                                         (639,000)     (256,000)
   Capitalized software costs                                           (957,000)     (478,000)
                                                              -------------------  ------------
          Net cash (used in) investing activities                     (1,596,000)     (734,000)
                                                              -------------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of options and warrants                         47,000        41,000
   Cumulative foreign currency translation adjustment                     (9,000)       15,000
   Proceeds of private placement                                       2,201,000
   Repayment of debt                                                  (1,199,000)   (1,224,000)
          Net cash (used in) provided by financing
          activities                                                   1,040,000    (1,168,000)
                                                              -------------------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   2,126,000      (461,000)
Cash and cash equivalents, beginning of period                         1,935,000     2,504,000
                                                              -------------------  ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                      $        4,061,000   $ 2,043,000
                                                              ===================  ============

MEDIWARE  INFORMATION  SYSTEMS,  INC.,  &  SUBSIDIARIES
NOTES  TO  UNAUDITED  FINANCIAL  STATEMENTS

1.          FINANCIAL    STATEMENTS:
            -----------------------

     In the opinion of management, the accompanying unaudited, consolidated, condensed financial statements contain all adjustments necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Such financial statements have been condensed in accordance with the applicable regulations of the Securities and Exchange Commission ("SEC") and therefore, do not include all disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the Company's audited financial statements for the year ended June 30, 1997 included elsewhere herein. The results of operations for the three months and nine months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.


2.          EARNINGS  PER  SHARE:
             ---------------------

     The Company adopted the provisions of the Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" in the preparation of the financial statements included in this Quarterly Report on Form 10 QSB. In accordance with the provisions of SFAS No. 128, the Company is required to report both "basic" and "diluted" earnings per share and to restate previously reported earnings per share amounts to conform to the provisions of SFAS 128. Basic earnings per share have been computed using the weighted average number of shares of common stock of the Company ("Common Stock") outstanding for each period presented. The dilutive effect of stock options and other common stock equivalents is included in the calculation of diluted earnings per share using the treasury stock method. For the 1997 periods presented, the diluted earnings per share amounts are the same as the earnings per share amounts previously reported by the Company.


3.          SERVICE    MAINTENANCE    REVENUE:
            ----------------------------------

     Subsequent to a June 1996 acquisition, the Company recorded maintenance revenue on contracts with the acquired company's customers in a manner that was consistent with the policies followed prior to the acquisition. Subsequent to the acquisition, the Company's management discovered that the prior owners had not consistently billed certain contractual software maintenance revenues. Pending an evaluation of the collectibility of such contracts, the company conservatively elected to continue to follow that policy. For the quarter ended December 31, 1997 the Company obtained satisfactory indications (i.e., it had established a sufficiently credible reputation for service with the customers who had not previously been billed, had developed new and additional products upon which these customers now relied, and had specifically discussed collection schedules for the billings with the customers) that such revenue was, in fact collectible, and accordingly, it recognized in that quarter the cumulative effects of the economic event. After discussions with the accounting staff of the SEC on April 29, 1998, the Company has now elected to restate (1) the financial statements of prior quarters to record the revenues and corresponding provisions for doubtful accounts in the quarters in which the services were provided and (2) the financial statements for the quarter ended December 31,
1997.        Accordingly, the Company has decreased both revenues and selling, general and administrative expenses, (the latter representing a reversal of the allowance for doubtful accounts) from amounts previously reported by $480,000 for the three months ended December 31, 1997 and by $384,000 for the six months ended December 31, 1997. These adjustments had no effect on net income previously reported for such periods. In addition, revenue and net income were respectively increased by $150,000 and $46,000 for the three months ended March 31, 1997 and by $398,000 and $93,000 for the nine months ended March 31, 1997 from amounts previously reported to reflect the above and other adjustments described in Note O to the Company's financial statements for the year ended June 30, 1997 included elsewhere herein.


 4.          INCOME    TAXES:
             ---------------

     The  tax expense is minimal due to the carry forward benefit from the net
operating    loss.



5.          RECENT    ACCOUNTING    PRONOUNCEMENTS:
             --------------------------------------

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income," and Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosure about Segments of an Enterprise and Related Information." The adoption of both statements is required for fiscal years beginning after December 15, 1997.

     SFAS 130 establishes standards for reporting and displaying comprehensive income and its components in the financial statements. It requires that a company classify items of their comprehensive income, as defined by accounting standards, by their nature (i.e. unrealized gains or losses on securities) in a financial statement, but does not require a specific format for that statement.

     SFAS 131 changes current practice under SFAS 14, "Financial Reporting of Segments of a Business Enterprise," by establishing a new framework on which to base segment reporting (referred to as the management approach) and also requires interim reporting of segment information.

     In October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2, "Software Revenue Recognition" (SOP 97-2). SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. "Retroactive application of the provisions of SOP 97-2 is prohibited."

     The Company is studying the implications of these new statements and has yet to determine the impact of their implementation, if any, on its consolidated financial statements.

              INDEX TO FINANCIAL STATEMENTS OF INFORMEDICS, INC.
                                                                          PAGE
                                                                          ----
FINANCIAL  STATEMENTS
Independent  auditors'  report                                            F-26
YEARS  ENDED  OCTOBER  31,  1997  AND  1996:
Statements  of  operations  for  the  years  ended  October  31,
1997 and 1996                                                             F-27
Balance  sheets  as  of  October  31,  1997  and  1996                    F-28
Statements  of  cash  flows  for  the  years  ended  October 31,
1997 and 1996                                                             F-30
Statements  of  cash  flows  -  supplemental  information  for the
years ended October  31,  1997  and  1996                                 F-31
Statements  of  stockholders'  equity for the years ended October 31,
1997 and  1996                                                            F-32
Notes  to  financial  statements                                          F-33
SIX  MONTHS  ENDED  APRIL  30,  1998  AND  1997  (UNAUDITED):
Statements  of  operations  for  the  six months ended April 30,
1998 and 1997 (unaudited)                                                 F-40
Balance sheets as of April 30, 1998 and October 31, 1997 (unaudited) F-41 Statements of cash flows for the six months ended April 30,
1998 and 1997 (unaudited)                                                 F-43
Statements  of  cash flows - supplemental information for the six
months ended April  30,  1998  and  1997  (unaudited)                     F-44
Notes  to  financial  statements  (unaudited)                             F-45

                       INDEPENDENT AUDITORS' REPORT

To  The  Board  of  Directors
   and  Stockholders  of  Informedics,  Inc.
Lake  Oswego,  Oregon

We have audited the accompanying balance sheets of Informedics, Inc. as of October 31, 1997 and 1996 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended October 31, 1997. These financial statements are the responsibility of Informedics' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Informedics on October 31, 1997 and 1996 and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.



DELOITTE  &  TOUCHE  LLP
Portland,  Oregon
January  9,  1998



STATEMENTS OF OPERATIONS

                                                 YEAR ENDED OCTOBER 31,
                                               -------------------------
                                                      1997         1996
                                               ------------  -----------

REVENUE:
Product Sales                                  $   671,038   $1,601,204
Customer Service and  Support                    2,578,747    3,554,749
                                               ------------  -----------

Total Revenue                                    3,249,785    5,155,953
                                               ------------  -----------

COSTS AND EXPENSES:
Cost of Products Sold                              137,331      623,785
Cost of Customer Service and Support             1,719,778    2,895,020
Selling and Administrative Expenses              1,747,543    1,964,371
Depreciation and Amortization                      398,500      457,080

Total Costs and Expenses                         4,003,152    5,940,256
                                               ------------  -----------

Operating Loss                                    (753,367)    (784,303)
                                               ------------  -----------

OTHER INCOME (EXPENSE):
Interest Expense                                    (5,958)      (1,523)
Interest Income                                     29,494       15,903
Other Income (Expense)                             160,671       11,590

Total Other Income - Net                           184,207       25,970
                                               ------------  -----------

Loss Before Income Taxes                          (569,160)    (758,333)

Income Tax Provision (Benefit) (Note 8)            721,743     (285,427)
                                               ------------  -----------

Net  Loss                                      $(1,290,903)  $ (472,906)
                                               ============  ===========

Weighted Average Number of Common Shares and
 Common Stock Equivalents Outstanding            2,650,416    2,646,194
                                               ============  ===========

Loss Per Share - basic and diluted             $     (0.49)  $    (0.18)
                                               ============  ===========

See  Notes  to  Financial  Statements


BALANCE SHEETS, OCTOBER 31, 1997 AND 1996

ASSETS                                                   1997         1996
------                                             -----------  ----------

CURRENT ASSETS:
Cash and Cash Equivalents                          $  207,692   $  323,217
Accounts Receivable, less allowance for doubtful
    accounts of $16,200 in 1997 and $28,439 in
    1996                                              445,879      681,303
Inventories (Note 2)                                    3,304       23,833
Prepaid Expenses and Other Current Assets              55,267       36,150
Deferred Income Taxes (Note 8)                         90,500      182,483
Current Portion of Long-Term Accounts Receivable       11,928       11,928
Current Portion of Notes Receivable (Note 3)                0       54,095
                                                   -----------  ----------

Total Current Assets                                  814,570    1,313,009
                                                   -----------  ----------

FIXED ASSETS:
Furniture and Fixtures                                135,505      134,282
Machinery  and Equipment                              557,188      583,961
Automobiles                                                 0       29,138
Leasehold Improvements                                 27,258       20,442
Other Fixed Assets                                    142,982      136,805
                                                   -----------  ----------
                                                      862,933      904,628

Less accumulated depreciation and amortization        737,093      672,300

Total Fixed Assets                                    125,840      232,328
                                                   -----------  ----------

OTHER ASSETS:
Long-Term Accounts Receivable                          30,814       42,742
Notes Receivable (Note 3)                                   0      305,102
Software Development Costs,
   less accumulated  amortization of
   $787,791 in 1997 and  $542,884 in 1996             169,540      305,415
Covenants Not to Compete,
   less accumulated amortization of
   $493,862 in 1997 and $479,698 in 1996                  183       14,348
Deferred Income Taxes (Note 8)                        932,901      613,060
Tax Valuation Allowance (Note 8)                     (932,901)           0
Other                                                  39,799       41,816

Total Other Assets                                    240,336    1,322,483
                                                   -----------  ----------

TOTAL ASSETS                                       $1,180,746   $2,867,820
                                                   ===========  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                      1997         1996
                                                             ------------  -----------

CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses:
   Trade Accounts                                            $    87,917   $  115,543
   Customer Deposits                                              22,590        4,120
   Accrued Payroll Taxes and Employee Benefits                    86,362      175,285
   Other Accrued Liabilities                                       9,445          767
Revolving Line of Credit (Note 6)                                      0      125,000
Deferred Revenue                                               1,192,368    1,274,687
Current Portion of Deferred Rent (Note 5)                         13,033       13,033
Current Portion of Deferred Gain on Sale of Assets (Note 3)            0       19,615
                                                             ------------  -----------

Total Current Liabilities                                      1,411,715    1,728,050

LONG-TERM OBLIGATIONS:
Deferred Rent (Note 5)                                            17,378       30,411
Deferred Tax Liability (Note 8)                                   16,700            0
Deferred Gain on Sale of Assets (Note 3)                               0       87,375
                                                             ------------  -----------

Total Current Liabilities and Long-Term Obligations            1,445,793    1,845,836
                                                             ------------  -----------

COMMITMENTS AND CONTINGENCIES                                          0            0

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred Stock, $0.01 par value:
   authorized 5,000,000 shares;
   no shares outstanding                                               0           0
Common Stock, $.01 per value:
   authorized 15,000,000 shares;
   shares outstanding:  2,654,708 in 1997 and 2,650,307
   in 1996                                                        26,546       26,503
Capital in Excess of Par Value                                 1,918,042    1,914,213
Note Receivable from Stockholder (Note 4)                        (22,000)     (22,000)
Accumulated Deficit                                           (2,187,635)    (896,732)
                                                             ------------  -----------

Total Stockholders' Equity (Deficit)                            (265,047)   1,021,984
                                                             ------------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)                                          $ 1,180,746   $2,867,820
                                                             ============  ===========

See  Notes  to  Financial  Statements

STATEMENTS OF CASH FLOWS
                                                              YEAR ENDED OCTOBER 31,
                                                                1997        1996
                                                         ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                               $(1,290,903)  $(472,906)
ADJUSTMENTS TO RECONCILE NET LOSS
TO NET CASH  AND CASH EQUIVALENTS
(USED IN) OPERATING ACTIVITIES:
   Depreciation and Amortization                             398,500     457,080
   Provision for Write-offs of
      Accounts Receivable                                    (12,239)    (36,184)
   Deferred Income Taxes                                     721,743    (200,009)
   Tax Benefits from Stock Options Exercised                       0       1,395
   Gain on Sale of Assets (Note 3)                          (154,293)    (11,888)
   Changes in Assets and Liabilities:
      Accounts Receivable                                    259,591     108,195
      Inventories                                             20,529      50,439
      Prepaid Expenses and Other Current Assets              (19,117)     62,879
      Accounts Payable and Accrued Expenses                  (89,401)   (135,777)
      Deferred Revenue                                       (82,319)     92,034
      Deferred Rent                                          (13,033)    (13,033)
   Net Cash and Cash Equivalents Used In
      Operating Activities                                  (260,942)    (97,775)
                                                         ------------  ----------
INVESTING ACTIVITIES:
   Property Additions                                        (43,512)   (104,762)
   Capitalized Software Development Costs                   (109,032)   (194,365)
    Proceeds from Sale of Product Line
     and Related Assets (Note 3)                             406,500      50,000
   Other                                                      12,589       3,436
   Net Cash Provided By (Used In) Investing Activities       266,545    (245,691)
                                                         ------------  ----------
FINANCING ACTIVITIES:
   Increase (Decrease) in Revolving Line of Credit          (125,000)    125,000
   Proceeds from Issuance of Common Stock                      3,872       7,423
                                                         ------------  ----------
   Net Cash Provided By (Used In) Financing Activities      (121,128)    132,423
                                                         ------------  ----------

NET DECREASE IN CASH AND CASH
   EQUIVALENTS                                              (115,525)   (211,043)
CASH AND CASH EQUIVALENTS AT
   BEGINNING OF YEAR                                         323,217     534,260
                                                         ------------  ----------
CASH AND CASH EQUIVALENTS AT
   END OF YEAR                                           $   207,692   $ 323,217
                                                         ============  ==========


STATEMENTS OF CASH FLOWS - SUPPLEMENTAL INFORMATION

                                                    YEAR ENDED OCTOBER 31,
                                                       1997      1996
                                                     ------  ---------
Supplemental Disclosures of Cash Flow
   Information:

Cash Paid for:
   Interest                                          $5,959  $  1,523

   Income Taxes Received                                  0   (86,823)

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

 Sale of Product Line and Related Assets
   for Note Receivable                                    0   359,197


See Notes to Financial Statements



STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED OCTOBER 31, 1997 AND 1996

                                             CAPITAL IN     NOTE RECEIVABLE
                                              EXCESS OF           FROM          RETAINED
                                     PAR         PAR              STOCK-        EARNINGS
                        SHARES     VALUE       VALUE             HOLDER     (ACCUMULATED
                                                                                DEFICIT)       TOTAL

Balance at                    2,642,207  $26,422  $1,905,476  $  (22,000)  $  (423,826)  $ 1,486,072
 November 1, 1995
Issuance of Stock                 8,100       81       7,342           0             0         7,342

Tax Benefits From
Stock Options Exercised              0        0       1,395           0              0         1,395

Net Loss                             0        0           0           0      (472,906)     (472,906)

Balance at October 31,        2,650,307   26,503   1,914,213      (22,000)   (896,732)     1,021,984
  1996

Issuance of Stock                 4,401       43       3,872          0              0         3,872


Net Loss                             0        0           0           0    (1,290,903)   (1,290,903)

Balance at October 31,        2,654,708  $26,546  $1,918,042     $(22,000) (2,187,635)  $  (265,047)
  1997

See  Notes  to  Financial  Statements

NOTES  TO  FINANCIAL  STATEMENTS

1.    SIGNIFICANT  ACCOUNTING  POLICIES

INDUSTRY SEGMENT - Informedics derives its revenue solely from the sales and servicing of microcomputer software and related hardware.

INVENTORIES  are  stated  at  the  lower  of  cost  or  market.    Specific
identification is used to determine the costs of hardware and software inventory.

FIXED ASSETS are stated at cost, less accumulated depreciation and amortization. The costs of fixed assets are depreciated over the estimated useful lives (two to five years) of the assets using the straight-line method. Leasehold improvements are depreciated over the term of the lease (five years).

CUSTOMER SERVICE AND SUPPORT REVENUE represents revenue earned from hardware and software maintenance contracts, training, installation of new systems, and general software support and programming services provided to customers. Under renewable maintenance contracts, Informedics provides, for a term of generally not more than one year, all maintenance and repairs resulting from the normal and intended use of its products. Deferred revenue on maintenance contracts is amortized by the straight-line method over the life of the contracts.

REVENUE RECOGNITION - Revenue from sales of software and hardware is generally recorded when the product is shipped. Revenue from custom software products, which are marketed to customers primarily under perpetual license arrangements, is recorded at the time the product is installed and accepted by the customer. Revenue from services other than maintenance contracts is recognized as performed.

LOSS PER SHARE is computed on the basis of the weighted average number of shares outstanding. Common stock equivalents are excluded from the calculation of net loss per share as they are antidilutive.

SOFTWARE DEVELOPMENT COSTS - Certain software development costs are being capitalized and amortized over the estimated economic life of the software on a straight-line method, commencing when each product or enhancement is available for general release. Amortization was $244,907 in 1997 and $201,734 in 1996.

PURCHASED SOFTWARE is stated at cost and is being amortized on the straight-line method over its estimated useful life. Purchased software was fully amortized in 1995. In October 1996, Informedics retired all of its purchased software, which were among the assets sold to Adaptive. (See Note
3)

COVENANTS NOT TO COMPETE are stated at the estimated value of the consideration given for the covenants (including the present value of any future payments to be made under each agreement), less accumulated amortization. The costs of the covenants are being amortized over four or seven years, using the straight-line method. Amortization was $14,165 in 1997 and $69,448 in 1996.

INCOME TAXES are accounted for using the methodology established by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and a liability approach to financial accounting and reporting for income taxes (see Note 8). Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

CASH AND CASH EQUIVALENTS includes cash on hand, deposits in bank, and highly liquid debt instruments purchased with original maturity dates of generally three months or less.

CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject Informedics to concentrations of credit risks consist principally of cash and trade accounts receivable. Informedics places substantially all of its cash in demand deposit accounts with high credit quality financial institutions. Trade accounts receivable are with a large number of customers within the industry, dispersed across a wide geographic base. Management believes that any risk of loss is significantly reduced by its ongoing credit evaluations of its customers' financial condition.

FINANCIAL INSTRUMENTS - SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the estimated fair value of financial instruments when it is practicable to estimate that value. The carrying amount of assets and liabilities as reported on the balance sheet approximates their fair market values.

ACCOUNTING CHANGES - In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes an alternative method of accounting that requires recognizing as expense the fair value of employee stock options and other stock-based awards at the grant date. SFAS No. 123, also allows the continuation of the current accounting treatment under which Informedics does not recognize compensation expense for the stock options it awards to employees. Since Informedics is electing to retain its current method, it is required to present pro forma disclosures in its 1997 financial statements as if the fair value based method had been applied.

ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that reflect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expense during the
reporting  period.    Actual  results  could  differ  from  these  estimates.

EARNINGS PER SHARE - In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which established new standards for computing and presenting earnings per share ("EPS") to entities having publicly held common stock and potential common stock. SFAS No. 128 replaces the presentation of primary EPS with the dual presentation of a basic EPS and diluted EPS on Informedics' statements of operations and, accordingly, EPS have been restated for all years presented. Informedics computes basic EPS by dividing net income by the weighted-average number of common shares outstanding and diluted EPS by dividing net income by the sum of the weighted-average number of common shares outstanding and the dilutive effect of stock options and warrants outstanding as if such options and warrants were exercised or converted into common shares. Informedics' computation of diluted EPS is essentially the same as the computation of primary EPS, which was presented prior to the adoption of SFAS No. 128.

There were no adjustments to net income in computing diluted earnings per share for the years ended October 31, 1997 and 1996. Informedics uses the treasury stock method to compute the number of shares used in the diluted EPS calculation and as such no shares are included for outstanding stock options as they would be antidilutive.

RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported net income.

PROSPECTIVE ACCOUNTING CHANGES - SFAS No. 130, "Reporting Comprehensive Income," establishes requirements for disclosure of comprehensive income. The new standard becomes effective in fiscal year 1999. SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," establishes standards for disclosure about operating segments in annual financial statements and requires disclosure of selected information about operating segments in interim financial reports. The new standard becomes effective in fiscal year 1999. There will not be any substantial changes to Informedics' disclosure at the time SFAS No. 131 is adopted.

2.    INVENTORIES

Inventories  at  October  31  consisted  of  the  following:

                        1997     1996
                      ------  -------
Computers             $    0  $ 4,418
Peripheral equipment     759   11,517
Parts                  1,670    2,124
Software                 292    4,457
 Supplies and Forms      583    1,317
                      ------   ------

Total                 $3,304  $23,833
                      ======  =======

3.    NOTES  RECEIVABLE

On October 31, 1996, Informedics sold certain assets of its ClinicManager product line to Adaptive for $500,000, subject to increase or decrease based on revenues received by Adaptive from Informedics' former customers during the six-month period after closing. Under the terms of an Asset Purchase Agreement, Adaptive paid Informedics $50,000 on October 31, 1996, and was required to pay the remaining balance in 60 equal monthly payments of $7,500.

In April 1997, certain conditions of the sale were satisfied, resulting in an acceleration of the note receivable payments due from Adaptive. In May 1997, Informedics received $406,500 from Adaptive to pay off the note. Informedics recognized a gain of $174,793 during 1997 as a result of the funds received from Adaptive.

4.  NOTE  RECEIVABLE  FROM  STOCKHOLDER

Informedics accepted a $22,000 promissory note from a director, when he exercised an option to purchase 25,000 shares of common stock. The promissory note bears an interest rate of 7% per year, payable quarterly. The principal of the promissory note was to be paid in full on September 30, 1996. Informedics extended the due date of the promissory note to October 31, 1997. On September 19, 1997, the Board of Directors authorized an extension of the note through June 30, 1998 or the date of the proposed merger transaction with Mediware (See Note 11). The shares of common stock issued upon the exercise of the option are held by Informedics as collateral for the promissory note.

5.    LEASE  COMMITMENTS

Informedics entered into an agreement ("Agreement") to lease 16,851 square feet of office space. The Agreement provided for three months of free rent which is being amortized over the life of the Agreement. The Agreement expires on February 28, 2000. Informedics has the option to extend the Agreement for five years. Minimum lease payments under the Agreement include interior/exterior maintenance, utilities, insurance and janitorial services, except that Informedics, starting in 1996, is required to pay its pro-rata share of the increase in such costs over the base established in calendar year 1995.

Future  minimum  lease  payments  under  the  Agreement  are  as  follows:

1998   $278,041
1999    278,041
2000     92,681

TOTAL  $648,763
       ========

On December 19, 1996, Informedics entered into a sub-lease agreement with Southern Pacific Funding, Inc. ("Southern") to sub-lease 5,222 square feet of Informedics' office space to Southern. The term of the sub-lease agreement is January 15, 1997 to January 31, 1998. Informedics expects Southern to vacate the premises on or before January 31, 1998. Future minimum payments to be received under the sub-lease agreement will be $21,540 in fiscal 1998.

On October 17, 1997, Informedics entered into a sub-lease agreement with Pacific Crest Technologies, Inc. ("Pacific") to sub-lease 4,931 square feet of Informedics' office space to Pacific. The term of the sub-lease agreement is November 1, 1997 to February 28, 1998. Pursuant to an Amendment to sublease dated February 19, 1998, the term of the sub-lease was extended and the space expanded. The sub-lease may be canceled by either party upon 120 days' written notice. Future minimum payments to be received under the sub-lease agreement will be $135,188 in fiscal 1998.

Rental expense for all operating leases for the years ended October 31, 1997 and 1996 was $204,579 and $269,445, respectively.

6.    CREDIT  AGREEMENTS

In April 1997, Informedics renewed its uncommitted revolving line of credit with Informedics' bank. There was no amount owing under this agreement as of October 31, 1997. Informedics was not able to maintain the required covenant ratios and as a result Informedics' bank reduced the credit line to $200,000 on August 20, 1997. Informedics' bank agreed to waive this covenant through October 31, 1997. All of the assets of Informedics were pledged as security for the line of credit. The credit line agreement expired December 31, 1997. Informedics has no plans to seek a new credit line.

7.  EMPLOYEE  BENEFIT  PLAN

Informedics  has  a  401(k)  Savings  Plan  ("Plan").    All regular full-time
employees (over 21 years old) are eligible to participate in the Plan. Informedics' contribution to the Plan is 50% of the employee's contribution up to a maximum of 2-1/2% of the employee's wages. During 1997 and 1996, Informedics contributed $31,454 and $43,039, respectively, to the Plan.

8.    INCOME  TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The effect of significant items comprising Informedics' net deferred tax asset or liability as of October 31was as follows:


                                                  1997        1996
                                            -----------  ----------
Deferred Tax Assets:
Accrued Expenses                            $   32,100   $  58,799
Deferred Maintenance Contract                   58,400     123,684
Differences Between Book and Tax  Basis of
   Property and Equipment                       45,500      66,589
State Net Operating Loss Carryforward          180,300     137,520
Federal Net Operating  Loss Carryforward       752,601     526,108

Deferred Tax Liabilities:
Capitalized Software Costs                     (62,200)   (117,157)
                                               --------  ----------

Sub-Total                                    1,006,701     795,543
Valuation Allowance                           (932,901)          0
                                            -----------  ----------

Net Deferred Tax Asset                      $   73,800   $ 795,543
                                            ===========  ==========

The deferred tax assets and liabilities are included in the following balance sheet accounts at October 31:





                                     1997       1996
                                 ---------  --------

Current Deferred Tax Assets      $ 90,500   $182,483
Deferred Tax Assets (Liability)   (16,700)   613,060
                                 ---------   -------

Net Deferred Tax Asset           $ 73,800   $795,543
                                 =========  ========

Informedics' management determined that the benefit of Informedics' net operating loss carryforwards was not likely to be realized. Accordingly, Informedics increased the valuation reserve $932,901 to reserve fully the deferred tax asset relating to the net operating loss carryforwards.

There are approximately $2,295,000 and $2,732,000 of unused net operating loss carryforwards which, if not used, will expire in 2008 and 2009 for federal and state tax reporting purposes, respectively.

Informedics may realize tax benefits as a result of the exercise of certain employee stock options. For financial reporting purposes, any reduction of income tax obligations as a result of these tax benefits is credited to capital in excess of par value. During 1996, $1,395 was credited to capital in excess of par value.

A reconciliation between income taxes calculated at the statutory federal tax rate and the tax provision reflected in the financial statements is as follows:

                                                     1997        1996
                                                ----------  ----------
Computed income taxes based on statutory
   federal income tax rate of  34%              $(193,514)  $(257,833)

Increase (reduction) in taxes resulting from:
   Valuation allowance                            932,901           0
   State income tax, net of federal benefit       (24,793)    (33,033)
   Other                                            7,149       5,439
                                                ----------  ----------
                                                $ 721,743   $(285,427)
                                                ==========  ==========

The  provision for income taxes, net of operating loss carryforwards, consists
of    the  following:

                                                  1997       1996
                                              --------  ----------
Income taxes currently payable (receivable):
   Federal                                    $      0  $   1,395
   State                                            10         10
                                              --------  ----------
                                                    10      1,405
                                              --------  ----------
Deferred taxes - net:
   Federal                                     575,027   (237,482)
   State                                       146,706    (49,350)
                                               -------  ----------
                                               721,733   (286,832)
                                              --------  ----------

                                              $721,743  $(285,427)
                                              ========  ==========

9.          SIGNIFICANT  CUSTOMER

Informedics recorded revenue from one customer representing 16 and 13 percent of total revenue during 1997 and 1996, respectively.

10.          STOCK  OPTION  PLANS

Informedics has adopted two employee stock option plans that provide for the issuance of incentive stock options and non-statutory stock options to employees and officers and non-statutory stock options to directors who are not employees. The stock option plans authorize the issuance of up to 1,250,000 shares of Informedics' common stock. On October 31, 1997, 388,104 shares were available under the plans for future grant.

The plans are administered by the Compensation Committee of the Board of Directors. The exercise price for the options granted under the option plans is determined by the Committee and cannot be less than the fair market value of the common stock as of the date of the grant. The term of each option is determined by the Committee, but may not be more than ten years. Vesting schedules are established by the Compensation Committee. All outstanding options have a term of five years and vest over a three-year period.

One of the stock option plans provides for an automatic grant of nonstatutory stock options to members of the Compensation Committee. The automatic grants occur each year on the date of the annual shareholder meeting, and the exercise price of the options issued is the fair market value of the common stock on that date.

As discussed in Note 1, the disclosure-only provisions of SFAS No. 123 have been adopted. Accordingly, no compensation cost has been recognized for stock options granted with an exercise price equal to the fair value of the underlying stock on the date of grant. Had compensation costs been determined based on the estimated fair value of the options at the date of grant, the loss, and the loss per share for the years ended October 31, 1997 and October 31, 1996 would not have differed materially from the amounts reported.

The following table summarizes the stock option activity under Informedics' option plans:

                                         Shares under   Option Price
                                         Option         Weighted Average
                                         -------------  -----------------
Options Outstanding at November 1, 1995       679,144   $            1.64

Exercised                                      (8,100)  $            0.92
Canceled or Expired                          (191,858)  $            2.13
Granted                                       131,750   $            1.13
                                         -------------  -----------------

Options Outstanding at October 31, 1996       610,936   $            1.38

Exercised                                      (4,401)  $            0.88
Canceled or Expired                          (159,059)  $            1.87
Granted                                        80,000   $            0.55
                                         -------------  -----------------
Options Outstanding at October 31, 1997       527,476   $            1.11
                                         =============  =================
Options Exercisable at October 31, 1997       424,139   $            1.15
                                         =============  =================

11.    SUBSEQUENT  EVENTS

On July 29, 1997, Informedics signed a letter of intent to merge into Mediware Information Systems, Inc. ("Mediware") of Melville, NY. Informedics announced on December 19, 1997 the signing of an Agreement and Plan of Merger to merge into Mediware in a stock exchange whereby one share of Mediware stock would be exchanged for every 6.3 shares of Informedics' stock. The merger is subject to the approval of Informedics' shareholders.






INFORMEDICS,  INC.
STATEMENTS  OF  OPERATIONS  (UNAUDITED)

                                                  Three Months Ended,             Six Months Ended
                                                       April 30                        April 30,
                                                1998                 1997         1998         1997
                                              --------             --------      ------     --------
REVENUE:
Product Sales                    $             46,175  $           274,249   $  208,836   $  424,010
Customer Service and Support                  647,924              640,985    1,289,033    1,336,920
                                           ----------             ---------   ---------    ---------
Total Revenue                                 694,099              915,234    1,497,869    1,760,930
                                           ----------             ---------   ---------    ---------

COSTS AND EXPENSES:
Cost of Products Sold                          15,180               25,450       52,305       53,661
Cost of Customer Service and Support          293,169              471,916      527,444      973,002
Selling & Administrative Expenses             198,386              521,721      473,887    1,006,868
Depreciation & Amortization                    20,379              100,627       81,396      202,237
                                           ----------             ---------   ---------    ---------

Total Costs and Expenses                      527,114            1,119,714    1,135,032    2,235,768
                                           ----------             ---------   ---------    ---------

Operating Profit (Loss)                       166,985             (204,480)     362,837    (474,838)
                                           ----------             ---------   ---------    ---------

OTHER INCOME (EXPENSE):
Interest Expense                                  0                  (686)        (832)      (4,521)
Interest Income                                18,594               11,019       21,919       19,699
Other Income                                   17,471                6,430       24,751       10,099
                                           ----------             ---------   ---------    ---------

Total Other Income                             36,065               16,763       45,838       25,277
                                           ----------             ---------   ---------    ---------

PROFIT (LOSS) BEFORE                          203,050            (187,717)     408,675     (449,561)
INCOME TAXES

Income Tax Provision                           24,100                    0       41,200            0
                                           ----------             ---------   ---------    ---------

NET PROFIT (LOSS) AFTER       $               178,950  $         (187,717)  $  367,475   $ (449,561)
INCOME TAXES
                                            =========             ========     ========    =========
BASIC AND DILUTED             $                  0.07  $            (0.07)  $     0.14   $    (0.17)
EARNINGS (LOSS) PER SHARE
                                            =========             ========     ========    =========

SEE  NOTES  TO  FINANCIAL  STATEMENTS




INFORMEDICS,  INC.
BALANCE  SHEETS  (UNAUDITED)

                                                    April 30,    October 31,
                                                      1998          1997
                                                   -----------  -----------
ASSETS

CURRENT ASSETS:

Cash                                               $  868,758   $    207,692
Accounts Receivable, Less Allowance  for Doubtful     228,960        445,879
Accounts of $16,200 in 1998 and 1997
Inventories                                            14,848          3,304
Prepaid Expenses and Other Current Assets              91,376         55,267
Deferred Income Taxes                                  59,000         90,500
Current Portion of Long-Term Receivable                11,928         11,928
                                                   -----------      ---------

Total Current Assets                                1,274,870        814,570
                                                   -----------       --------

FIXED ASSETS:

Furniture and Fixtures                                114,171        135,505
Machinery and Equipment                               439,205        557,188
Leasehold Improvements                                 29,583         27,258
Other Fixed Assets                                    144,004        142,982
                                                   -----------      ---------
                                                      726,963        862,933

Less accumulated depreciation and amortization        650,560        737,093
                                                   -----------       --------

Total Fixed Assets                                     76,403        125,840
                                                   -----------       --------

OTHER ASSETS:

Long-Term Account Receivable                           24,850         30,814
Software Development Costs,                           174,864        169,540
Less Accumulated  Amortization of $825,312
in 1998 and $787,791 in 1997
Covenants Not to Compete,                                  83            183
Less Accumulated Amortization of $493,962
in 1998 and $493,862 in 1997
Deferred Income Taxes                                 818,301        932,901
Tax Valuation Allowance                              (818,301)      (932,901)
Other                                                  39,299         39,799
                                                   -----------      ---------

Total Other Assets                                    239,096        240,336
                                                   -----------       --------

TOTAL ASSETS                                       $1,590,369   $  1,180,746
                                                   ===========   ============


See  Notes  to  Financial  Statements



INFORMEDICS,  INC.
BALANCE  SHEETS  (UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)          April 30,     October 31,
                                                               1998           1997
                                                        ------------   ------------

CURRENT LIABILITIES:

Accounts Payable and Accrued Expenses:
   Trade Accounts                                       $    63,729   $     87,917
   Customer Deposits                                         15,810         22,590
   Accrued Wages, Payroll Taxes and Employee Benefits        65,960         86,362
   Other Accrued Liabilities                                 15,090          9,445
Deferred Revenue                                          1,253,725      1,192,368
Current Portion of Deferred Rent                             10,861         13,033
                                                        ------------     ----------

Total Current Liabilities                                 1,425,175      1,411,715

LONG-TERM OBLIGATIONS:

Deferred Rent                                                13,033         17,378
Deferred Tax Liability                                       26,400         16,700
                                                        ------------       --------

Total Current Liabilities and Long-Term Obligations       1,464,608      1,445,793
                                                        ------------     ----------

STOCKHOLDERS' EQUITY (DEFICIT):

Preferred Stock, $.01 Par Value:                                  0              0
Authorized 5,000,000 Shares;
No Shares Outstanding
Common Stock, $.01 Par Value:                                26,745         26,546
Authorized 15,000,000 Shares;
Shares Outstanding:  2,674,502 in 1998 and
2,654,708 in 1997
Capital in Excess of Par Value                            1,941,176      1,918,042
Note Receivable from Stockholder                            (22,000)       (22,000)
Accumulated Deficit                                      (1,820,160)    (2,187,635)
                                                        ------------    -----------

Total Stockholders' Equity (Deficit)                        125,761       (265,047)
                                                        ------------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $ 1,590,369   $  1,180,746
                                                        ============  =============

See  Notes  to  Financial  Statements.

INFORMEDICS,  INC.
STATEMENTS  OF  CASH  FLOWS  (UNAUDITED)
                                                                     Six Months Ended April 30,
                                                                    ---------------------------
                                                                      1998                 1997
                                                                    --------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                      $                   367,475   $(449,561)

ADJUSTMENTS TO RECONCILE NET INCOME
(LOSS) TO NET CASH AND CASH EQUIVALENTS
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Depreciation and Amortization                                               86,254     202,237
Provision for Write-offs of Accounts Receivable                                  0      32,561
Deferred Income Taxes                                                       41,200           0
Gain on Sale of Assets                                                           0      (8,917)
Changes in Assets and Liabilities:
Accounts Receivable                                                        216,919     162,308
Inventories                                                                (11,544)      8,957
Prepaid Expenses and Other Current Assets                                  (36,109)      4,814
Accounts Payable and Accrued Expenses                                      (45,725)    (37,701)
Notes Receivable                                                             5,964      24,023
Deferred Revenue                                                            61,357      14,850
Deferred Rent                                                               (6,517)     (6,517)
                                                                   ----------------   ---------
Net Cash and Cash Equivalents Provided by                                  679,274     (52,946)
(Used in) Operating Activities

INVESTING ACTIVITIES:
Property Additions                                                          (6,830)    (23,238)
Capitalized Software Development Costs                                     (42,844)    (57,823)
Other                                                                        8,133       1,942
                                                                   ----------------   ---------
Net Cash Used in Investing Activities                                      (41,541)    (79,119)
                                                                   ----------------   ---------

FINANCING ACTIVITIES:
Decrease in Revolving Line of Credit                                             0     (25,000)
Proceeds from Issuance of Common Stock                                      23,333           0
                                                                   ----------------   ---------
Net Cash Provided by (Used In) Financing Activities                         23,333     (25,000)
                                                                   ----------------   ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       661,066    (157,065)

CASH AND CASH EQUIVALENTS AT BEGINNING                                     207,692     323,217
OF PERIOD
                                                                   ----------------   ---------
CASH AND CASH EQUIVALENTS AT END                       $                   868,758   $ 166,152
OF PERIOD
                                                                    ===============   =========


INFORMEDICS,  INC.
STATEMENTS  OF  CASH  FLOWS  (UNAUDITED)


                                               Six Months Ended April 30,
                                                1998               1997
                                            -----------------------------
Supplemental Disclosures of Cash Flow
 Information:

Cash paid for:
 Interest                                    $  832                $4,521

See Notes to Financial Statements.


INFORMEDICS,  INC.
NOTES    TO  FINANCIAL  STATEMENTS  (UNAUDITED)

     The information included herein is unaudited. However, such information reflects all adjustments (consisting solely of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods. The interim financial information and notes thereto should be read in conjunction with Informedics' latest annual report on Form 10-KSB. The results of operations for the six months ended April 30, 1998 are not necessarily indicative of results to be expected for the entire year.

1.          SIGNIFICANT  ACCOUNTING  POLICIES

Industry  Segment
-----------------
Informedics derives its revenue solely from the sales and servicing of microcomputer software and related hardware.

Inventories
-----------
Inventories  are  stated  at  the  lower  of  cost  or  market.    Specific
identification is used to determine the costs of hardware and software inventory.

Fixed  Assets
-------------
Fixed assets are stated at cost, less accumulated depreciation and amortization. The costs of fixed assets are depreciated over the estimated useful lives (two to five years) of the assets using the straight-line method. Leasehold improvements are amortized over the term of the lease (five years).

Customer  Service  and  Support  Revenue
----------------------------------------
Customer service and support revenue represents revenue earned from hardware and software maintenance contracts, training, installation of new systems, and general software support and programming services provided to customers. Under renewable maintenance contracts, Informedics provides, for a term of generally not more than one year, essentially all maintenance and repairs resulting from the normal and intended use of its products. Deferred revenue on maintenance contracts is amortized by the straight-line method over the life of the contracts.

Revenue  Recognition
--------------------
Revenue from sales of software and hardware is generally recorded when the product is shipped. Revenue from custom software products, which are marketed to customers primarily under perpetual license arrangements, is recorded at the time the product is installed and accepted by the customer. Revenue from services other than maintenance contracts is recognized as performed.

Income  Taxes
-------------
Income taxes are accounted for using the methodology established by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and a liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense or benefit is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Software  Development  Costs
----------------------------
Certain software development costs are being capitalized and amortized over the estimated economic life of the software, on a straight-line method, commencing when each product or enhancement is available for general release. Amortization using the straight-line method for the six-month periods ended April 30, 1998 and 1997 was $37,521 and $121,040, respectively.

Covenants  Not  to  Compete
---------------------------
Covenants not to compete are stated at the estimated value of the consideration given for the covenants (including the present value of any future payments to be made under each agreement), less accumulated amortization. The costs of the covenants are being amortized over four or seven years, using the straight-line method. Amortization for the six-month periods ended April 30, 1998 and 1997 was $ 100 and $ 7,718, respectively.

Earnings    Per  Share
----------------------
In February 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 128, "Earnings Per Share," which established new standards for computing and presenting earnings per share ("EPS") to entities having publicly held common stock and potential common stock. SFAS No. 128 replaces the presentation of primary EPS with the dual presentation of a basic EPS and diluted EPS on Informedics' statements of operations. Informedics computes basic EPS by dividing net income by the weighted-average number of common shares outstanding and diluted EPS by dividing net income by the sum of the weighted-average number of common shares outstanding and the dilutive effect of stock options and warrants outstanding as if such options were exercised or converted into common shares. Informedics' computation of diluted EPS is essentially the same as the computation of primary EPS, which was presented prior to the adoption of SFAS No. 128.

There were no adjustments to net income in computing diluted earnings per share for the periods ended April 30, 1998 and 1997. Informedics uses the treasury stock method to compute the number of shares used in the diluted calculation and, as such, in 1997, no shares are included for outstanding stock options as they would be antidilutive. A reconciliation of the common shares used in the denominator for computing basic and diluted EPS for the periods ended April 30, 1998 and 1997 is as follows:

                                        Three Months Ended April 30,      Six Months Ended April 30,
                                        ----------------------------     ---------------------------
                                            1998           1997                 1998          1997
                                       -----------    ----------           -----------    ----------
Weighted-average shares                  2,674,502     2,650,307            2,674,502     2,650,307
outstanding, used in computing
basic EPS
Effect of dilutive stock options            19,900                             19,900
                                       -----------    ----------           -----------    ----------
Weighted-average  shares
outstanding and the effect of
dilutive stock options used in
computing diluted EPS                    2,694,402     2,650,307            2,694,402      2,650,307
                                        ==========     ==========           ==========     =========


Cash  and  Cash  Equivalents
----------------------------
Informedics considers cash on hand, deposits in bank and highly liquid debt instruments purchased with original maturity dates of six months or less, as cash.

Accounting  Changes
-------------------
In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes an alternative method of accounting that requires recognizing as expense the fair value of employee stock options and other stock-based awards at the grant date. SFAS No. 123 also allows the continuation of the current accounting treatment under which Informedics does not recognize compensation expense for the stock options it awards to employees. Since Informedics is electing to retain its current method, it is required to present pro forma disclosures in its annual financial statements as if the fair value based method had been applied.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes requirements for disclosure of comprehensive income and becomes effective for Informedics' fiscal year ending October 31, 1999. Reclassification of earlier financial statements for comparative purposes is required. The impact on Informedics' financial statements is not material.

In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard becomes effective for Informedics' fiscal year ending October 31, 1999, and requires that comparative information from earlier years be restated to conform to the requirements of this standard.

2.          CREDIT  AGREEMENTS

     Informedics  has  no  credit  line  with  a  bank  at  this  time.

ANNEXES
     Annex  A  -  Agreement  and  Plan  of  Merger,  as  amended
     Annex  B  -  Oregon  Business  Corporation  Act,  ORS      60.551-60.594.

ANNEX A

AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of December 18, 1997 by and among MEDIWARE INFORMATION SYSTEMS, INC., a corporation organized under the laws of the State of New York ("Parent"), MEDIWARE ACQUISITION CORPORATION, a corporation organized under the laws of the State of Oregon and a wholly-owned subsidiary of Parent ("Acquisition") and INFORMEDICS, INC., a corporation organized under the laws of the State of Oregon (the "Company").

     WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of the Company with and into Acquisition (the "Merger"), with Acquisition being the surviving corporation upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1 Surviving Corporation. In accordance with the provisions of this Agreement and the Oregon Business Corporation Act (the "Oregon Act"), at the Effective Date (as defined in Section 1.6, below) the Company shall be merged with and into Acquisition, with Acquisition being the surviving corporation in the Merger, with the initial corporate name of Mediware Acquisition Corp. (hereinafter sometimes called the "Surviving Corporation"). At the Effective Date, the separate existence of the Company shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Oregon as a wholly-owned subsidiary of Parent. Without limiting the generality of the foregoing, from and after the Effective Date the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and shall assume and be liable for all of the liabilities, obligations and penalties, of each of Acquisition and the Company, and the Merger shall have all of the effects provided for in Section 60.497 of the Oregon Act.

     1.2 Articles of Incorporation. The Articles of Incorporation of Acquisition as in effect at the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

     1.3          By-Laws.    The  By-Laws  of Acquisition as in effect at the
Effective Date shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

     1.4 Directors. The directors of Acquisition at the Effective Date shall, from and after the Effective Date, be the directors of the Surviving
Corporation, all such directors to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     1.5 Officers. The officers of Acquisition at the Effective Date shall, from and after the Effective Date, be the officers of the Surviving
Corporation, all such officers to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     1.6 Effective Date. As soon as practicable following the Closing (as defined in Section 2.4, below), Articles of Merger shall be filed with the Secretary of State of the State of Oregon. The Merger shall become effective at such time as the Articles of Merger are filed with the Secretary of State pursuant to Section 60.494 of the Oregon Act. The time when the Merger shall become effective is herein referred to as the "Effective Date."

     1.7 Additional Actions. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.



                                  ARTICLE II
                      CONSIDERATION; CONVERSION OF SHARES

     2.1 Merger Consideration. The consideration payable in the Merger to holders of shares of the Company's Common Stock, par value $.01 per share ("Company Common Stock"), shall consist solely of a total of Four Hundred Twenty One Thousand Three Hundred Eighty Three (421,383) shares of the Common Stock, par value $.10 per share, of Parent ("Parent Common Stock"), such shares of Parent Common Stock to be issuable at the Closing in accordance with the terms of this Agreement, subject to increase to reflect exercises of outstanding employee stock options prior to the Closing.

     2.2                    Conversion  of  Shares;  Cancellation  of Options.

               (a) Each share of Company Common Stock issued and outstanding as of the Effective Date (other than Dissenting Shares, as defined in Section 2.2(e), below) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into
0.1587301 of a share of Parent Common Stock, with the ratio of Company Common Stock exchangeable into Parent Common Stock being 6.3:1, which ratio is referred to herein as the "Exchange Ratio."

               (b) All options and warrants to acquire shares of Company Common Stock (collectively, "Company Options") that are outstanding and unexercised at the Effective Date and that are held by persons who are employees of the Company prior to the Merger who will continue as employees of the Surviving Corporation following the Merger, shall by virtue of the Merger and without any action on the part of such Company Option holders, automatically be canceled and terminated in consideration for the issuance to such Company Option holders of replacement options with comparable vesting provisions to purchase Parent Common Stock at the Exchange Ratio (i.e., for each option to purchase one share of Company Common Stock, the holder thereof would receive an option to purchase 0.1587301 of a share of Parent Common Stock) at the exercise prices applicable to Company Options prior to the Merger.

               (c) All Company Options which have vested that are outstanding and unexercised at the Effective Date and that are held by persons who will not be employees of the Surviving Corporation following the Merger shall, by virtue of the Merger and without any action on the part of such Option holders, automatically be canceled and terminated in a cashless exchange in consideration for the issuance of registered shares of Parent Common Stock, with each option to acquire one share of Company Common Stock being converted into an option to acquire 0.1587301 of a share of Parent Common Stock, valuing the Parent Common Stock for purposes of the cashless exercise at its closing price on the business day prior to the Effective Date and subtracting the exercise price to determine the net value, and dividing the net value by the closing price of Parent Common Stock on the business day prior to the Effective Date to determine the number of Parent Common Stock share equivalents to be received in the Merger (rounded, however, to the nearest whole number per option holder to avoid the issuance of fractional shares).

                    (d) Each share of Company Common Stock held in the Company's treasury as of the Effective Date shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

          (e) Notwithstanding the foregoing, any shares of Company Common Stock issued and outstanding immediately prior to the Effective Date which are held by shareholders who have not voted such shares in favor of the Merger and who have complied with all other relevant provisions of Section 60.571 of the Oregon Act (the "Dissenting Shares") shall not be converted into shares of Parent Common Stock in the manner contemplated by Section 2.2(a) above, and the rights of holders of Dissenting Shares shall be governed by the provisions of the Oregon Act.

     2.3 Cancellation of Certificates. At the Closing, certificates representing all of the issued and outstanding shares of Company Common Stock (other than Dissenting Shares), together with all instruments representing Company Options, shall be surrendered. At the Effective Date, each such certificate shall be canceled and, simultaneously with such cancellation, a new certificate for shares of Parent Common Stock, representing the number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented by such certificate shall have been converted in the Merger, shall be issued to the holder thereof. At the Effective Date, each instrument representing Company Options shall be canceled and terminated and, simultaneously with such cancellation and termination, either (i) a certificate representing replacement options to purchase Parent Common Stock shall be issued in accordance with Section 2.2(b) or (ii) the number of shares of Parent Common Stock issuable to each holder of Company Options who is subject to Section 2.2(c) hereof shall be issued to each such Company Option holder. From and after the Effective Date, each certificate or instrument which prior to the Effective Date represented shares of Company Common Stock or Company Options as applicable, shall be deemed to represent only the right to receive the certificates of Parent Common Stock or options to acquire Parent Common Stock, as the case may be, contemplated by the preceding two sentences, and the holder of each such certificate or instrument shall cease to have any rights with respect to the shares of Company Common Stock or Company Options (and the underlying Common Stock) formerly represented thereby, except as otherwise provided herein or by law.

     2.4 Closing. Subject to Section 9.1 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nordlicht & Hand, 645 Fifth Avenue, New York, New York, at 10:00 A.M. local time, (i) as soon as practicable after the later to occur of
(x)  the date of the later of the shareholders' meeting referred to in Section
7.3 hereof or (y) the day on which the last condition set forth in Articles VIII and IX hereof shall have been fulfilled or waived, or (ii) at such other time as Parent and the Company may mutually agree (the "Closing Date").

     2.5 Adjustment Event. If, between the date hereof and the Effective Date, the issued and outstanding shares of Parent Common Stock or Company Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of share or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be agreed upon by Parent and the Company.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The  Company  represents  and  warrants  to  Parent and Acquisition that:

     3.1 Corporate Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has no subsidiaries. The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. Except as set forth on Schedule 3.1 the Company is duly qualified to transact business as a foreign corporation and is in existence in the State of Oregon and in good standing in the other jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on the Company. The Company has previously delivered to Parent complete and correct copies of its Articles of Incorporation
(certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Neither the Articles of Incorporation nor the By-Laws of the Company has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

     3.2 Authorization. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (subject to the approval of this Agreement and the transactions contemplated hereby by the Company's shareholders). The Board of Directors of the Company has determined that the Merger is in the best interests of the shareholders of the Company and will recommend to the shareholders of the Company that they vote any and all shares of Company Common Stock owned by them on the date of the Meeting of the Company's shareholders described in Section 7.3 hereof to approve the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

     3.3 Consents and Approvals; No Violations. Subject to (a) the filing of a Registration Statement on Form S-4 (the "Registration Statement") and the prospectus and proxy statement contained therein with the Securities and Exchange Commission (the "SEC") and appropriate regulatory authorities, and any required actions under various state securities and blue sky laws in connection with the issuance of shares of Parent Common Stock in the Merger and (b) the filing of Articles of Merger with the Secretary of State of the State of Oregon, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or except as otherwise disclosed herein, require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party, or by which the Company or any of the Subsidiaries or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company or the Subsidiaries pursuant to the terms of any such instrument or obligation, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or the Subsidiaries or by which any of their respective properties or assets may be bound or (iv) require, on the part of the Company or any Subsidiary, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority. Without limiting the generality of clause (ii) above, neither the Company nor any of the Company Identified
Persons (as defined below) is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company and its Subsidiaries, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

     3.4          Capitalization.

          (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, of which 2,654,716 shares are issued and outstanding and 5,000,000 shares of Series Preferred Stock, $.01 par value none of which is issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights, rights of first refusal, or Federal or state securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in
Schedule 3.4(a), there are no outstanding options, warrants (including, without limitation, the Company Options) or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

          (b) The Company does not own, directly or indirectly, any equity interest in any other corporation, partnership, limited liability company, or any other entity.

     3.5 SEC Reports and Financial Statements. The Company has heretofore delivered or made available to Parent complete and correct copies of all reports and other filings filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") during its past two fiscal years (such reports and other filings collectively referred to herein as the "Company Exchange Act Filings"). As of their respective dates, the Company Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Company included in the Company Exchange Act Filings (i) were prepared from the books and records of the Company and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Company as at the dates thereof and the results of their operations and cash flows for the fiscal year ended October 31, 1996 and earlier years. The unaudited financial statements included in the Company Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Company, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Company as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

     3.6 Absence of Undisclosed Liabilities. Except (i) as set forth on Schedule 3.6, (ii) as set forth or reserved against in the consolidated balance sheet of the Company and its Subsidiaries dated as of July 31, 1997 included in the Financial Statements and (iii) for contractual obligations arising under contracts entered into in the ordinary course and disclosed in the Schedules to this Agreement to the extent such contracts are required to be disclosed hereunder, and (iv) for liabilities or obligations incurred since July 31, 1997 in the ordinary course of business for which the Company's undischarged obligation is less than $25,000, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which would be required to be reflected in a balance sheet of the Company or the notes thereto prepared in accordance with generally accepted accounting principles as of the date hereof.

     3.7 Absence of Certain Changes or Events. Except for the transactions contemplated by this Agreement and as set forth in Schedule 3.7, since July 31, 1997, the Company has carried on its business in the ordinary course and consistent with past practice. The Company has not since July 31, 1997: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any material adverse change in its financial condition, results of operations, assets, liabilities, business or operations; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice or written up (or failed to write down in accordance with generally accepted accounting principles consistent with past practice) the value of any inventories or revalued any assets of the Company; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock (other than the issuance of shares upon the exercise of employee stock options); (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its employees or any bonus or service award or other like benefit, which increase is in excess of 15% of the total of compensation and bonus previously payable to any such Employee, or instituted, increased, augmented or improved any Benefit Plan (as defined in Section 3.13(c), below); or (xi) entered into any agreement to do any of the foregoing.

     3.8 Legal Proceedings, etc. Except as set forth in Schedule 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company, threatened against the Company or its properties, assets or business (or, to the best knowledge of the Company, pending or threatened against, relating to or involving any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company). There are no such suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Company, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

     3.9          Taxes.

          (a) The Company has duly and timely filed, or will duly and in a timely manner file, all tax returns and other filings in respect of Taxes (as defined in Section 3.9(c), below) required to be filed by them or which are required to be filed by them on or prior to the Effective Date, and have in a timely manner paid (or will in a timely manner pay) all Taxes which are (or will be) shown to be due on such returns. All tax returns and other filings in respect of Taxes are true, correct and complete in all material respects. The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

               (b)       There are no actions or proceedings currently pending
or, to the best knowledge of the Company, threatened, against the Company or any Subsidiary by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. There are no agreements or applications by the Company for an extension  of  time  for  the  assessment  or  payment  of  any  Taxes.

               (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

          (d) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

               (e) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999(b) of the Code.

               (f) The disclosure set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996 regarding deferred taxes and tax loss carry forwards is true and complete as of the date hereof and no events have occurred since October 31, 1996 which would make such information misleading or incomplete.

     3.10          Title  to  Properties  and  Related  Matters.

          (a) Except as set forth on Schedule 3.10(a), the Company has good and marketable title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on its July 31, 1997 Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since July 31, 1997), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case).

          (b)          The  Company  does  not  own  any  real  property.

               (c) Schedule 3.10(c) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value in each case of $5,000 or more. All such personal property is in satisfactory operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in Schedule 3.10(d). None of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property is appropriate for personal property of such nature and is and has been in material conformance with all applicable laws and regulations. There are no assets leased by the Company or used in the business of the Company that are owned, directly or indirectly, by any Company Related Person (as defined in Section 3.22, below).

               (d) Schedule 3.10(d) sets forth a complete and correct list and summary description of all real property and personal property leases to which the Company is a party, as lessee or lessor. The Company has previously delivered to Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Each such lease is valid and binding and in full force and effect. Neither the Company nor (to the best knowledge of the Company) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such lease. To the best knowledge of the Company, there are no disputes or disagreements between the Company and any other party with respect to any such lease. The lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

               (e) Schedule 3.10(e) sets forth a complete and correct list of all inventory, merchandise, work in process, finished goods, and raw materials, and, all material amounts of packaging, supplies and other personal property related to the business of the Company maintained, held or stored by or for the Company and any prepaid deposits for purchases of any of the same (the "Inventory"). Except as disclosed on Schedule 3.10(e), the Company and its Subsidiaries have good and valid title to the Inventory free and clear of all liens, claims, security interests and encumbrances of any kind whatsoever. The Inventory does not include items that are obsolete, damaged or slow-moving; is in good and merchantable condition in all material respects; and is suitable and usable for the purposes for which it is intended. The Inventory does not consist of any items held on consignment.

     3.11          Intellectual  Property.

           (a) Schedule 3.11 hereto sets forth a complete and correct list of all patents, patent applications, material unpatented inventions set forth or described in writing, registered trademarks and service marks, trademark and service mark applications, trade names, copyrights, software documentation and manuals including all versions thereof (collectively the "Intellectual Property") which, to the Company's best knowledge, are owned by, registered in the name of or used in the business of the Company (including, without limitation, the copyright and all other rights in reports issued by the Company to its clients in the conduct of its business), all of which are valid
and  subsisting.    In  each  registration  or  patent  or  application  for
registration or patent listed in Schedule 3.11 held by assignment, the assignment has been recorded with the state or national Patent and Trademark Office from which the original registration issued or before which the application for registration is pending. To the Company's best knowledge, the rights of the Company in or to such Intellectual Property owned by the Company does not conflict with or infringe on the rights of any third party. The Company has not received any written claim or notice to such effect. The Company is not subject to any judgment, injunction, decree, order or agreement restricting its use of the Intellectual Property, except for such restrictions contained in Intellectual Property licensed from third parties, which licensed Intellectual Property (other than "off the shelf" software such as word processing and spreadsheet programs) and material restrictions on the use thereof are listed in Schedule 3.11.

          (b) Except set forth in Schedule 3.11, the Intellectual Property owned by the Company is free and clear of all liens, claims, security interests or encumbrances of any kind whatsoever. No actions have been made or asserted or are pending or, to the best knowledge of the Company, threatened against the Company either (i) based upon or challenging or seeking to deny or restrict the use by the Company of any Intellectual Property or
(ii) alleging that any services provided, or products manufactured or sold by the Company are being provided, manufactured or sold in violation of any patents or trademarks, or other rights of any third party. To the best knowledge of the Company, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade names, trade secrets or similar property that infringe upon the Intellectual Property owned by the Company or upon the rights of the Company used in its or their business. The Company has not granted any license or other right to any third party with respect to the Intellectual Property except for licenses of software to customers. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by the Company.

          (c) The Company has made available to Parent correct and complete copies of all licenses and sublicenses for Intellectual Property licensed from or to third parties set forth in Schedule 3.11 and any and all ancillary documents pertaining thereto (including, but limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

                    (i) such license or sublicense, together with all ancillary documents made available pursuant to the first sentence of this
Section 3.11(c), is valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such licensee or sublicense;

               (ii) subject to obtaining any necessary consent to assignment from the licensor or licensee, such license or sublicense will not cease to be valid, binding, enforceable and in full force and effect on the terms currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) with respect to each such license or sublicense; (A) the Company has not received any notice of cancellation or termination under such license or sublicense and no licensor, sublicensor, licensee or sublicensee has any right to terminate or cancel such license or sublicense,
(B) the Company has not received any notice or a breach or default under such license or sublicenses, which breach or default has not been cured, and (C) the Company has not granted to any third party any rights, adverse or otherwise, under such licenses or sublicense (except for licenses of software to customers);

               (iv) neither the Company, nor to the best knowledge of the Company, any other party to such license or sublicense, is in breach or default in any material respect, and no event has occurred with respect to the Company, or to the best knowledge of the Company, such other party, that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

               (v) no actions have been made or asserted or are pending or, to the best knowledge of the Company, have been threatened against the Company, either (A) based upon or challenging or seeking to deny or restrict the use by the Company of any licensed Intellectual Property or (B) alleging that any Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any third party; and

               (vi) to the best knowledge of the Company, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the use of the licensed Intellectual Property by the Company or upon the rights of the Company therein.

     (d) The Company is not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

     (e) All rights of the Company in each item of Intellectual Property owned by the Company are transferable to Acquisition as herein contemplated and such transfer will not, with or without the giving of notice, or lapse of time, or both, result in a default of any agreement to which the Company is a party or the impairment of any rights of the Company in such intellectual property which impairment would cause a material adverse effect on the Company, its business operations or its financial statements . As a result of the transactions contemplated hereby, upon the Closing, subject to obtaining necessary consents to transfer licensed Intellectual Property, Parent shall own or possess, or own or possess adequate and enforceable licenses, sublicenses or sublicenses or other rights to use, all the Intellectual Property.

     (f) Other than "off the shelf" software, the Intellectual Property set forth in Schedule 3.11 constitutes all the Intellectual Property used in or held by the Company and its Subsidiaries to be used in, and necessary in the conduct of, the business of the Company and its Subsidiaries as currently conducted and there are not other items of Intellectual Property that are material to the Company and its Subsidiaries or its or their business.
     (g) Schedule 3.11(g) sets forth all of the Company's software products including all versions of each such product and the uses therefor.

     3.12          Contracts.

          (a) Except as set forth in Schedule 3.12(a) the Company is not a party to, or subject to:

                    (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $10,000 not cancelable by the Company on thirty days (or less) notice;

                    (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

          (iii)          any  guaranty  issued  by  the  Company;

          (iv) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company having a value in excess of $10,000;

                    (v) any material contract, arrangement or understanding restricting the Company's right to engage in any business activity or compete with any business;

                    (vi) any contract, arrangement or understanding with a Company Related Person; or

                    (vii) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (vi) of this subsection 3.12(a).

               (b) The Company has provided to Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of samples of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Each contract listed in Schedule 3.12(a) is valid and binding and in full force and effect. Neither the Company nor (to the best knowledge of the Company) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such contract. To the best knowledge of the Company, there are no disputes or disagreements between the Company and any other party with respect to any such contract and the Company has not received any notice of cancellation or termination of any such contracts. Each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

               (c) All indebtedness of the Company for monies borrowed by the Company is prepayable at any time at the option of the Company, without premium or penalty.

                    (d) Except as set forth and described in Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person.

               (e) The Company has not disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent or subject to a confidentiality agreement) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any rights, title, interest or license.
               (f) Set forth on Schedule 3.12(f) hereto is a list of the Company's current customers.

     3.13          Employees;  Employee  Benefits.

          (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and, with respect to any Employee whose annual compensation exceeds $50,000 such Employee's job title, the location of employment of such Employee, such Employee's current salary, the date and amount of such Employee's most recent salary increase, the amount of any bonuses or other compensation paid since October 31, 1996 to such Employee, the date of birth of such Employee, the date of employment of such Employee, the accrued vacation time of such Employee and a description of the annual total compensation arrangements currently applicable to such Employee. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Except as set forth on Schedule 3.13, there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Company Related Person. Complete and correct copies of all written agreements with Employees and all employment policies, including but not limited to policies on severance pay and liability for accrued but unused sick and vacation pay, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth on Schedule 3.13(a). None of the Employees has, to the best knowledge of the Company, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since October 31, 1996 the Company and its Subsidiaries have not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees,
(ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, or provided any Employee with any increased security of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

               (b)      The Company has complied in all material respects with
Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or, to the best knowledge of the Company, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. There are no material controversies, strikes, work stoppages, picketing or disputes pending or threatened between the Company and any of the Employees or Former Employees. No labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code). No organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company, threatened with respect to any Employees. The Company is not required to obtain the consent of any labor union or other collective bargaining unit to consummate the transactions contemplated by this Agreement. The requirements of the Workers Adjustment and Retraining Notification Act do not apply to the transactions contemplated by this Agreement.

               (c) Schedule 3.13(c) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

               (d) With Respect to the Benefit Plans, each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under
Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees; no event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code; each Benefit Plan has complied with the requirements of Section 162(k) of the Code. With respect to each Benefit Plan, the Company has heretofore delivered to Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

          (e) Neither the Company nor any corporation or other trade or business under common control with the Company (as determined pursuant to
Section 414(b) or (c) of the Code) (a "Common Control Entity") has maintained or contributed to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to any "multiemployer plan,"
within the meaning of Section 3(37) of ERISA; no Benefit Plan or similar benefit plan of any Common Control Entity has been subject to Title IV of ERISA; neither the Company nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or other agreement; no contingent or other liability with respect to which the Company has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to any Benefit Plan; and no assets of the Company are subject to a lien under Sections 4064 or 4068 of ERISA. The Company does not have any obligation to provide medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or applicable state medical benefits continuation law. The Company will not incur any liability under any severance agreement, deferred compensation agreement, employment or similar agreement as a result of the consummation of the transactions contemplated by this Agreement.

               (f) None of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived); there have been no "prohibited transactions", within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA; none of the Benefit Plans are subject to Section 412 of the Code; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS, the PBGC or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed; there is no dispute, arbitration, claim, suit, or grievance, pending or, to the best knowledge of the Company, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of the Company, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been the direct or indirect subject of a order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, the PBGC or any other domestic or, to the best knowledge of the Company, foreign governmental agency with respect to a Benefit Plan; there have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan; and there has been and will be no "parachute payment" (as that term is defined in Section 28OG(b)(2) of the Code) to any of the Employees prior to the Effective Date. No event or set of conditions exist which would subject the Company to any Tax under Section 4999 of the Code. No event or set of conditions exist which would subject the Company or any Subsidiary to any material Tax under Sections 4972, 4974-76, 4979, 4980 or 5000 of the Code. No loan has been made to a Benefit Plan, which was intended to qualify under Section 4975(d)(3) of the Code.

          (g) Except as set forth on Schedule 3.13(g), all directors, officers, management employees, and technical and professional employees of the Company have executed employee confidentiality agreements substantially in the form attached as Exhibit 3.13(g).

     3.14          Compliance  with  Applicable  Law.

          (a) The Company is not to its best knowledge in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a material adverse effect on the business, operations or assets of the Company. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company, is there any inquiry, investigation or proceedings relating thereto.

          (b) The Company is in material compliance with the rules, regulations, guidelines and interpretations of the Food and Drug Administration ("FDA"), including the registration of the Company as a medical device manufacture for blood bank software. To the best knowledge of the Company, the FDA has no reason to deny the registration of the Company as a medical device manufacture for blood banks software. The Company has never recalled any of its products, except as set forth in Schedule 3.14(c). The Company has delivered to Parent true and complete copies of all of the Company's correspondence with the FDA.

     3.15 Ability to Conduct the Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority, applicable to the Company or to which the Company is a party or by which it or any of its properties or assets is bound, that will prevent the use by the Surviving Corporation, after the Effective Date, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company is in compliance with all material governmental permits, licenses, exemptions, consents, authorizations and approvals, including without limitation, all material health, safety, environmental and food and drug permits used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement (except as set forth in Schedule 3.15) of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the best knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval, nor are the Company aware of any basis therefor. The Company is in all material respects in compliance with all such permits licenses, exemptions, consents, authorizations and approvals and all applicable laws. The Company is not party to any agreement which would prohibit it from manufacturing, selling or distributing any products or services.

     3.16               Consultants,   Sales Representatives and Other Agents.
Schedule 3.16 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has or is expected to receive compensation in excess of $50,000 in respect of the fiscal year beginning November 1, 1996 and ending October 31, 1997, a summary description of the services provided by each such person, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the fiscal period ended October 31, 1996. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

     3.17 Accounts Receivable. Attached hereto as Schedule 3.17 is a list of all of the Company's accounts receivable. All accounts receivable of the Company (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on
Schedule 3.17, are owned by the Company or the respective Subsidiary free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created on or after July 31, 1997, are accurately and fairly reflected in the books and records of the Company.

     3.18 Insurance. Schedule 3.18 hereto is a true and complete list of all insurance policies carried by the Company, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered by the Company to the Parent. All such policies are legal, valid, binding and enforceable in accordance with their terms and are in full force and effect. All premiums due thereon have been paid in a timely manner. The Company believes that the insurance carried by the Company is, as to amount and coverage, consistent with the insurance practices of companies generally who are engaged in businesses similar to that of the Company. Neither the Company nor any person holding a policy or binder of insurance for the Company is in breach or default with respect to any provision contained in any such policy or binder, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under the policy, nor has the Company or any such policyholder failed to give any notice of any claim under such policy or binder in due or timely fashion. Neither the Company nor any such policyholder has canceled or failed to renew any such policy or binder, has knowledge of any material inaccuracy in any application for such policies or binders, has failed to pay premiums when due, has knowledge of any similar state or facts that might form the basis for termination of any such insurance, or given notice of any such circumstance.

     3.19           Information in Registration Statement and Proxy Statement.
None of the information relating to the Company, its business or any of its shareholders supplied by the Company for inclusion or incorporation by reference in the Registration Statement to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and the prospectus contained therein, for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") or the proxy statement to be distributed in connection with the meetings of the shareholders of the Company and the shareholders of Parent referred to in Section 7.3 (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective under the Securities Act and at the Effective Date, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of shareholders referred to in Section 7.3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Registration Statement and the Proxy Statement provided by the Company will comply as to form with the provisions of the Securities Act and the Exchange Act.

     3.20 Bank Accounts; Powers of Attorney. Schedule 3.20 sets forth a complete and correct list showing:

          (a) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof and the authorized powers of each such signatory; and

          (b) the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof.

     3.21 Minute Books, etc. The minute book, stock certificate book and stock ledger of the Company are complete and correct in all material respects and fairly reflect the conduct of the business of the Company. The minute book of the Company contains accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflects all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

     3.22               Company  Related  Person  Indebtedness  and Contracts.
Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Company Related Persons"): (i) directors and officers who are identified in accordance with Item 402 of Regulation S-B of the Exchange Act (the "Company Identified Persons"); (ii) the spouses, children and other lineal descendants of any of the Company Identified Persons, (collectively, "near relatives"): (iii) any trust for the benefit of any of the Company Identified Persons, any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Company Identified Persons or by any of their respective near relatives.

     3.23          Environmental  Matters.

          (a) For purposes of this Section 3.23, (i) the term "Environmental Claim" shall mean any claim, action, proceeding, investigation or notice by any person or entity alleging actual or potential liability (including, without limitation, actual or potential liability for investigatory costs, clean-up costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern (as that term is hereinafter defined) at any location owned or used by the Company (or any of its predecessors-in-interest) prior to the Effective Date, or (B) circumstances forming the basis of any violation of any Environmental Law (as that term is hereinafter defined); (ii) the term "Environmental Laws" shall mean all federal, state, local and foreign laws, rules and regulations relating to (A) pollution, environmental safety or protection of human health from damage to the environment or (B) the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws, rules and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (iii) the term "Materials of Environmental Concern" shall mean any chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, petroleum or petroleum products.

               (b) The Company is in material compliance with all applicable Environmental Laws, and all material permits and other governmental authorizations, if any, currently held by the Company pursuant to the Environmental Laws are in full force and effect and shall remain in full force and effect upon consummation of the Merger.

               (c) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or against any person or entity whose liability the Company has or may have retained or assumed either contractually or by operation of law.

               (d) There are no past or present actions or, to the knowledge of the Company, activities, circumstances, conditions, events or incidents, including, without limitation, the release or threatened release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     3.24 Disclosure. No representation or warranty by the Company contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading. For the avoidance of doubt, it is hereby stipulated that with respect to any oral agreement or commitment disclosed in any Schedule, only those terms of such oral agreement expressly set forth in such Schedule shall be deemed to have been disclosed. The representations and warranties contained in this Article III and in
Article IV hereof (and in the Schedules referred to therein) constitute the sole and exclusive representations and warranties made by the Company in connection with the transactions contemplated hereby. Such representations and warranties are made by the Company with the knowledge and expectation that Parent and Acquisition are placing complete reliance thereon in entering into, and performing their obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of Parent and Acquisition, whether in contemplation of this Agreement or otherwise.

     3.25 Company Identified Persons. There are no agreements, arrangements or understandings to which each Company Identified Person is a party involving the purchase, sale or other acquisition or disposition of the shares and/or Options owned by such Identified Person.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND ACQUISITION

     Parent and Acquisition jointly and severally represent and warrant to the Company and the Company's Shareholders that:

     4.1          Corporate  Organization.

               (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent Subsidiaries (as defined in Section 4.1(b), below) is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its formation. Each of Parent and Parent Subsidiaries has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. Parent and Parent Subsidiaries are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in
Schedule 4.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by Parent or Parent Subsidiaries or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on Parent and Parent Subsidiaries taken as a whole. Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of New York as of a recent date) and its By-Laws (certified by the Secretary of Parent as of a recent date) and (ii) the Articles of Incorporation (or the foreign equivalent thereof) of Acquisition and all amendments thereto to the date hereof (certified by the secretary of state of Oregon and the By-Laws of Acquisition (certified in each case by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of Parent or of Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

               (b)      Set forth in Schedule 4.1(b) is a complete list of all
corporations, partnerships, limited liability companies and other entities in which Parent owns, directly or indirectly, any equity interest (the "Parent Subsidiaries"), including the authorized and issued and outstanding shares of all classes of capital stock of such entities, and the record and beneficial ownership thereof. There are no agreements or commitments to which any of such entities is a party or by which it is bound for the repurchase, purchase or sale of, and there are no options, warrants or other rights to subscribe for or to purchase, any shares of capital stock of such entity, nor are there any other agreements or commitments under which such entity is or may become obligated to issue any capital stock. Parent is the beneficial owner, directly or indirectly, of all equity securities of the Parent Subsidiaries in each case free and clear of any pledges, liens, equities or other encumbrances, except as set forth in Schedule 4.1(b).

     4.2 Authorization. Each of Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of Parent and Acquisition and by Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Board of Directors of Parent has determined that the Merger is in the best interests of the shareholders of Parent. This Agreement has been duly executed and delivered by Parent and Acquisition and, subject to the approval of this Agreement and the transactions contemplated hereby by the Company's shareholders, constitutes the valid and binding agreement of Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

     4.3 Consents and Approvals; No Violations. Subject to (a) the filing of the Registration Statement and the prospectus and proxy statement contained therein and any required actions under various state securities and blue sky laws in connection with the issuance of shares of Parent Common Stock in the Merger and (b) the filing of the Articles of Merger with the Secretary of State of the State of Oregon, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Acquisition; (ii) except as set forth in Schedule 4.3, breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which Parent, Acquisition or any of the Parent Subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of Parent, Acquisition or any of the Parent Subsidiaries pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would result in a material adverse effect on Parent, Acquisition and the Parent Subsidiaries taken as a whole; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to Parent, Acquisition or any of the Parent Subsidiaries or by which any of their respective properties or assets may be bound; or (iv) require, on the part of Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority. Without limiting the generality of clause (ii) above, as of the date hereof, neither the Parent nor any of the Parent Identified Persons (as defined below) is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Parent and the Parent Subsidiaries, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

     4.4          Capitalization.

          (a) The sole class of authorized capital stock of Parent consists of 12,000,000 shares of Parent Common Stock, of which 5,532,042 shares are issued and outstanding on the date of this Agreement and 10,000,000 shares of Preferred Stock, par value $.01 per share, of which none are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's 1982 and 1991 Incentive Stock Option Plans, its 1991 Non-Employee Director Stock Option Plan and the 1997 successor thereto and outstanding options and warrants to purchase shares of Parent Common Stock, as set forth in Schedule 4.4(a) hereto, there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and except as contemplated by this Agreement, there are no agreements or commitments to which Parent is a party or by which it is bound pursuant to which Parent is or may become obligated to issue additional shares of its capital stock.

               (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares
                                           ----
are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition, and there are no agreements or commitments to which Acquisition is a party or by which it is bound pursuant to which Acquisition is or may become obligated to issue additional shares of its capital stock.

     4.5 SEC Reports and Financial Statements. Parent has heretofore delivered or made available to Company complete and correct copies of all reports and other filings filed by Parent with the SEC pursuant to the Exchange Act during its past two fiscal years (such reports and other filings collectively referred to herein as the "Parent Exchange Act Filings"). As of their respective dates, the Parent Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent Exchange Act Filings (i) were prepared from the books and records of the Company and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Parent as at the dates thereof and the results of their operations and cash flows the fiscal year ended June 30, 1996 and earlier years. The unaudited financial statements included in Parent Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of Parent, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Parent as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

     4.6 Absence of Undisclosed Liabilities. Parent has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which would be required to be reflected in a consolidated balance sheet of Parent or the notes thereto prepared in accordance with generally accepted accounting principles as of the date hereof, except (i) as set forth on Schedule 4.6, (ii) as set forth or reserved against in the Parent's consolidated balance sheet dated as of September 30, 1997 included in the Parent's Report on Form 10-Q for the fiscal period ended September 30, 1997 (the "Parent Balance Sheet") or disclosed in the notes to the financial statements included in such Report, or (iii) liabilities or obligations incurred since September 30, 1997 in the ordinary course of business and consistent with past practice which in any single instance or in the aggregate are not material to Parent and the Parent Subsidiaries taken as a whole.

     4.7          Absence  of  Certain  Changes.   Except for the transactions
contemplated by this Agreement and as otherwise reported in the Parent Exchange Act Filings, since September 30, 1997, the business of Parent and the Parent Subsidiaries has been conducted in the ordinary course and consistent with past practice. Except as described in the Parent Exchange Act Filings or on Schedule 4.7 hereto, since September 30, 1997 there has been no material adverse change in the financial condition, results of operations, business, operations, assets or liabilities of Parent and Parent Subsidiaries taken as a whole, nor has Parent or any Parent Subsidiary: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business consistent with past practice; (ii) experienced any material adverse change in its financial condition, results of operations, assets, liabilities, business or operations; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice or written up (or failed to write down in accordance with generally accepted accounting principles consistent with past practice) the value of any inventories or revalued any assets of the Parent; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting their assets, properties or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of their assets, tangible or intangible; (vi) sold or transferred any of their assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock, (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock, (ix) repurchased or redeemed any shares of its capital stock, (x) granted any general or specific increase in the compensation payable or to become payable to any of its employees or any bonus or service award or other like benefit, which increase is in excess of 15% of the total of compensation, bonus or service award payable to such employee or (xi) entered into any agreement to do any of the foregoing.

     4.8 Legal Proceedings, etc. Except as set forth in Schedule 4.8 hereto, there are no suits, actions, claims, proceedings (including without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Parent, threatened against Parent or any of Parent Subsidiaries or their properties, assets or business (or, to the best knowledge of the Parent, pending or threatened against, relating to or involving any of the officers, directors, employees, agents or consultants of Parent or any Parent Subsidiary in connection with the business of Parent or Parent Subsidiaries). There are no such suits, actions, claims, proceedings or investigations pending against Parent or any of the Parent Subsidiaries, or, to the best knowledge of the Parent, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which Parent or the Parent Subsidiaries is a party, or involving the Parent's or any of the Parent Subsidiaries' properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by Parent or any Parent Subsidiary.

     4.9          Taxes.

          (a) Parent and each Parent Subsidiary has duly and timely filed, or will duly and in a timely manner file, all tax returns and other filings in respect of Taxes required to be filed by it or which are required to be filed by it on or prior to the Effective Date, and has in a timely manner paid (or will in a timely manner pay) all Taxes which are (or will be) shown to be due on such returns. All tax returns and other filings in respect of taxes are true, correct and complete in all material respects. The provisions for Taxes payable reflected in the Parent Balance Sheet, are adequate under generally accepted accounting principles.

          (b) There are no actions or proceedings currently pending or, to the best knowledge of the Parent, threatened against Parent or any Parent Subsidiary by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against Parent or any Parent Subsidiary, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of Parent or any Parent Subsidiary by any governmental authority are being contested in good faith and have been disclosed in writing to the Company. There are no agreements or applications by Parent or any Parent Subsidiary for an extension of time for the assessment or payment of any Taxes.

          (c) Parent has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

          (d) Parent has not participated in or cooperated with an international boycott within the meaning of Section 999(b) of the Code.

          (e) The disclosure set forth in the Parent's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 regarding deferred taxes and tax loss carry forwards is true and complete as of the date hereof and no events have occurred since June 30, 1997 which would make such information misleading or incomplete.

     4.10 Title to Properties and Related Matters. Parent and Parent Subsidiaries do not own any real property. Except as set forth on Schedule 4.10, Parent and the Parent Subsidiaries have good and marketable title to all personal property, tangible or intangible, on the Parent Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since June 30, 1997; free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case).

     4.11          Intellectual  Property.

          (a) Schedule 4.11 hereto sets forth a complete and correct list of all patents, patent applications, material unpatented inventions set forth or described in writing, registered trademarks and service marks, trademark and service mark applications, trade names, copyrights, software documentation and manuals, including all versions thereof (collectively the "Intellectual Property") which, to Parent's best knowledge, are owned by or registered in the name of or used in the business of Parent or any Parent Subsidiary (including, without limitation, the copyright and all other rights in reports issued by Parent and Parent Subsidiaries to their clients in the conduct of their business), all of which are valid and subsistingIn each registration or patent or application for registration or patent listed in Schedule 4.11 held by assignment, the assignment has been recorded with the state or national Patent and Trademark Office from which the original registration issued or before which the application for registration is pending. To Parent's best knowledge, the rights of Parent and Parent Subsidiaries in or to such Intellectual Property owned by Parent and Parent Subsidiaries does not conflict with or infringe on the rights of any third party. Parent and Parent Subsidiaries have not received any written claim or notice to such effect. Parent and Parent Subsidiaries are not subject to any judgment, injunction, decree, order or agreement restricting their use of the Intellectual Property, except for such restrictions contained in Intellectual Property licensed from third parties, which licensed Intellectual Property (other than "off the shelf" software such as word processing and spreadsheet programs) and material restrictions on the use thereof are listed in Schedule 4.11.

          (b) Except set forth in Schedule 4.11, the Intellectual Property owned by Parent and Parent Subsidiaries is free and clear of all liens, claims, security interests or encumbrances of any kind whatsoever. No actions have been made or asserted or are pending or, to the best knowledge of Parent and Parent Subsidiaries, threatened against Parent and Parent Subsidiaries either (i) based upon or challenging or seeking to deny or restrict the use by Parent and Parent Subsidiaries of any Intellectual Property or (ii) alleging that any services provided, or products manufactured or sold by Parent and Parent Subsidiaries are being provided, manufactured or sold in violation of any patents or trademarks, or other rights of any third party. To the best knowledge of Parent and Parent Subsidiaries, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade names, trade secrets or similar property that infringe upon the Intellectual Property owned by Parent and Parent Subsidiaries or upon the rights of Parent and Parent Subsidiaries used in its or their business. Parent and Parent Subsidiaries have not granted any license or other right to any third party with respect to the Intellectual Property except for licenses of software to customers. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by Parent and Parent Subsidiaries.

          (c) Parent has made available to the Company correct and complete copies of all material licenses and sublicenses for Intellectual Property licensed from or to third parties set forth in Schedule 4.11 and any and all ancillary documents pertaining thereto (including, but limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

               (i) such license or sublicense, together with all ancillary documents made available pursuant to the first sentence of this
Section 4.11(c), is valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such licensee or sublicense;

               (ii) subject to obtaining any necessary consent to assignment from the licensor or licensee, such license or sublicense will not cease to be valid, binding, enforceable and in full force and effect on the terms currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) with respect to each such license or sublicense; (A) Parent has not received any notice of cancellation or termination under such license or sublicense and no licensor, sublicensor, licensee or sublicensee has any right to terminate or cancel such license or sublicense, (B) Parent has not received any notice or a breach or default under such license or sublicenses, which breach or default has not been cured, and (C) Parent has not granted to any third party any rights, adverse or otherwise, under such licenses or sublicense (except for licenses of software to customers);

               (iv) neither Parent, nor to the best knowledge of Parent, any other party to such license or sublicense, is in breach or default in any material respect, and no event has occurred with respect to Parent, or to the best knowledge of Parent, such other party, that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

               (v) no actions have been made or asserted or are pending or, to the best knowledge of Parent, have been threatened against Parent, either (A) based upon or challenging or seeking to deny or restrict the use by Parent of any licensed Intellectual Property or (B) alleging that any Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any third party; and

               (vi) to the best knowledge of Parent, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the use of the licensed Intellectual Property by Parent or upon the rights of Parent therein.

     (d) Parent is not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

     (e) Other than "off the shelf" software, the Intellectual Property set forth in Schedule 4.11 constitutes all the material Intellectual Property used in or held by Parent and its Subsidiaries to be used in, and necessary in the conduct of, the business of Parent and its Subsidiaries as currently conducted and there are not other items of Intellectual Property that are material to Parent and its Subsidiaries or its or their business.

     (f) Schedule 4.11(f) sets forth all of the Company's software products including all versions of each such product and the uses therefor.

     4.12      Contracts.

          (a) Except as set forth in Schedule 4.12, neither Parent nor any Parent Subsidiary is a party to:

               (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $10,000 not cancelable by the Company on thirty days (or less) notice;

               (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed, or granting a security interest or mortgage in the assets of Parent or any Parent Subsidiary, for an amount in excess of $10,000;

               (iii)   any guaranty issued by Parent or any Parent Subsidiary;

               (iv) any contract, arrangement or understanding granting to any person the right to use any property or property right of Parent or any
Parent    Subsidiary  with  a  value  exceeding  $10,000;

               (v) any contract, arrangement or understanding restricting in any material respect the Parent's or any Parent Subsidiary's right to engage in any business activity or compete with any business;

               (vi) any contract, arrangement or understanding with a Parent Related Person as defined in Section 4.21 hereof; or

               (vii) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (vi) of this subsection 4.12(a).

          (b) Parent has not disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent or subject to a confidentiality agreement) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, Parent has any rights, title, interest or license.

     4.13 Employee Benefit Plans. The employee benefit plans of Parent and the Parent Subsidiaries have been operated in material compliance with all applicable laws. Parent and the Parent Subsidiaries have not incurred any material liability under Title IV of ERISA, and none of the employee benefit plans of Parent or any of the Parent Subsidiaries has incurred a material funding deficiency under Section 412 of the Code (whether or not waived). There have been no material changes to the funding status of any employee benefit plan of Parent or any of the Parent Subsidiaries since the date of the most recent Exchange Act Filings. Each employee benefit plan of Parent and the Parent Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) intended to qualify under Section 401(a) of the Code and the trust, if any, forming part of such plan has received a favorable determination letter from the Internal Revenue Service with respect to its qualification under Sections 401(a) and 501(a) of the Code and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan. A list of all such material "employee pension benefit plans" ("Parent Plans") is set forth in
Schedule  4.13  hereto.

     4.14      Compliance with Applicable Law; Ability to Conduct the Business

          (a) Parent and Parent Subsidiaries are not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a material adverse effect on the consolidated business, operations or assets of Parent. Parent and Parent Subsidiaries have not received any notice alleging any such violation, nor to the best knowledge of Parent and Parent Subsidiaries, is there any inquiry, investigation or proceedings relating thereto.

          (b) Parent and Parent Subsidiaries are in material compliance with the rules, regulations, guidelines and interpretations of the Food and Drug Administration ("FDA"), including the registration of Parent as a medical device manufacture for blood bank software. To the best knowledge of Parent, the FDA has no reason to deny the registration of the Company as a medical device manufacture for blood banks software. Parent has never recalled any of its products, except as set forth in Schedule 4.14(b). Parent will deliver to Company true and complete copies of all of Parent's correspondence with the FDA no later than thirty days after the date hereof.

          (c) Parent is in compliance with all material governmental permits, licenses, exemptions, consents, authorizations and approvals, including without limitation, all material health, safety, environmental and food and drug permits used in or required for the conduct of its business as presently conducted, all of which shall continue in full force and effect, without requirement (except as set forth in Schedule 4.14(c)) of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Parent has not received any notice of, and to the best knowledge of the Parent, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval, nor is the Parent aware of any basis therefor. The Parent is in all material respects in compliance with all such permits licenses, exemptions, consents, authorizations and approvals and all applicable laws. The Parent is not party to any agreement which would prohibit it from manufacturing, selling or distributing any products or services.

     4.15 Accounts Receivable. All accounts receivable of Parent and the Parent Subsidiaries (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on Schedule 4.15, are owned by Parent and the Parent Subsidiaries free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on Parent's June 30, 1997 consolidated balance sheet, or, with respect to accounts receivable of Parent and the Parent Subsidiaries created on or after June 30, 1997, are accurately and fairly reflected in the books and records of the Company.

     4.16 Insurance. Schedule 4.16 hereto is a true and complete list of all insurance policies carried by Parent and the Parent Subsidiaries with respect to their respective businesses, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each such policy have previously been made available by Parent to the Company for inspection and photocopying. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

     4.17 Information in Registration Statement and Proxy Statement. None of the information relating to Parent or the Parent Subsidiaries or any of their shareholders or their respective businesses supplied by Parent for inclusion or incorporation by reference in the Registration Statement and the prospectus contained therein or the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective under the Securities Act and at the Effective Date, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meeting of shareholders referred to in Section 6.3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Registration Statement and the Proxy Statement provided by Parent will comply as to form with the provisions of the Securities Act and the Exchange Act.

     4.18          Environmental  Matters.

          (a) Parent and each Parent Subsidiary is in material compliance with all applicable Environmental Laws. All material permits and other governmental authorizations, if any, currently held by Parent and the Parent Subsidiaries pursuant to the Environmental Laws are in full force and effect and shall remain in full force and effect upon consummation of the Merger.

               (b) There is no Environmental Claim pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or against any person or entity whose liability Parent or any Parent Subsidiary has or may have retained or assumed either contractually or by operation of law.
               (c) There are no actions or, to the knowledge of Parent, activities, circumstances, conditions, events or incidents, including, without limitation, the release or threatened release, emission, discharge, presence or disposal of any Material of Environmental Concern, existing on the date hereof that could form the basis of any Environmental Claim against Parent or any Parent Subsidiary or any person or entity whose liability for any Environmental Claim Parent or any Parent Subsidiary has or may have retained or assumed either contractually or by operation of law.

     4.19 Disclosure. No representation or warranty by Parent or Acquisition contained in this Agreement and no statement contained in any
Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading. For the avoidance  of  doubt,  it  is  hereby stipulated that with respect to any oral agreement or commitment disclosed in any Schedule, only those terms of such oral agreement expressly set forth in such Schedule shall be deemed to have been disclosed. The representations and warranties contained in this Article IV (and in the Schedules thereto) constitute the sole and exclusive representations and warranties made by Parent in connection with the transactions contemplated hereby. Such representations and warranties are made by Parent and Acquisition with the knowledge and expectation that the Company are placing complete reliance thereon in entering into, and performing their obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of the Company, whether in contemplation of this Agreement or otherwise.

     4.20 Minute Books, etc. The minute book, stock certificate book and stock ledger of the Parent and Acquisition are complete and correct in all material respects and fairly reflect the conduct of the business of the Parent and Acquisition. The minute book of the Parent and Acquisition contains accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Parent and Acquisition and accurately reflects all corporate actions of the Parent and Acquisition which are required by law to be passed upon by the Board of Directors or shareholders of the Parent and Acquisition.

4.21 Parent Related Person Indebtedness and Contracts. Schedule 4.21 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Parent and any of the following (collectively, "Parent Related Persons"): (i) directors and officers who are identified in accordance with
Item 402 of Regulation S-B of the Exchange Act (the "Parent Identified Persons"); (ii) the spouses, children and other lineal descendants of any of the Parent Identified Persons, (collectively, "near relatives"): (iii) any trust for the benefit of any of the Parent Identified Persons, any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Parent Identified Persons or by any of their respective near relatives.

     4.22          Parent  Identified  Persons.       There are no agreements,
arrangements or understandings to which each Parent Identified Person is a party involving the purchase, sale or other acquisition or disposition of the shares and/or Options owned by such Parent Identified Person;

                                   ARTICLE V

               CONDUCT OF BUSINESS OF THE COMPANY AND THE PARENT
                          PRIOR TO THE EFFECTIVE DATE

     5.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Date, the Company agrees that except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent, it:

          (a) subject to the fiduciary duties of Company's Board of Directors as advised in writing by counsel, will carry on its business only in the ordinary course and consistent with past practice;

               (b)         will not declare or pay any dividend on or make any
other  distribution  (however    characterized)  in  respect  of shares of its
capital  stock;

          (c)       will not, directly or indirectly, redeem or repurchase, or
agree  to  redeem  or  repurchase,    any  shares  of  its  capital  stock;

          (d)         will not amend its Articles of Incorporation or By-Laws;

          (e) will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

          (f) will not combine, split or otherwise reclassify any shares of its capital stock;

               (g) subject to the fiduciary duties of the Company's Board of Directors, as advised in writing by counsel, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Date;

               (h) will not make any capital expenditures individually in excess of $50,000 or in the aggregate in excess of $100,000, (ii) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (iii) enter into any leases of personal property involving individually in excess of $25,000 annually or in the aggregate in excess of $50,000 annually, (iv) incur or guarantee any additional indebtedness for borrowed money except draw downs on its line of credit and in the ordinary course of business, (v) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vi) enter into any agreement to do any of the foregoing;

               (i) will not, other than as set forth in Schedule 5.1(i) and other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of Employees, or (except for such increases in salary or other compensation payable to any Employee as the Board of Directors of the Company may reasonably determine are necessary to retain the services of such Employee) increase the salary or other compensation (including, without limitation, bonuses) payable or to become payable to its Employees (except pursuant to existing contractual obligations which have been disclosed to Parent or consistent with past practice), or enter into any agreement to do any of the foregoing;

               (j) will promptly advise Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company), any material claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its directors, officers, employees, agents or consultants in connection with its businesses or the transactions contemplated hereby;

          (k) will maintain in full force and effect all insurance policies maintained by the Company on the date hereof;

           (l) will not enter into any agreement to dissolve, merge (other than as contemplated by this Agreement), consolidate or, except in the ordinary course, sell any Company Common Stock or any material assets of the Company to any third party, and if the Company should, in the performance by the Company's Board of Directors of their fiduciary duties, nevertheless enter into such an agreement, shall promptly provide Parent with notice thereof including a copy of such agreement, or a written summary of its terms if the agreement is not in writing, and Parent shall have a right of first refusal for a period of sixty (60) days after receipt of the aforesaid notice to cause the Company to close the transaction with Parent on the same terms as the agreement with the third party;

          (m) will make efforts to in a timely manner make all filings it is required to make with the Securities and Exchange Commission and other regulatory organizations and provide copies thereof to Parent;

          (n) will not breach any material provision of or default or commit any act or fail to take any action necessary which with the giving notice or lapse of time, would constitute a default under any material contract or instrument to which it is a party or by which it is bound; and

          (o) will promptly notify Parent in writing of any material problem with any Employee, customer or supplier, if any key employee leaves the Company for any reason, or if any material customer terminates its relationship with the Company.

     5.2 Conduct of Business of the Parent. During the period commencing on the date hereof and continuing until the Effective Date, Parent agrees that, except as expressly contemplated by this Agreement or agreed to in writing by the Company, the Parent:


               (a) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will carry on its business only in the ordinary course consistent with past practice;

          (b)        will not declare or pay any dividend on or make any other

distribution (however characterized) in respect of shares of its capital stock;

               (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

          (d)      will not amend its Certificate of Incorporation or By-Laws;

               (e) except as described in Schedule 5.2(e), will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock, other than the issuance of common stock upon the exercise of options granted under its Incentive Stock Option Plan;

          (f) will not combine, split or otherwise reclassify any shares of its capital stock;

          (g) will not sell or pledge, or agree to sell or pledge, any shares of the capital stock of any of Parent Subsidiaries, except as disclosed in Schedule 5.2(g) hereof;

          (h) will promptly advise the Company of the commencement of, or threat of (to the extent that such threat comes to the knowledge of Parent or any Parent Subsidiary), any material claim, action, suit, proceeding or investigation against, relating to or involving Parent or any Parent Subsidiary or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby;

               (i) subject to the fiduciary duties of Parent's Board of Directors, will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Parent or any of the Parent Subsidiaries to any third party, and if the Parent or any of the Parent Subsidiaries should, in performance by the Parent's Board of Directors of their fiduciary duties, nevertheless enter into such an agreement, the Parent shall promptly provide the Company with notice thereof;

               (j) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of employees of Parent or any Parent Subsidiary, or (except for such increases in salary or other compensation payable to any employee of Parent or any Parent Subsidiary as the Board of Directors of Parent or Parent Subsidiary may reasonably determine are necessary to retain the services of such employee) increase the salary or other compensation (including, without limitation, bonuses) payable or to become payable to such employees (except pursuant to existing contractual obligations or consistent with past practice), or enter into any agreement to do any of the foregoing;

               (k) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Date;

          (l) will make efforts to in a timely manner make all filings it is required to make with the Securities and Exchange Commission and other regulatory organizations and provide copies thereof to the Company;

          (m) will not breach any material provision of or default of commit any act or fail to take any action necessary which the giving of notice or lapse of time, would constitute a default under any material contract or instrument to which it is a party or by which it is bound;

               (n) will promptly notify the Company in writing of any material problem with any employee, customer, or supplier, if any key employee leaves the Parent or any Parent Subsidiary for any reason, or if any material customer terminates its relationship with the Parent or any Parent Subsidiary; and

          (o) will maintain in full force and effect all insurance policies maintained by the Company on the date hereof.

     5.3 Conduct of Business of Acquisition. During the period commencing on the date hereof and continuing until the Effective Date, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          6.1 Access to Properties and Records. Between the date of this Agreement and the Effective Date, the Company will provide Parent and its accountants, counsel and other authorized advisors, and Parent (with respect to itself and Parent Subsidiaries) will provide the Company and its accountants, counsel and other authorized advisors, with full access, during business hours, to their respective premises and properties and their respective books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and each will cause its officers to furnish to the other and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as the other shall from time to time reasonably request. All of such data and information shall be subject to the terms and conditions of the confidentiality agreement, dated June 4, 1997 between the Company and the Parent, with respect to information provided by the Company, and the confidentiality agreement dated as of December 4, 1997 between Parent and the Company, with respect to information provided by the Parent.

     6.2 Registration Statement. As soon as reasonably practicable after the execution and delivery of this Agreement, and subject to the availability of year end financial statements, Parent shall prepare and file with the SEC the Registration Statement, which shall cover all of the shares of Parent Common Stock to be issued in connection with the Merger, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take such actions as may be required under state blue sky or securities laws in connection with such issuance of shares of Parent Common Stock in connection with the Merger. The Company shall cooperate fully with Parent and shall furnish Parent with all information concerning the Company and the Informedics Shareholders and shall take all such other action as Parent may reasonably request in connection with any such actions.

     6.3               Shareholders'  Approvals.          Promptly  after  the
effectiveness of the Registration Statement and compliance with all state securities and blue sky laws, each of Acquisition and the Company shall take all action necessary to convene meetings of their respective shareholders for the purpose of voting upon the transactions contemplated hereby and such other matters as may be appropriate at such meetings, and in connection therewith the Company shall in a timely manner mail to its shareholders the Proxy Statement contained in the Registration Statement and, if necessary after the Proxy Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and (if necessary) resolicit proxies. The Company and Parent will, through their respective Board of Directors, recommend to their respective shareholders approval of the transactions contemplated by this Agreement.

     6.4 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

     6.5 Material Events. At all times prior to the Effective Date, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VII or Article VIII hereof.

     6.6          Exclusivity.

          (a) Following the execution of this Agreement, neither the Company, any of the Company's officers, employees, representatives or agents, nor any of the Company Identified Persons (the "Company Group") will directly or indirectly solicit or accept any offers or solicit or initiate any discussion or negotiations with, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by any corporation, partnership, persons or other entity or group, other than Parent and its directors, officers, employees, representatives and agents (the "Parent Group") concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or its business.

          (b)          If  any  member of the Company Group violates the above
Section 6.6(a), or should any "person" (as such term is defined In Section 13d-3 of the Exchange Act) other than persons who are part of the Parent Group, become after the date hereof the "beneficial owner" (as such term ins defined in the Exchange Act) of ten percent (10%) or more of the outstanding Common Stock and discloses (by press release, public filing or otherwise) its opposition to the transaction contemplated herein or publicly announces a tender or exchange offer with the intent to accomplish the type of transaction described in Section 6.6 (a), above, then, if such a transaction results, simultaneous with the closing of that transaction, the Company shall deliver to Parent an amount equal to the sum of (i) the fees and expenses paid or payable by or on behalf of the Company to its attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution and delivery of this Agreement, performing diligence, preparing documentation, structuring and negotiating this Agreement and the transactions contemplated hereby, and to all banks, investment banking firms and other financial institutions for arranging or providing any financing or financial commitments in connection with the transactions contemplated hereby plus (ii) a non-accountable expense reimbursement of $500,000 for various out-of-pocket and general costs incurred by Parent and its affiliates in connection with this transaction.

          (c) The provisions of this Section 6.6 shall terminate if a Closing does not occur by April 30, 1998, or if this Agreement is terminated prior thereto for any reason other than a violation of this Section 6.6.

     6.7 No Issuance of Company Preferred Stock. The Company agrees not to issue any shares of Company Preferred Stock after the execution and delivery of this Agreement.

               6.8 Tax Consequences. From and after the Effective Date, none of the parties will take any position in or with regard to their respective Federal, state and local income tax returns (or any amendments thereto) that is inconsistent with the treatment of the Merger as a tax-free reorganization for Federal income tax purposes under Section 368 of the Code or with respect to the tax consequences contemplated thereby (including those related to the basis of stock and assets).




                                  ARTICLE VII

                       CONDITIONS TO THE OBLIGATIONS OF
                            PARENT AND ACQUISITION

          The obligation of Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by Parent and Acquisition in their sole discretion):

     7.1 Representations and Warranties True. The representations and warranties of the Company which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to Parent and Acquisition a certificate (signed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such representations and warranties made by the Company.

     7.2 Performance. The Company shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing Date, and at the Closing the Company shall have delivered to Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date.

     7.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted by the requisite affirmative vote of the Company's shareholders and Parent's shareholders in accordance with applicable laws and regulations.

     7.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

     7.5 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which, in the reasonable judgment of the Parent's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of the Company.

     7.6 Additional Agreements. The Company shall have delivered (or cause to be delivered) duly executed counterparts of the following agreements:

          (a) a Consulting Agreement, duly executed by the President of the Company; and

          (b) a consent from the lessor of the Company's facilities waiving any default under said lease resulting from the transactions contemplated herein and permitting assignment of said lease to Acquisition and any other entry which acquires all of the outstanding stock or all or substantially all of the assets of Acquisition.

     7.7 Legal Opinion. The Parent shall have received an opinion of Tonkon, Torp, Galen, Marmaduke & Booth, counsel to the Company, in a form reasonably satisfactory to the Parent.

     7.8 Delivery of Certificates for Cancellation. The share certificates representing all of the issued and outstanding shares of Company Common Stock as of the Closing Date (other than Dissenting Shares), and the instruments representing all Options which are outstanding and unexercised on the Closing Date, in each case duly endorsed in blank, shall have been surrendered for cancellation.

     7.9 Appraisal Rights. The holders of five percent (5%) or more of the issued and outstanding shares of Company Common Stock shall not have demanded appraisal rights in respect of the Merger.

     7.10 Comfort Letter. Prior to the Registration Statement becoming effective, Deloitte & Touche, independent accountants to the Company, shall have delivered to Parent a "comfort" letter, addressed to Parent and dated within three days of the date on which the Registration Statement became effective, in such form and substance as is customary in connection with such transactions and is satisfactory to the Parent.

     7.11 Articles of Merger. The Company shall have executed and delivered to Parent counterparts of the Articles of Merger to be filed with the Secretary of State of the State of Oregon in connection with the Merger.

     7.12 Schedules and Deliveries. The Parent and Acquisition acknowledge and agree that certain of the schedules and items to be delivered by the Company pursuant to this Agreement have not yet been provided by the Company. All of such schedules and other items which have not been delivered shall have been delivered by the Company to Parent no later than 30 days from the date hereof, and such schedules and other items shall have been reasonably satisfactory to the Parent, such approval not to be unreasonably withheld. Company shall cooperate with Parent and work diligently to modify any schedule or other deliverable which Parent does not approve so that it meets with Parent's reasonable satisfaction.

     7.13 Completion of Financial Due Diligence. The Parent and Acquisition shall have completed their financial due diligence review of the Company to their reasonable satisfaction, including but not limited to discussions with the Company's auditors and financial personnel.

                                 ARTICLE VIII

                     CONDITIONS TO THE OBLIGATIONS OF THE
                                    COMPANY

          The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company in its sole discretion):

     8.1 Representations and Warranties True. The representations and warranties of each of Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of Parent and Acquisition shall have delivered to the Company a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

     8.2 Performance. Each of Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of Parent and Acquisition shall have delivered to the Company a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

     8.3 Authorization of Merger. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the requisite affirmative vote of the Company's shareholders and Acquisition's shareholders in accordance with applicable laws and regulations.

     8.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

     8.5 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated. and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to Parent or Parent Subsidiaries which, in the reasonable judgment of the Company's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of Parent and Parent Subsidiaries taken as a whole.

     8.6 Additional Agreements. Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Date, as applicable) counterparts of the following agreements:

               (a) the Consulting Agreement referred to in Section 8.7(a) hereof.

     8.7 Legal Opinion. The Company shall receive an opinion of Nordlicht & Hand, and/or Winthrop, Stimson, Putnam & Roberts, as appropriate, counsels to Parent and Acquisition, in a form reasonably satisfactory to the Company.

     8.8 Articles of Merger. Parent and Acquisition shall have executed and delivered to the Company counterparts of the Articles of Merger to be filed with the Secretary of the State of the State of Oregon in connection with the Merger.

     8.9 Schedules and Deliveries. The Company acknowledges and agrees that certain of the schedules and items to be delivered by the Parent and Acquisition pursuant to this Agreement have not yet been provided by the Company. All of such schedules and other items which have not been delivered shall have been delivered by Parent and Acquisition to the Company no later than 30 days from the date hereof, and such schedules and other items remain
shall  have  been  reasonably  satisfactory  to  the  Company.    Parent  and
Acquisition shall cooperate with the Company and work diligently to modify any schedule or other deliverable which the Company does not approve so that it meets with the Company's reasonable satisfaction.

     8.10 Completion of Financial Due Diligence. The Company shall have completed its financial due diligence review of the Parent to its reasonable satisfaction, including but not limited to discussions with the Parent's auditors and financial personnel.

                                  ARTICLE IX

                                  TERMINATION

          9.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether prior to or after approval of this Agreement and the transactions contemplated hereby by the Company's shareholders:

          (a) by the mutual written consent of the Boards of Directors of the Company and the Parent;

     (b)          by  either  the  Company  or  the  Parent

               (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

               (ii) if the Effective Date shall not have occurred on or before April 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1 (b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

          (iii) if the shareholders of the Company or the shareholders of Acquisition shall have failed to approve the Merger at the meetings referred to in Section 6.3;

          (c)          by  the  Company, if any of the conditions specified in
Article VIII have not been met or waived prior to such time as such condition can no longer be satisfied; or

          (d) by the Parent, if any of the conditions specified in Article VII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

          9.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except for Sections 11.6 and 11.8 and the last sentence of Section 6.1, which shall remain in full force and effect, and except that nothing herein shall relieve the Company from its obligations under Section
6.6 hereof or any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE X

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     10.1       Survival of Representations and Warranties6.01     Survival of
                                                                   -----------
Representations  and Warranties.  All representations and warranties set forth
 ------------------------------
herein  shall  survive  only  until  the  Effective  Date  and  not  beyond.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

          11.1 Amendment. This Agreement may be amended by written agreement among the Company and Parent prior to the Effective Date, whether prior to or after approval hereof by the Company's shareholders, but after any such approval no amendment shall be made to the Exchange Ratio pursuant to which outstanding shares of Company Common Stock are converted into shares of Parent Common Stock pursuant to the Merger, without the further approval of such shareholders.

          11.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

          11.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier for which a receipt confirming delivery is provided, to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 11.3):

(a)          if  to  the  Company,  to:
     Informedics,  Inc.
     4000  Kruse  Way  Plaza
     Building  3,  Suite  155
     Lake  Oswego,  Oregon    97035
     Attention:    Mr.  John  Tortorici

     with  copies  to:

          Tonkon,  Torp,  Galen,  Marmaduke  &  Booth
          1600  Pioneer  Tower
          888  S.W.  Fifth  Avenue
          Portland,  Oregon    97204
          Attention:    Ronald  L.  Greenman,  Esq.

(c)          if  to  Parent  or  Acquisition,  to:
               Mediware  Information  Systems,  Inc.
          1121  Old  Walt  Whitman  Road
          Melville,  New  York    11747
          Attention:    President

with  copies  to:
          Nordlicht  &  Hand
          645  Fifth  Avenue
          New  York,  New  York    10022
          Attention:    Ira  S.  Nordlicht,  Esq.

          and
          Winthrop,  Stimson,  Putnam  &  Roberts
          One  Battery  Park  Plaza
          New  York,  New  York    10004
          Attention:    Jonathan  H.  Churchill,  Esq.

          All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

          11.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

          11.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective and permitted assigns.

          11.6     Expenses.    Each  party  shall  pay  its  own  expenses in
connection with this Agreement. the agreements, to be entered into pursuant hereto and the transactions contemplated hereby.

          11.7 Public Announcements. Promptly upon execution and delivery of this Agreement, Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by Parent and the Company, or except as may be required by law or applicable regulatory authority, issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

          11.8 Brokers and Finders. The Company, Parent and Acquisition represent and warrant that, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of any of them. The Company and Parent shall each pay the fees and other compensation of any broker, finder or investment banker engaged by it or on its behalf.

          11.9          Dispute  Resolution7.11          Dispute  Resolution.
                                                          -------------------

          (a) In the event of any controversy, claim or dispute, other than for which equitable relief is available, the party initiating the controversy, claim or dispute shall provide to the other party a written notice containing a brief and concise statement of the matter, together with relevant supporting facts. During a period of thirty (30) days or such longer period as mutually agreed, the parties shall attempt to settle the matter by good faith negotiation. Such efforts shall include, but not be limited to, full presentation by each party of its claims, with or without counsel, to the President of the other party.

          (b) If efforts under Section 11.9(a) are not successful, such dispute shall be settled by binding arbitration in New York, New York, under the Commercial Rules of the American Arbitration Association then in effect (except as otherwise set forth in the Agreement). The failure to comply with
Section 11.9(a) with respect to such dispute shall be an absolute bar to the institution of arbitration proceedings with respect thereto. The arbitration shall be conducted in the English language before a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by Parent, and one of whom is selected by the two arbitrators so designated. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. If either party fails to appoint an arbitrator in thirty days, the other party may request that the American Arbitration Association make such appointment. The arbitrators will be required to render a full and complete written report of their decision. The decision of a majority of the arbitrators will constitute the arbitrators' decision. Any award rendered by the arbitrators shall be binding upon the parties hereto and shall be final, subject to review by a court of competent jurisdiction under the statutory standard of review applicable to arbitrations. Judgment on the award may be entered in any court of record having competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared except that if, in the opinion of the arbitrators, any claim or position by a party hereto, or any defense or objection thereto by another party was unreasonable or frivolous, the arbitrators may in their discretion assess as part of their award all or any part of the arbitration expenses of the other party or parties (including reasonable attorneys' fees) and expenses of the arbitrators against such party. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time. The law of the State of New York shall govern the validity, scope and effect of this
Section  11.9.

          11.10    Counterparts.   This  Agreement  may  be  executed  in  any
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.11 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

          11.12 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements or understandings, written or oral, among the parties relating to, the subject matter hereof.

          11.13 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for
the    consummation  and effects of the Merger, which shall be governed by and construed  in  accordance  with  the  laws  of  the  State  of  Oregon.

          11.14    Severability 7.05       Severability.  If any term or other
                                           ------------
provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          11.15    Specific Performance7.13  Specific Performance. The parties
                                              --------------------
hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstration the inadequacy of monetary damages.

     11.16y12.1712      Schedules and Exhibits7.15     Schedules and Exhibits.
                                                       ----------------------
The Schedules and Exhibits to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     IN WITNESS WHEREOF, the Parent, Acquisition and the Company have caused this Agreement to be duly executed and delivered as of the date first above written.

MEDIWARE  INFORMATION  SYSTEMS,  INC.

By:    /s/  George  J.  Barry
       ----------------------
Name:          George  J.  Barry
Title:          CFO

     MEDIWARE  ACQUISITION  CORPORATION

By:    /s/  George  J.  Barry
       ----------------------
Name:          George  J.  Barry
Title:          CFO

INFORMEDICS,  INC.
By:    /s/  John  Tortorici
       --------------------
Name:          John  Tortorici
Title:        Chairman,  CEO


                                 AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER

     AMENDMENT dated as of April 30, 1998 (this "Amendment") to AGREEMENT AND PLAN OF MERGER, dated as of December 18, 1997 (the "Agreement"), by and among MEDIWARE INFORMATION SYSTEMS, INC., a New York corporation ("Parent"),
MEDIWARE ACQUISITION CORPORATION, an Oregon corporation and wholly-owned subsidiary of Parent ("Acquisition"), and INFORMEDICS, INC., an Oregon corporation (the "Company"). Terms used herein and not defined herein shall have the same meanings as defined in the Agreement.

     WHEREAS, Parent, Acquisition and Company have entered into the Agreement, which provides for the Merger of the Company with and into Acquisition, with Acquisition being the surviving corporation; and

     WHEREAS, Parent, Acquisition and Company have determined to amend certain provisions of the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Agreement and this Amendment, the parties hereto agree as follows:

                                   ARTICLE I
                                  AMENDMENTS

     SECTION  1.01          No  Fractional  Shares.
                            -----------------------

         (a) The following sentence is hereby added to the end of Section 2.2(a), Conversion of Shares; Cancellation of Options, of the Merger
Agreement:

"No fractional shares of Parent Common Stock shall be issued in the Merger and, in lieu thereof, fractional shares of Parent Common Stock shall be rounded to the nearest whole number."

         (b) The following phrase is hereby added to the end of Section 2.2(b), Conversion of Shares; Cancellation of Options, of the Merger
Agreement:

"(provided, that any fractional shares of Parent Common Stock resulting from the application of the Exchange Ratio shall be rounded to the nearest whole number per option holder)"


     SECTION  1.02        Exchange and Cancellation Procedures.  Section 2.3,
                          -------------------------------------
Cancellation of Certificates, of the Merger Agreement is hereby restated in its entirety as follows:

     "2.3          Exchange  and  Cancellation  Procedures.

          (a)       Exchange Fund.  Promptly after the Effective Date, Parent
                     -------------
shall deposit, or cause to be deposited, with a bank or trust company mutually agreeable to the parties to this Agreement (the "Exchange Agent"), for the benefit of the former holders of Company Common Stock, certificates evidencing a number of shares of Parent Common Stock determined in accordance with
Section 2.1 herein. The certificates deposited with the Exchange Agent in accordance with this subsection are hereinafter referred to as the "Exchange Fund". The Exchange Agent shall, pursuant to irrevocable instructions, deliver Parent Common Stock in exchange for surrendered Company Common Stock certificates pursuant to the terms of this Agreement out of the Exchange Fund.

          (b)         Letter of Transmittal.  As soon as practicable after the
                      ---------------------
Effective Date, the Exchange Agent will send to each record holder of shares of Company Common Stock at the Effective Date a letter of transmittal and other appropriate materials for use in surrendering certificates to the Exchange Agent.

          (c)        Exchange Procedures for Common Stock.  The Exchange Agent
                     ------------------------------------
shall distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent of one or more certificates for cancellation together with a duly executed and properly completed letter of transmittal, a new certificate for shares of Parent Common Stock, representing the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented by such certificate shall have been converted in the Merger. If distribution is to be made to a person other than the person in whose name the certificate surrendered is registered, it shall be a condition that the certificate so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the person requesting such distribution shall pay any transfer or other taxes required by reason of the distribution to a person other than the registered holder of the certificate surrendered, or such person shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any cash or Parent Common Stock delivered to a public official pursuant to applicable escheat or similar law.

          (d)         Exchange Procedures for Options.  At the Effective Date,
                      -------------------------------
each instrument representing Company Options shall be canceled and terminated and, simultaneously with such cancellation and termination, either (i) a certificate representing replacement options to purchase whole shares of Parent Common Stock shall be issued in accordance with Section 2.2(b) or (ii) the number of whole shares of Parent Common Stock issuable to each holder of Company Options who is subject to Section 2.2(c) hereof shall be issued to each such Company Option holder in accordance with Section 2.2(c).

          (e)          Stockholders  Rights  upon  Merger.  From and after the
                       ----------------------------------
Effective Date, each certificate or instrument which prior to the Effective Date represented shares of Company Common Stock or Company Options, as applicable, shall be deemed to represent only the right to receive the certificates of whole shares of Parent Common Stock or options to acquire whole shares of Parent Common Stock, as the case may be, and the holder of each such certificate or instrument shall cease to have any rights with respect to the shares of Company Common Stock or Company Options (and the underlying Common Stock) formerly represented thereby, except as otherwise provided herein or by law. From and after the Effective Date, former shareholders of record of Company shall be entitled to vote at any meeting of holders of Parent Common Stock the number of whole shares of Parent Common Stock into which their Company Common Stock is converted, regardless of whether such holders have exchanged their certificates representing the Company Common Stock for certificates representing Parent Common Stock in accordance with the provisions of this Agreement.

          (f)       Lost and Destroyed Certificates.  If any holder of Company
                    -------------------------------
Common Stock shall be unable to surrender such holder's certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Parent."

     SECTION 1.03     Termination.  Section 9.1(b)(ii), Termination, is hereby
                      ------------
amended to the effect that the April 30, 1998 date contained therein is hereby changed to August 31, 1998.

     SECTION  1.04        Shareholders' Approvals.  Section 6.3, Shareholders'
                          ------------------------
Approvals, of the Merger Agreement is hereby restated in its entirety as follows:

     "6.3        Shareholders' Approvals.  Promptly after the effectiveness of the Registration Statement and compliance with all state securities and blue sky laws, each of Acquisition and Company shall take all action necessary to convene meetings of their respective shareholders for the purpose of voting upon the transactions contemplated hereby and such other matters s may be appropriate as such meetings and in connection therewith the Company shall in a timely manner mail to its shareholders the Proxy Statement contained the Registration Statement and, if necessary after the Proxy Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and (if necessary) resolicit proxies. The Company will, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated by this Agreement."

     SECTION  1.05     Authorization of Merger.  Section 7.3, Authorization of
                       ------------------------
Merger, of the Merger Agreement is hereby restated in its entirety as follows:

     "7.3 Authorization of Merger. This Agreement and consummation of the transactions contemplated hereby shall have been duly approved and adopted by the requisite affirmative vote of Acquisition's shareholder and the Company's shareholders in accordance with applicable laws and regulations."


                                  ARTICLE II

                              GENERAL PROVISIONS

     SECTION  2.01        Entire Agreement.  This Amendment, together with the
                          ----------------
portions of the Agreement not amended hereby, Schedules, certificates and other instruments and documents delivered pursuant thereto, together with the other agreements referred to therein and to be entered into pursuant thereto, constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

     SECTION 2.02     Governing Law.  This Amendment shall be governed by, and
                      -------------
construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION  2.03          Counterparts.    This Amendment may be executed in
                            ------------
multiple counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              MEDIWARE  INFORMATION  SYSTEMS,  INC.

                              By:    /s/  Les  Dace
                                     --------------
                              Name:    Les  Dace
                              Title:          President  and  CEO


                              MEDIWARE  ACQUISITION  CORPORATION

                              By:    /s/  Les  Dace
                                     --------------
                              Name:    Les  Dace
                              Title:          President  and  CEO


                              INFORMEDICS,  INC.

                              By:    /s/  John  Tortorici
                                     --------------------
                              Name:    John  Tortorici
                              Title:        President  and  CEO

All  Schedules  are  made  part of and incorporated in this Agreement and Plan
Merger.

ANNEX B

                         1997 OREGON REVISED STATUTES

                    TITLE 7. CORPORATIONS AND PARTNERSHIPS

                       CHAPTER 60. PRIVATE CORPORATIONS

                              DISSENTERS' RIGHTS

60.551. DEFINITIONS  FOR  60.551  TO  60.594.

As  used  in  ORS  60.551  to  60.594:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

(4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.


60.554.  RIGHT  TO  DISSENT.

(1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

(a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

(A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

(B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide.

60.557. DISSENT  BY  NOMINEES  AND  BENEFICIAL  OWNERS.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

60.561.  NOTICE  OF  DISSENTERS'  RIGHTS.

(1)         If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

(2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567.

60.564.  NOTICE  OF  INTENT  TO  DEMAND  PAYMENT.

(1)         If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

60.567.  DISSENTERS'  NOTICE.

(1)         If proposed corporate action creating dissenters' rights under ORS
60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

(2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:
(a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

(c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

(e)          Be  accompanied  by  a  copy  of  ORS  60.551  to  60.594.

60.571.  DUTY  TO  DEMAND  PAYMENT.

(1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

60.574.  SHARE  RESTRICTIONS.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.
(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

60.577.  PAYMENT.

(1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

(2)          The  payment  must  be  accompanied  by:

(a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

(b) A statement of the corporation's estimate of the fair value of the shares;

(c)          An  explanation  of  how  the  interest  was  calculated;

(d)          A  statement of the dissenter's right to demand payment under ORS

60.587;  and

(e)          A  copy  of  ORS  60.551  to  60.594.

60.581.  FAILURE  TO  TAKE  ACTION.

(1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

60.584.  AFTER-ACQUIRED  SHARES.

(1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

60.587.  PROCEDURE  IF  SHAREHOLDER  DISSATISFIED  WITH  PAYMENT  OR  OFFER.

(3) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS 60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

(a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(4) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

60.591.  COURT  ACTION.

(1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication  as  provided  by  law.

(4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding is entitled to judgment for:

(a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

(b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

60.594.  COURT  COSTS  AND  COUNSEL  FEES.

(1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

(2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:
(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited.

__________,  1998


Dear  Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Meeting") of Informedics, Inc. ("Informedics"), which will be held on ___________, __________, 1998, at 10 a.m., local time, at the principal executive offices of Informedics, 4000 Kruse Way Place, Building 3, First Floor Conference Room, Lake Oswego, Oregon 97035.

     At the Meeting, you will be asked to approve the Agreement and Plan of Merger dated as of December 18, 1997, as amended (the "Merger Agreement"), a copy of which is attached hereto as Annex A, among Informedics, Mediware Acquisition Corporation ("Mediware Acquisition"), a wholly owned subsidiary of Mediware Information Systems, Inc., a New York corporation ("Mediware"), and Mediware. Pursuant to the Merger Agreement, Informedics will merge into
Mediware Acquisition (the "Merger") and the holders of Informedics common stock, $.01 par value per share, will receive one share of common stock, par value $.10 per share, of Mediware in exchange for 6.3 shares of Informedics common stock.

     THE INFORMEDICS BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THE MERGER IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, INFORMEDICS AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. INFORMEDICS' BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AT THE MEETING.

     You should read carefully the attached Proxy Statement/Prospectus for details of the Merger and additional related information.

      Whether or not you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you attend the Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. Your prompt response will be greatly appreciated.

                              Sincerely,


                              John  Tortorici
                              President

                               INFORMEDICS, INC.
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ____________ , 1998

TO  THE  SHAREHOLDERS  OF  INFORMEDICS,  INC.:

     A Special Meeting of Shareholders (the "Meeting") of Informedics, Inc., an Oregon corporation ("Informedics"), will be held on__________, _________, 1998, at 10 a.m., local time, at the principal executive offices of Informedics, 4000 Kruse Way Place, Building 3, First Floor Conference Room, Lake Oswego, Oregon 97035, to consider and vote upon a proposal to approve the terms of an Agreement and Plan of Merger, dated as of December 18, 1997, as amended (the "Merger Agreement"), by and among Mediware Information Systems, Inc. ("Mediware"), Mediware Acquisition Corporation ("Mediware Acquisition"), and Informedics, pursuant to which Informedics will merge with and into Mediware Acquisition (the "Merger") and Informedics will become a wholly owned subsidiary of Mediware.

     The Merger is described in the attached Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Annex thereto.

Only holders of record of Informedics Common Stock at the close of business on ___________, 1998, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. Holders of Informedics Common Stock will be entitled to dissenters' rights as further described in the accompanying Proxy Statement/Prospectus.

     The affirmative vote at the Meeting of holders representing a majority of the outstanding shares of Informedics Common Stock is necessary to approve the Merger Agreement.

     Whether or not you plan to attend the Informedics Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Informedics a written revocation bearing a later date or by attending and voting in person at the Informedics Special Meeting.

By  Order  of  the  Board  of  Directors


John  Tortorici
President
4000  Kruse  Way  Place
Building  3,  Suite  300
Lake  Oswego,  Oregon  97035
___________,  1998

IF YOU CANNOT ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD APPOINTING JOHN TORTORICI AND RICHARD F. EMERY, JR. AS YOUR PROXIES.

                               INFORMEDICS, INC.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF SHAREHOLDERS ___________, 1998

The undersigned hereby appoint(s) John Tortorici and Richard F. Emery, Jr., and each of them as proxies with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Informedics, Inc., all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on __________, 1998, and any adjournment or postponement thereof, with all powers that the undersigned would have if personally present:

(1) APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED DECEMBER 18, 1997, AS AMENDED, BY AND AMONG MEDIWARE INFORMATION SYSTEMS, INC., MEDIWARE ACQUISITION CORPORATION AND INFORMEDICS, INC., PURSUANT TO WHICH INFORMEDICS, INC. WILL MERGE WITH AND INTO MEDIWARE ACQUISITION CORPORATION AND BECOME A WHOLLY OWNED SUBSIDIARY OF MEDIWARE INFORMATION SYSTEMS, INC.

                          FOR     AGAINST     ABSTAIN
                          ____     ____       ____

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MERGER AGREEMENT. IN ADDITION, THE PROXIES MAY VOTE IN THEIR
DISCRETION  AS  TO  OTHER  MATTERS  THAT MAY PROPERLY COME BEFORE THE MEETING.

The  Board  of  Directors  recommends  a  vote  "FOR"  the  Merger  Agreement.

                            Date _____________________________
                            Signature _________________________
                            Please sign exactly as your name appears below.
                            Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign.


PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item  20.    Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

          Article X of the Company's by-laws as amended provides that the Company will indemnify to the fullest extent permitted by the New York Business Corporation Law (the "NYBCL") any officer or Director of the Company.
Article X of the Company's by-laws further requires the advancement of expenses and permits the maintenance of insurance in connection with claims for indemnification by officers and Directors. Other provisions of Article X contain procedures to be followed by Directors and officers claiming indemnification and by the Company's representatives in determining an indemnitee's entitlement. The indemnification of officers and Directors under
Article X of the Company's by-laws is intended to be as extensive as is permitted under applicable law. No statute, charter provisions, by-laws, contract or other arrangements that insures or indemnifies a Director or officer of the Company affects his or her liability in such capacity.

           721-726 of the NYBCL provides authorization for broad indemnification of directors and officers by New York corporations. 721 of the NYBCL provides that rights granted to officers and directors pursuant to the NYBCL shall not be deemed exclusive of any other rights which a director or officer may have by specific corporate authorization, except that a corporation may not, by the certificate of incorporation or the by-laws, indemnify a director or officer for acts that were committed in bad faith or were the result of deliberate dishonesty. A director or officer may, however, still be indemnified for such acts by separate contract or by other law. 722 of the NYBCL is the operative section of the statute that contains the broad grant of authority for corporations to indemnify directors and officers for losses and expenses, including attorneys' fees. 723 of the NYBCL provides that a person who has been successful in the defense of a civil or criminal action or proceeding as an officer or director of a corporation shall be entitled to indemnification even if indemnification was not specifically authorized by the corporation. 724 of the NYBCL provides that a person who is entitled to indemnification pursuant to 723 may seek such indemnification in court. 725 of the NYBCL provides that expenses which were advanced to a person in defending a civil or criminal action in connection with services performed as an officer and director shall be returned if it is ultimately determined that such person was not entitled to indemnification.

Item  21.    Exhibits  and  Financial  Statement  Schedules.
             ----------------------------------------------
     An Exhibit index, containing a list of all exhibits and financial statement schedules to this registration statement, commences on page II-6.

Item  22.    Undertakings.
             ------------
     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

     (8)        That every prospectus; (i) that is filed pursuant to paragraph
(7)  immediately  preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley and State of California on the 25th day of June, 1998.


                      MEDIWARE  INFORMATION SYSTEMS,  INC.

                                                  By:          /s/ Les N. Dace
                                                               ---------------
                                                            Les  N.  Dace
                                                            President  and CEO
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                                      Date
-------------------------  ---------------------------------------------------------  ------------

/s/ Les Dace               President, CEO and Director (Principal Executive Officer)  June 25, 1998
-------------------------
(Les Dace)

/s/ George J. Barry        Chief Financial Officer (Principal Accounting Officer)     June 25, 1998
-------------------------
(George J. Barry)

* Lawrence Auriana         Chairman of the Board and Director                         June 25, 1998
-------------------------
(Lawrence Auriana)

* Jonathan H. Churchill    Director                                                   June 25, 1998
-------------------------
(Jonathan H. Churchill)

* Roger Clark              Director                                                   June 25, 1998
-------------------------
(Roger Clark)

-------------------------  Director
(Joseph Delario)

* John C. Frieberg         Director                                                   June 25, 1998
-------------------------
(John C. Frieberg)

-------------------------  Director
(Walter Kowsh, Jr.)

*Hans Utsch                Director                                                   June 25, 1998
-------------------------
(Hans Utsch)

-------------------------  Director
(Clinton Weiman)

*By  Les Dace
-------------------------
        Attorney-in-Fact


                                              EXHIBIT INDEX

Exhibit
   No.     Description
-------    ------------
 2        Agreement and Plan of Merger dated December             Filed as Annex A to the Prospectus
          18, 1997, between Mediware Information Systems,
          Inc. and Informedics, Inc., as amended on April
          30, 1998


 3.1      Restated Certificate of Incorporation              Incorporated by Reference to Exhibit No
                                                             4 to the Registration Statement (the
                                                             "1996 Registration Statement") on Form
                                                             S-8 (File No. 333-7591)

 3.2      By-laws                                                    *

 5        Opinion of Winthrop, Stimson, Putnam & Roberts

 8 Opinion of Tonkon Torp LLP regarding tax matters

 10.1     Agreement between the Company and Intellimed               **
          Corporation dated September 25, 1990

 10.3.1   Asset Purchase Agreement dated June 17, 1996               **
          among Digimedics Corporation and Continental
          Healthcare Systems, Inc. and Information
          Handling Services Group, Inc.

 10.3.2   Stock Purchase Agreement dated June 17, 1996               ***
          among Digimedics Corporation and Holland
          America Investment Corporation and Information
          Handling Services Group, Inc.

 10.3.3.1 Second Amended and Restated Secured                        ****
          Promissory Note of Digimedics Corporation dated
          July 21, 1997 in the principal amount of
          4,195,419 to Continental Healthcare Systems,
          Inc.

 10.3.4   Pledge Agreement dated June 17, 1996 between               ***
          Mediware and Continental Healthcare Systems,
          Inc.

 10.3.5   Charge dated June 17, 1996 between Digimedics              ***
          Corporation and Continental Healthcare Systems,
          Inc.

 10.3.6    General Security Agreement dated June 17, 1996            ***
             between Digimedics Corporation and Continental
             Healthcare Systems, Inc.

 10.3.7      Guaranty dated June 17, 1996 by Mediware in             ***
             favor of Continental Healthcare Systems, Inc.

 10.3.8      Agreement Regarding Collection of Accounts              ****
             Receivable and Servicing of Customers as Related
             to Deferred Revenues dated as of June 17, 1996
             between Digimedics Corporation and Continental
             Healthcare Systems, Inc.

 10.3.8.1    Agreement dated July 21, 1997 between                   ****
             Digimedics Corporation and Continental
             HealthCare Systems, Inc. modifying the
             Agreement Regarding Collection of Accounts
             Receivable and Servicing of Customers

 10.7.1      Letters outlining terms of engagement for Les           ****
             Dace, Thomas Mulstay, John Esposito, George
             Barry and Rodger Wilson

 10.8        Employee Stock Option Plan, 1982, as amended            **

 10.9        Form of Stock Option Agreement under 1982 Plan          **

 10.10       Form of Stock Option Agreement with                     **
             Quadrocom, Inc.

 10.13       1992 Employee Stock Option Plan                 Incorporated by reference to Exhibit C
                                                             Company's Proxy Statement dated
                                                             December 17, 1991

 10.14       Stock Option Plan for Non-Employee Directors    Incorporated by reference to Exhibit B
                                                             to Company's Proxy Statement dated
                                                             December 17, 1991

 10.15       Form of Stock Option Agreement under 1992               *
             Employee Stock Option Plan

 10.16.1     Form of Note for Interim Financing                      *

 10.16.2     Form of Warrant for Interim Financing                   *

 10.17       Form of Stock Option Agreement for Joseph       Incorporated by reference to Exhibit No
             Delario                                         10.17 to the Registration Statement on
                                                             Form SB-2 (File No. 333-18277)

 10.18       Warrant issued to Oscar Gruss and Son                   ****
             Incorporated to purchase 40,000 shares of
             Common Stock

 10.19       1997 Stock Option Plan for Non-Employee         Incorporated by reference to Exhibit A
             Directors                                       to Company's Proxy Statement dated
                                                             November 21, 1997

 21          Subsidiaries of the registrant                          *

 23.1        Consent of Winthrop, Stimson, Putnam & Roberts
             (Contained in Exhibit 5)

 23.2        Consent of Richard A. Eisner & Company, LLP

 23.3        Consent of Deloitte & Touche LLP

 24          Powers of Attorney

________________________

* Incorporated by reference to the Exhibit bearing the same designation in the Company's Annual Report on Form 10-
      KSB  for  the  fiscal  year  ended  June  30,  1996.

**       Incorporated by reference to the Exhibit bearing the same designation in  the  Registration  Statement  on  Form  S-18  (File  No.  33-40411).

***    Incorporated by reference to Exhibits 2(a), 2(b),  2(d), 2(e), 2(f) and
2(g),  respectively,  in  the  Company's
       Current  Report  on  Form  8-K,  filed  on  July  1,  1996.

****  Incorporated by reference to the Exhibit bearing the same designation in
the  Company's Annual Report on Form 10-KSB          for the fiscal year ended
June  30,  1997.

EXHIBIT NO. 5

                      Winthrop, Stimson, Putnam & Roberts
                            One Battery Park Plaza
                           New York, NY  10004-1490
                          Telephone:  (212) 858-1000


                                 June 22, 1998


Mediware  Information  Systems,  Inc.
1121  Old  Walt  Whitman  Road
Melville,  NY  11747-3005

Attn:    Mr.  Les  Dace
----
       President


Gentlemen:
     As special counsel to Mediware Information Systems, Inc., a New York corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act"), of up to 469,595 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), to be issued in connection with the merger of Informedics, Inc. ("Informedics") into Mediware Acquisition Corporation ("MAC"), a wholly owned subsidiary of the Company, we have examined the registration statement on Form S-4 (the "Registration Statement") filed under the Act, including the prospectus which is a part thereof, and such other documents as we have considered necessary for this opinion. Such shares are issuable pursuant to the Agreement and Plan of Merger dated as of December 18, 1997, as amended, among the Company, MAC and Informedics (the "Merger Agreement"). Based upon such examination, we hereby advise you that we are of the opinion that shares of Common Stock to be issued in accordance with the Registration Statement will be validly issued, fully paid and non-assessable, except to the extent, if any, provided in Section 630 of the New York Business Corporation Law, when (a) appropriate approval for the issuance of certain of such shares by the board of directors of the Company shall have been received and (b) such shares shall have been issued, delivered and consideration therefor received in accordance with the provisions of the Merger Agreement.

     We are members of the bar of the State of New York. In rendering the foregoing opinion, we express no opinion as to laws other than the laws of the State of New York and the Federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under "Legal Opinions" in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

     Very  truly  yours,
     Winthrop,  Stimson,  Putnam  &  Roberts

Exhibit 8

                            _________________, 1998

Board of Directors                       Board of Directors
Mediware Information Systems, Inc.       Informedics Company, Inc.
121 Old Walt Whitman Road                4000 Kruse Way Plaza
Melville, New York 11747                 Building 3, Suite 300
                                         Lake Oswego, Oregon  97035


Re:  Tax  Opinion  Relating  to  Acquisition  of  Company,  Inc.

Ladies  and  Gentlemen:

     We are giving this opinion to you in connection with the Agreement and Plan of Merger (the "Agreement") among Mediware Information Systems, Inc., a New York corpora-tion ("Parent"), its wholly owned subsidiary, Mediware Acquisition Corporation, Inc., an Oregon corporation ("Acquisition") and Informedics, Inc., an Oregon corporation ("Com-pany"), dated _______________, 1998. Pursuant to the Agreement, Company will merge with and into Acquisition (the "Merger"), and Acquisition will remain a wholly owned subsidiary of Parent.

     Except as otherwise provided, capitalized terms have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

For the purpose of rendering this opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all related schedules and exhibits) (the "Documents"):

The  Agreement  and  Plan  of  Merger;

The Representation Letter to Tonkon Torp LLP from Company dated _________, 1998 in the form of Exhibit A;

The Representation Letter to Tonkon Torp LLP from Parent and Acquisition dated ____________, 1998 in the form of Exhibit B;

The  Prospectus/Proxy  Statement;  and

Such other instruments and documents related to the formation, organization and operation of Parent, Company and Acquisition or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representa-tions (we are relying on, without independent investigation or review) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness of such documents;

     2. The Merger will be consummated in accordance with the Agreement and will be effective under the laws of the State of Oregon;

     3. The shareholders of Company will collectively exchange a substantial portion of the proprietary interests in the Company for proprietary interests in Parent within the meaning of Treasury Regulations
Section  1.368-1(e);

     4. After the Merger, Acquisition will hold "substantially all" of its and Company's properties within the meaning of Section 368(a)(2)(D) of the Code and the regulations promulgated thereunder; and

     5. To the extent any expenses relating to the Merger (or the "plan of reorgani-zation" within the meaning of Treasury Regulations Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; and

     Based on our examination of the Documents and subject to the assumptions, excep-tions, limitations and qualifications set forth herein, we are of the opinion and so advise you that, for federal income tax purposes:

     1.      The Merger will constitute a reorganization within the meaning of
Section  368(a)  of  the  Code.

     2. No material gain or loss will be recognized by Parent, Acquisition or Company solely as a result of the Merger.

     3. No gain or loss will be recognized by the holders of Company Stock upon the exchange of Company Stock solely for shares of Parent Common Stock as a result of the Merger.

     4. The tax basis of the shares of Parent Common Stock received by a holder of Company Stock in the Merger will be equal to the tax basis of the shares of Company Stock exchanged therefor in the Merger, reduced by the amount of any cash, if any, received by the shareholder, and increased by the amount of gain, if any, recognized by the shareholder.

     5. The holding period for the shares of Parent Common Stock received by the holders of Company Stock will include the holding period for the shares of Company Stock exchanged therefor in the Merger, provided that the shares of Company Stock are held as capital assets on the Effective Date.

     6. A Company shareholder who exercises dissenters' rights with respect to all of such holder's shares of Company Capital Stock will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such shares and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). Such gain or loss will be capital gain or loss, provided that the Company Capital Stock is held as a capital asset at the time of the Merger. A sale of Company Capital Stock pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of Parent Common Stock or Company Capital Stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a shareholder's sale for cash of Company Capital stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such shareholder will generally recognize ordinary income for federal income tax purposes in an amount up to the amount of cash so received.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

     1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administra-tive regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     2. This opinion addresses only the matters specifically discussed above and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any Company shareholder who has provided or will provide services to Company, Parent or Acquisition will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of Parent common stock received by any such shareholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56, and 57) of the Code or Sections 305, 306, 357, 424, and 708 of the code, or the regulations promulgated thereunder; (iv) other than the Merger will be a reorganization within the meaning of the Code Section 368 and the consequences that follow directly and solely from such characterization, the corporate level tax consequences of the Merger to Parent, Acquisition or Company, including without limitation the survival and/or availability, after the Merger of any of the federal income tax attributes or elections or Company; (v) the basis of any assets in Company acquired by Acquisition in the Merger; (vi) the tax consequences of any transaction in which Company shares or a right to acquire Company shares was received; (vii) the tax conse-quences that may be relevant to particular classes of Company shareholders such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory trans-actions; (viii) the tax consequences of the assumption by Parent of the options and warrants of Company; or (ix) the tax consequences to any Company shareholder arising from any differ-ence between (A) the sum of (I) the fair market value of Parent common stock and (II) the amount of cash, if any, received by such Company shareholder and (B) the fair market value of the Company shares (determined without regard to the amendment of the Company Articles in connection with the Merger) surrendered in exchange therefor.

     3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. If any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     4. We have delivered this opinion to you for the purpose of inclusion as an exhibit to the Registration Statement being filed with respect to the Merger and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

                               Very truly yours,


                                TONKON TORP LLP

                                   Exhibit A

                             REPRESENTATION LETTER

     The undersigned, [INSERT NAME AND TITLE] of Company, Inc. ("Company") HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and between Company and Mediware Acquisition Corporation ("Acquisition") dated _______________, 1998 (the "Agreement") including the schedules and exhibits thereto and (b) I am aware that this Representation Letter will be relied on by Tonkon Torp LLP in rendering its tax opinion to the Board of Directors of Company and Mediware Information Systems, Inc. ("Parent"), pursuant to the Agreement and also in connection with filings with the SEC and regulatory authorities relating to the transactions contemplated by the Agree-ment. All capitalized terms not otherwise defined shall have the meaning assigned to them in the Agreement.

     The  undersigned  HEREBY  FURTHER  CERTIFIES, ON BEHALF OF COMPANY, that:

     (1) As of the date hereof, the facts which relate to the transactions contemplated by the Agreement, insofar as such facts pertain to Company and its subsidiaries, are true, correct and complete and, insofar as such facts pertain to Parent and its affiliates, the management of Company has no reason to believe that such facts are untrue, incorrect and incomplete.

     (2) The Merger will be carried out strictly in accordance with the Agreement.

     (3) The aggregate fair market value of the consideration to be received in the Merger by each holder of Company Common Stock will be approximately equal to the aggre-gate fair market value of the Company Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between Company, Acquisition and Parent. No holder of Company Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Common Stock and cash paid in lieu of a fractional share of Parent Common Stock.

     (4) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the Company Common Stock and, to the best knowledge of management of Company, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Company Common Stock to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock received by such holders in the Merger that would reduce such holders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Date, of less than 50 percent of the value of all of the formerly outstanding
Company  Common  Stock  as  of  the  same  date.    For  purposes  of  this
representation, shares of Company Common Stock exchanged for cash or other property will be treated as outstanding on the Effective Date. Moreover, all shares of Company Common Stock and shares of Parent Common Stock held by Company stock-holders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.

     (5) The liabilities of Company were incurred in the ordinary course of business.

     (6) No assets of Company have been or will be sold, transferred or otherwise disposed of prior to the Effective Date which would prevent Acquisition upon consummation of the Merger from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the Merger. To the best knowledge of management of Company, neither Parent nor Acquisition has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by Section 368(a)(2)(C) of the Code, any of Company's assets to be acquired by Acquisition in the Merger.

     (7) Company and its stockholders will each pay their own expenses incurred in connection with the Merger.

     (8) Company has not paid and will not pay (and has not reimbursed and will not reimburse), directly or indirectly, any expenses incurred by any holder of Company Common Stock in connection with the Merger or any related transactions. Company has not agreed to assume and will not directly or indirectly assume any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

     (9)          Company is not an "investment company" within the meaning of
Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

     (10) Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (11) On the Effective Date, the total fair market value of the Company assets will exceed the total liabilities of Company.

     (12) No compensation received by any stockholder of Company who is an employee of Company or its subsidiaries is or will be separate consideration for, or allocable to, any of his shares of Company Common Stock. None of the shares of Parent Common Stock received by any stockholder of Company who is an employee of Company or any of its subsidiaries is or will be separate consideration for, or allocable to, any employment, consul-ting or other similar arrangement. The compensation paid to each stockholder of Company who is an employee of Company or any of its subsidiaries is and will be for services actually rendered and is an amount commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     (13) No indebtedness between Company or any of its subsidiaries, on the one hand, and Parent or any of its subsidiaries, on the other hand, exists or will exist prior to the Effec-tive Date that (a) was issued or acquired at a discount or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between Company or its subsidiaries, on the one hand, and Parent or its subsidiaries, on the other hand, exists or will exist prior to the Effective Date that will be extinguished as a result of any of the transactions contemplated by the Agreement.

     (14) Company has not redeemed any Company Common Stock, made any distribu-tion with respect to Company Common Stock or disposed of any of its assets in anticipation of or as part of the Merger.

     (15) Except for outstanding options referred to in the Agreement, there exists no options, warrants, convertible securities or other rights to acquire Company stock.

     (16) No shares of Company Common Stock are held by any affiliate of Company except as disclosed in Company's most recent annual report on Form 10-K.

     (17) During the five-year period ending on the Effective Date, neither Parent nor any affiliate of Parent has owned or owns, beneficially or of record, any stock or securities of Company or any predecessor thereof or any instruments giving any of them the right to acquire any such stock or securities except as disclosed in the Prospectus Proxy Statement.

     (18) To the best knowledge of management of Company, neither Parent nor any affiliate of Parent intends to acquire or redeem by purchase or otherwise acquire any of the shares of Parent Common Stock to be issued pursuant to the Merger (except pursuant to the ordinary operation of a stock repurchase program that may be implemented by Parent to acquire its shares in the open market), or to make any distributions with respect to such stock, other than regular, periodic dividends.

     (19) In the Merger, Company will transfer to Acquisition assets representing at least 90 percent of the fair market value of Company's net assets and at least 70 percent of the fair market value of Company's gross
assets  held  immediately  prior  to  the  Merger.    For  purposes  of  this
representation, assets used (i) to pay reorganization expenses, (ii) for redemptions and distributions (excluding normal, regular dividends paid by Company) and (iii) to pay other amounts, if any, incurred in connection with the Merger will be included as assets imme-diately before the consummation of the Merger.

     (20) To the best knowledge of management of Company, Parent has no plan or intention to liquidate Acquisition, to merge Acquisition into another corporation, or to sell or otherwise dispose of any of the capital stock of Acquisition.

     The undersigned will promptly and timely notify Tonkon Torp LLP if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

     This  Representation  Letter is hereby executed on _______________, 1998.



     By:
     Its:

                                   Exhibit B

                             REPRESENTATION LETTER

     The  undersigned,  ___________________,  ___________________  of Mediware
Information Systems, Inc. ("Parent") HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and between Mediware Acquisition Corporation, Inc. ("Acquisition") and Informedics, Inc. ("Company") dated _______________, 1998 (the "Agreement") including the related schedules and exhibits and (b) I am aware that this Representation Letter will be relied on by Tonkon Torp LLP in rendering its tax opinion to the Board of Directors of Parent and Company pursuant to the Agreement and also in connection with filings with the SEC and regulatory authorities relating to the transactions contemplated by the Agreement. All capitalized terms not otherwise defined shall have the meaning assigned to them in the Agreement.

     The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF ACQUISI-TION, that:

     (1) As of the date hereof, the facts which relate to the transactions contemplated by the Agreement, insofar as such facts pertain to Parent and its affiliates, are true, correct and complete and, insofar as such facts pertain to Company and its subsidiaries, the management of Parent has no reason to believe that such facts are untrue, incorrect and incomplete.

     (2) The Merger will be carried out strictly in accordance with the Agreement.

     (3) The aggregate fair market value of the consideration to be received in the Merger by each holder of Company Common Stock will be approximately equal to the aggre-gate fair market value of the Company Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between Parent, Acquisition and Company. No holder of Company Common Stock (other than a holder exercising dissenter's rights) will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Common Stock.

     (4) The management of Parent is unaware of any plan, intention or other arrange-ment (including any option or pledge) on the part of the holders of 5% or more of the Company Common Stock or on the part of the other holders of Company Common Stock to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock received by such holders in the Merger that would reduce such holders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Date, of less than 50 percent of the value of all of the formerly outstanding Company Common Stock as of the same date. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property, or cash in lieu of fractional shares of Parent Common Stock, will be treated as outstanding as of the Effective Date. Moreover, all shares of Company Common Stock and shares of Parent Common Stock held by Company stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.

     (5) The assumption by Acquisition of the liabilities of Company, and acquisition by Acquisition of the assets of Company which are subject to liabilities, pursuant to the Merger is for a bona fide business purpose, and the principal purpose for such assumption of liabilities and acquisition of assets subject to liabilities is not the avoidance of federal income tax on the transfer of such assets.

     (6) Neither Parent nor Acquisition has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by Section 368(a)(2)(C) of the Code, any of Company's assets to be acquired in the Merger. The management of Acquisition intends to continue the historic business of Company or to use a significant portion of Company's historic busi-ness assets in a business following the Merger.

     (7) Parent, Company and the stockholders of Company will each pay their own expenses incurred in connection with the Merger.

     (8) Before the Merger, Parent will be in control of Acquisition within the meaning of Section 368(c) of the Code.

     (9) In the Merger, shares of Company stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting common stock of Parent. For purposes of this representation, Company stock exchanged for cash or other property originating with Acquisition will be treated as outstanding Company stock on the Effective Date.

     (10) Neither Parent nor any of its subsidiaries has paid or will pay (or has reimbursed or will reimburse), directly or indirectly, any expenses incurred by any holder of Company Common Stock in connection with the transactions contemplated by the Agree-ment; and none of them has agreed to assume or will directly or indirectly assume any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

     (11) Neither Parent nor Acquisition is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

     (12) Neither Parent nor Acquisition is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (13) None of the compensation received by any stockholder who is an employee of Company or any of its subsidiaries represents separate consideration for, or is allocable to, any of his or her Company Common Stock. None of the Parent Common Stock that will be received by any stockholder who is an employee of Company or any of its subsidiaries in the Merger represents separately bargained for consideration which is allocable to any employ-ment agreement or arrangement.

     (14) No indebtedness between Parent or any of its subsidiaries, on the one hand, and Company or any of its subsidiaries, on the other hand, exists or will exist prior to the consum-mation of the transactions contemplated by the Agreement that (a) was issued or acquired at a discount or
(b) will be settled, as a result of any of such transactions, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between Parent or any of its subsidiaries, on the one hand, and Company or any of its subsidiaries, on the other hand, exists or will exist before the consummation of the transac-tions contemplated by the Agreement that will be extinguished as a result thereof.

     (15) During the five-year period ending on the Effective Date, neither Parent nor any affiliate of Parent has owned or owns, beneficially or of record, any stock or securities of Company or any predecessor thereof or any instruments giving any of them the right to acquire any such stock or securities except as disclosed in the Prospectus Proxy Statement.

     (16) Parent has no plan or intention to redeem or otherwise reacquire any of its stock to be issued in the Merger, except for purchases of stock in the open market in the normal course of business executed through an independent broker in which Parent is unaware of the identity of any seller or in private placement transactions in which the sellers are not former Company stockholders.

     (17) In the Merger, Acquisition will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Company immediately before the Effective Date. For purposes hereof, assets used (i) to pay reorganization expenses, (ii) for redemptions and distributions (excluding regular, normal dividends paid by Company) and (iii) to pay other amounts, if any, incurred in connection with the Merger will be included as assets immediately before the consummation of such transaction. For purposes of this representation, the undersigned is relying on the accuracy of representation #19 contained in the Company Representation Letter of even date herewith.

     (18) Parent has no plan or intention to liquidate Acquisition, to merge Acquisition into another corporation, or to sell or otherwise dispose of any stock of Acquisition.

     (20)       No stock of Acquisition will be issued pursuant to the Merger.

     The undersigned will promptly and timely notify Tonkon Torp LLP if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

     This  Representation  Letter is hereby executed on _______________, 1998.


     By:
     Title:

EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this Registration Statement on Form S-4 of our report dated August 28, 1997 (with respect to: Note H[3], January 28, 1998; Note A[9], February 17, 1998; and Note M, April 29, 1998) on our audits of the consolidated financial statements of Mediware Information Systems, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".


Richard  A.  Eisner  &  Company,  LLP

New  York,  New  York
June  19,  1998

EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Mediware Information Systems, Inc. on Form S-4 of our report dated January 9, 1998 on the financial statements of Informedics, Inc., appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

DELOITTE  &  TOUCHE  LLP

Portland,  Oregon
June  25,  1998

EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Mediware Information Systems, Inc. (the "Company") constitutes and appoints Lawrence Auriana and Les Dace, and each of them, singly or jointly, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, to act for him in any and all capacities, including as director, principal executive officer, principal financial officer and/or controller or principal accounting officer of the Company, to sign on his behalf the Registration Statement on Form S-4 and any and all amendments or supplements thereto, and to file the same with all exhibits thereto with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or their substitute or substitutes may do or cause to be done by virtue hereof.

Dated:    June  25,  1998

                                        /s/  Les  N.  Dace
                                        ------------------
                                        Les  N.  Dace

                                        /s/ George J. Barry
                                        -------------------
                                        George  J.  Barry

                                        /s/ Lawrence Auriana
                                        --------------------
                                        Lawrence  Auriana

                                        /s/  Jonathan  Churchill
                                        ------------------------
                                        Jonathan  Churchill

                                        /s/  Roger  Clark
                                        -----------------
                                        Roger  Clark

                                        ------------------
                                        Joseph  Delario

                                        /s/  John  C.  Frieberg
                                        -----------------------
                                        John  C.  Frieberg

                                        -----------------------
                                        Walter  Kowsh,  Jr.

                                        /s/ Hans Utsch
                                        -----------------------
                                        Hans  Utsch

                                        -----------------------
                                        Clinton  G.  Weiman